Exhibit 99.1

TECHNICAL REPORT and Preliminary Economic ASSESSMENT FOR Biox mill and heap leach processing at THE Mother Lode PROJECT,

BULLFROG MINING DISTRICT,

NYE COUNTY, NEVADA

Dated: November 21, 2020

Effective Date: October 7, 2020

PREPARED FOR:

CORVUS GOLD INC.

by

QUALIFIED PERSONS:

Scott E. Wilson, C.P.G., SME-RM Resource Development Associates, Inc. 9137 S. Ridgeline Blvd., Ste. 140 Highlands Ranch, CO 80129 720-348-1646	Michael R. Young, Mining Engineer, SME-RM MinerMike, LLC 2006 County Road Bayfield, CO 81122 702-571-9272

Adam R. House, MMSA QP

Forte Dynamics, Inc.

120 Commerce Drive, Unit 3

Fort Collins, CO 80524

720-437-8094

Deepak Malhotra, Consulting Metallurgist, SME-RM

Pro Solv LLC

11475 West I-70 Frontage Road North

Wheat Ridge, CO 80033

303-422-1176

Richard Delong, Environmental Geologist, MMSA QP, SME-RM EM Strategies 1650 Meadow Wood Lane Reno, NV 89502 775-826-8822

Corvus Gold Inc.
Mother Lode Project

Corvus Gold Inc.

Technical Report and Preliminary Economic Assessment for Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada

Technical Report Effective Date: October 7, 2020

Dated this 21st Day of November 2020.

(signed/sealed) Scott E. Wilson
Scott E. Wilson, SME-RM, CPG
Geologist, Resource Development Associates, Inc.

(signed) Michael R. Young
Michael Young, SME-RM
Mining Engineer, MinerMike LLC

(signed) Adam R. House
Adam R. House, MMSA QP
Sr. Metallurgist, Forte Dynamics

(signed) Richard Delong
Richard Delong, MMSA QP, SME-RM
Environmental Geologist

(signed) Deepak Malhotra
Deepak Malhotra, SME-RM
Consulting Metallurgist

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Mother Lode Project

Author’s Certificate

Scott E. Wilson

I, Scott E. Wilson, CPG, SME-RM, of Highlands Ranch, Colorado, as the lead author of the technical report entitled “Technical Report and Preliminary Economic Assessment for Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” (the “Technical Report”) with an effective date of October 7, 2020, prepared for Corvus Gold Inc. (the “Issuer”), do hereby certify:

1.	I am currently employed as President by Resource Development Associates, Inc., 10262 Willowbridge Way, Highlands Ranch, Colorado 80126, USA.
2.	I graduated with a Bachelor of Arts degree in Geology from the California State University, Sacramento in 1989.
3.	I am a Certified Professional Geologist and member of the American Institute of Professional Geologists (CPG #10965) and a Registered Member (#4025107) of the Society for Mining, Metallurgy and Exploration, Inc.
4.	I have been employed as both a geologist and a mining engineer continuously for a total of 31 years. My experience includes resource estimation, mine planning, geological modeling, geostatistical evaluations, project development, and authorship of numerous technical reports and preliminary economic assessments of various projects throughout North America, South America and Europe. I have employed and mentored mining engineers and geologists continuously since 2003.
5.	I have read the definition of “Qualified Person” set out in National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.
6.	I made a personal inspection of the Mother Lode Project on January 16, 2018.
7.	I am responsible for Sections 1 through 12, as well as Section 14, 23, 24, 25, 26 and 27 of the Technical Report.
8.	I am independent of the Issuer as independence is described in Section 1.5 of NI 43-101.
9.	Prior to being retained by the Issuer, I have not had prior involvement with the property that is the subject of the Technical Report, other than as an author of the previous technical report prepared for the property in 2018.
10.	I have read NI 43-101 and Form 43-101F1, and the portions of the Technical Report for which I am responsible have been prepared in compliance with NI 43-101.
11.	As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the portions of the Technical Report for which I am responsible not misleading.

Dated: November 21, 2020

(signed/sealed) Scott E. Wilson
Scott E. Wilson, CPG, SME-RM

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Author’s Certificate

Michael R. Young

I, Michael Young, Mining Engineer, SME-RM of Bayfield, Colorado , as an author of the technical report entitled “Technical Report and Preliminary Economic Assessment for Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” (the “Technical Report”) with an effective date of October7, 2020 prepared for Corvus Gold Inc. (the “Issuer”), do hereby certify:

1.	I am currently employed as the managing member of MinerMike LLC, 2006 County Road, Bayfield, Colorado 81122, USA.
2.	I graduated with a Bachelor of Science degree in Mining Engineering from Texas A&M University in 1984.
3.	I am a Registered Member (#03594500) of the Society for Mining, Metallurgy and Exploration, Inc.
4.	I have been employed in the mining industry and consulting industry continuously for a total of 37 years. My experience includes resource estimation, mine planning, and pit optimizations of numerous technical reports and preliminary economic assessments of various projects throughout North America and South America. I have been involved with technical and mine supervision in several open pit mines, including one greenfield start-up and one brownfield start-up.
5.	I have read the definition of “Qualified Person” set out in National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.
6.	I made a personal inspection of the Mother Lode Project site on March 3-6, 2020.
7.	I am responsible for Sections 15, 16, 21 and 25 of the Technical Report.
8.	I am independent of the Issuer as independence is described in Section 1.5 of NI 43-101.
9.	Prior to being retained by the Issuer, I have not had prior involvement with the property that is the subject of the Technical Report.
10.	I have read NI 43-101 and Form 43-101F1, and the portions of the Technical Report for which I am responsible have been prepared in compliance with NI 43-101.
11.	As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the portions of the Technical Report for which I am responsible not misleading.

Dated: November 21, 2020

(signed/sealed) Michael R. Young
Michael R. Young, SME-RM

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Author’s Certificate

Adam R. House

I, Adam R. House, Sr. Metallurgical Engineer, MMSA Qualified Professional, of Helena, Montana, as an author of the technical report entitled “Technical Report and Preliminary Economic Assessment for Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” (the “Technical Report”) with an effective date of October 7, 2020 prepared for Corvus Gold Inc. (the “Issuer”), do hereby certify:

1.	I am currently employed as a Sr. Metallurgical Engineer at Forte Dynamics, 314 N. Last Chance Gulch, Ste. 214, Helena, MT 59601, USA.
2.	I graduated with a Bachelor of Science degree in Metallurgical Engineering in 2002 and a Master of Science Degree in Project Engineering and Management in 2011, both from Montana Tech of the University of Montana.
3.	I am a Qualified Professional Member (#01498QP) of the Mining and Metallurgical Society of America (MMSA).
4.	I have been employed an engineer continuously for over 17 years. My experience includes mineral processing and extractive metallurgy, process operations, process and infrastructure design, project management, and safety and environmental management at gold production operations in Nevada, USA. I have worked continuously as a consultant to mining operations globally since 2015.
5.	I have read the definition of “Qualified Person” set out in National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.
6.	I made a personal inspection of the Mother Lode Project site on September 3, 2020.
7.	I am responsible for Sections 17, 18, 21, 22 and 25 of the Technical Report.
8.	I am independent of the Issuer as independence is described in Section 1.5 of NI 43-101.
9.	Prior to being retained by the Issuer, I have not had prior involvement with the property that is the subject of the Technical Report.
10.	I have read NI 43-101 and Form 43-101F1, and the portions of the Technical Report for which I am responsible have been prepared in compliance with NI 43-101.
11.	As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the portions of the Technical Report for which I am responsible not misleading.

Dated: November 21, 2020

(signed/sealed) Adam R. House
Adam R. House, MMSA QP

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AUTHOR’S CERTIFICATe

Richard Delong

I, Richard Delong, Environmental Geologist, SME-RM, of Reno, Nevada as an author of the technical report entitled “Technical Report and Preliminary Economic Assessment for Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” (the “Technical Report”) with an effective date of October 7, 2020 prepared for Corvus Gold Inc. (the “Issuer”), do hereby certify:

1.	I am employed as an Environmental Geologist and President at EM Strategies Inc., located at 1650 Meadow Wood Lane, Reno, Nevada 89502.
2.	I am a graduate of the University of Idaho with a Master of Science degree in Geology in 1986 and a Master of Science degree in Resource Management in 1984.
3.	I am Qualified Professional Member (#01471QP) with the Mining and Metallurgical Society of America (MMSA) and a Registered Member (#4045773) of the Society for Mining, Metallurgy and Exploration, Inc.
4.	I have worked in the Mineral Industry for a total of 34 years after attending the University of Idaho. I have over 30 years of permit acquisition and environmental review experience for mining and exploration operations. My work has been focused on Nevada; however, I have worked on numerous project throughout the western United States.
5.	I have read the definition of “Qualified Person” set out in National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of education, past relevant work experience and affiliation with a professional association (as defined in NI 43-101), I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.
6.	I made a personal inspection of the Mother Lode Project on April 3, 2017.
7.	I am responsible for the preparation of Section 20 of the Technical Report.
8.	I am independent of the Issuer as independence is described in Section 1.5 of NI 43-101.
9.	Prior to being retained by the Issuer, I have not had prior involvement with the property that is the subject of the Technical Report , other than as an author of the previous technical report prepared for the property in 2018.
10.	I have read NI 43-101 and Form 43-101F1, and the portions of the Technical Report for which I am responsible have been prepared in compliance with NI 43-101.
11.	As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the portions of the Technical Report for which I am responsible not misleading.

Dated November 21, 2020

(signed/sealed) Richard Delong
Richard Delong, MMSA QP, SME-RM

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Author’s Certificate

Deepak Malhotra, Ph.D.

I, Deepak Malhotra, Ph.D., SME-RM, of Lakewood, Colorado. as an author of the technical report entitled “Technical Report and Preliminary Economic Assessment for Biox Mill and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, Nevada” (the “Technical Report”) with an effective date of October 7, 2020 prepared for Corvus Gold Inc. (the “Issuer”), do hereby certify that:

1.	I am currently employed as President of Pro Solv, LLC with an office at 15450 W. Asbury Avenue, Lakewood, Colorado 80228.
2.	I am a graduate of Colorado School of Mines in Colorado, USA (Master of Metallurgical Engineering in 1973 and Ph. D. in Mineral Economics in 1978).
3.	I am a Registered Member (#2006420) of the Society for Mining, Metallurgy and Exploration, Inc. and a member of the Canadian Institute of Mining and Metallurgy.
4.	I have 48 years of experience in the area of metallurgy and mineral economics. I have managed projects in research, process development for new properties, plan troubleshooting, plant audits, detailed plant engineering, due diligence for acquisitions and overall business management. I have authored over 80 technical papers and several books. I also participated in dozens of technical reports prepared in accordance with NI 43-101 (as defined herein).
5.	I have read the definition of “Qualified Person” set out in National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of education, past relevant work experience and affiliation with a professional association (as defined in NI 43-101), I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.
6.	I have not visited the Mother Lode Project site due to health and travel restrictions in 2020 related to the novel coronavirus pandemic, and such a visit was not required for my role in this report
7.	I am responsible for Sections 13, 17, 21 and 25 of the Technical Report.
8.	I am independent of the Issuer as independence in described in Section 1.5 of NI 43-101.
9.	Prior to being retained by the Issuer, I have not had prior involvement with the property that is the subject of the Technical Report.
10.	I have read NI 43-101 and Form 43-101F1, and the portions of the Technical Report for which I am responsible have been prepared in compliance with NI 43-101.
11.	As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the portions of the Technical Report for which I am responsible not misleading.

Dated: November 21, 2020

(signed/sealed) Deepak Malhotra
Deepak Malhotra, Ph.D., SME-RM

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Table of Contents

Author’s Certificate	3
Author’s Certificate	4
Author’s Certificate	5
Author’s CERTIFICATe	6
Author’s Certificate	7
Table of Contents	8
List of Figures	15
List of Tables	17
1. SUMMARY	20
1.1 RESOURCE ESTIMATES	21
1.2 PRELIMINARY ECONOMIC ASSESSMENT	22
1.3 PROPERTY DESCRIPTIONS AND OWNERSHIP	26
1.4 GEOLOGY AND MINERALIZATION	27
1.5 METALLURGICAL TESTING	27
1.6 MINING METHOD	28
1.7 PROCESSING	29
1.8 PROJECT PERMITTING	30
2. introduction	31
2.1 GENERAL STATEMENT	31
2.2 TERMS OF REFERENCE	32
3. RELIANCE ON OTHER EXPERTS	34
4. PROPERTY DESCRIPTION AND LOCATION	35
4.1 MOTHER LODE PROPERTY	35
4.1.1 MLP Area and Location	35
4.1.2 Other MLP Property Considerations	36
4.2 ENVIRONMENTAL LIABILITIES	37
5. MLP ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	38
6. HISTORY	40

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6.1 BULLFROG DISTRICT	40
6.2 BARE MOUNTAIN SUBDISTRICT	40
6.3 MLP HISTORY	42
7. GEOLOGICAL SETTING AND MINERALIZATION	45
7.1 REGIONAL GEOLOGICAL SETTING	45
7.2 MLP GEOLOGY	47
7.2.1 MLP Stratigraphy	47
7.2.2 Structure	56
7.2.3 Mineralization	58
7.2.4 Hydrothermal Alteration	60
8. DEPOSIT TYPES	61
9. EXPLORATION	62
9.1 MLP EXPLORATION	62
9.1.1 Lynnda Strip	62
9.1.2 Hidden Canyon	62
9.1.3 Prospector Peak	63
9.1.4 Flatiron	63
9.1.5 Willys	63
9.1.6 Sawtooth	63
9.1.7 Twisted Canyon	64
9.1.8 Baileys Gap	66
10. DRILLING	67
10.1 MLP DRILLING	67
11. Sample Preparation, Analysis and Security	90
11.1 MLP QA/QC PROGRAM	90
11.1.1 RC Drilling	90
11.1.2 CORE Drilling	91
11.1.3 Accredited Laboratories	91
11.1.4 Transport and Security	91
11.1.5 Duplicates	92
11.1.6 Check Assays	98
11.1.7 Blanks	100

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11.1.8 Certified Reference Materials	101
11.2 DATA ADEQUACY	105
12. DATA VERIFICATION	106
12.1 DATABASE ERROR CHECKS	106
12.2 DATA VERIVIDATION SAMPLES	106
12.3 VERIFICATION OF HISTORICAL MOTHER LODE DRILLING DATA	107
12.4 POTENTIAL FOR DOWNHOLE CONTAMINATION IN RC DRILLING	111
12.4.1 Decay Analysis	112
12.4.2 Cyclicity Analysis	112
12.4.3 Visible analysis of chips and geochemistry	114
13. MINERAL PROCESSING AND METALLURGICAL TESTING	115
13.1 HISTORICAL METALLURGICAL TEST WORK	115
13.1.1 Comminution Test Work	116
13.1.2 Head Analyses	116
13.1.3 Cyanidation Leach Tests on Composite Samples	117
13.1.4 Diagnostic Leach Tests	117
13.1.5 Gold Recovery for Flotation/POX/Cyanidation Process	118
13.1.6 Metallurgical Testing of Oxide Sample	119
13.1.7 Bio-Oxidation Test Work – 2019	123
13.1.8 Metallurgical Conclusion	124
14. MINERAL RESOURCE ESTIMATES – Mother Lode	125
14.1 SUMMARY	125
14.2 MOTHER LODE	126
14.2.1 Drill hole Database	126
14.2.2 Geology Model	127
14.2.3 Domains	128
14.2.4 Exploratory Data Analysis	129
14.2.5 Block Model	132
14.2.6 Block Model Construction	134
14.2.7 Specific Gravity	135
14.2.8 Grade Interpolation	135
14.2.9 Disseminated Mineralization	137
14.2.10 Swath Plots (Model Drift)	138

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14.2.11 Visual Validation of the Mother Lode resource estimate	139
14.3 MINERAL RESOURCE CLASSIFICATION	140
14.4 MINERAL RESOURCES	143
14.4.1 Pit Constraining Parameters	143
14.5 MINERAL RESOURCES	144
15. MINERAL RESERVE ESTIMATE	145
16. MINING METHODS	146
16.1 PROPOSED MINING METHODS	146
16.2 PARAMETERS RELEVANT TO MINE OR PIT DESIGNS AND PLANS	147
16.2.1 GEOTECHNICAL ASSUMPTIONS– PITS	148
16.2.2 GEOTECHNICAL ASSUMPTIONS– WASTE ROCK MANAGEMENT FACILITIES	148
16.2.3 PIT HYDROGEOLOGY AND PREDICATED WATER INFLOW	148
16.3 PIT OPTIMIZATION	148
16.3.1 MINERAL RESOURCE MODEL	148
16.3.2 TOPOGRAPHIC DATA	149
16.3.3 OPTIMIZATION PARAMETERS AND CONSTRAINTS	149
16.4 MINING ASSUMPTIONS	149
16.5 MINE PRODUCITON SCHEDULE	149
16.5.1 MINE PRODUCTION	149
16.5.2 PIT SCHEDULE SEQUENCE	150
16.6 WASTE ROCK MANAGEMENT FACILITY AND STOCKPILE DESIGN	157
16.7 MINING FLEET AND REQUIREMENTS	157
16.7.1 GENERAL REQUIREMENTS AND FLEET SELECTION	157
16.7.2 DRILLING AND BLASTING	157
16.7.3 LOADING AND HAULING	157
16.7.4 SUPPORT AND AUXILIARY EQUIPMENT	158
16.7.5 MANPOWER	158
16.7.6 Grade CONTROL	158
16.8 MINE DEWATERING	159
16.8.1 SURFACE WATER	159
16.8.2 PIT DEWATERING SYSTEM	159
17. RECOVERY METHODS	160
17.1 CONCEPTUAL BIO-OXIDATION MILL PROCESS FLOWSHEET	160

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17.2 MILL DESIGN CRITERIA	161
17.3 HEAP LEACH PROCESSING OF OXIDE MINERALIZATION	166
17.4 HEAP LEACH AND ADR	168
17.4.1 HEAP LEACH PAD AND SOLUTION DISTRIBUTION	169
17.4.2 ROM TRUCK STACKING	170
17.4.3 PONDS	171
17.4.4 CARBON ADSORPTION	171
17.4.5 CARBON HANDLING	172
17.4.6 CARBON ACID WASHING	173
17.4.7 CARBON STRIPPING (ELUTION)	174
17.4.8 CARBON REGENERATION	174
17.4.9 ELECTROWINNING	175
17.4.10 REFINING	175
17.4.11 REAGENTS	176
17.5 SITE PROCESS FACILITIES LAYOUT	177
17.6 PROCESS LABOR	179
17.7 PROCESS MAKE-UP WATER	180
17.8 PROCESS POWER REQUIREMENT	180
18. INFRASTRUCTURE	182
18.1 GENERAL AREA RESOURCES	182
18.1.1 LOCATION AND ACCESS	182
18.1.2 HUMAN RESOURCES	183
18.1.3 ELECTRICAL POWER	183
18.1.4 WATER RESOURCES	184
18.2 PROJECT SPECIFIC INFRASTRUCTURE	184
18.2.1 SITE AND ACCESS ROADS	184
18.2.2 HAUL ROADS	185
18.2.3 HEAP LEACH PAD AND PONDS	185
18.2.4 ANCILLARY FACILITIES	185
18.2.5 SURFACE WATER MANAGEMENT FACILITIES	186
18.2.6 WASTE ROCK MANAGEMENT FACILITY	186
18.2.7 PROCESS FACILITIES	187
18.2.8 TAILS STORAGE FACILITY	187
18.2.9 COMMUNICATION SYSTEMS	188

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18.2.10 FIRE WATER AND PROTECTION	188
18.2.11 SEWAGE AND WASTE MANAGEMENT	188
19. MARKET STUDIES AND CONTRACTS	190
20. ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT	191
20.1 EXISTING ENVIRONMENTAL BASELINE CHARACTERIZATION ACTIVITIES	191
20.2 PERMITS REQUIRED FOR FUTURE MINING ACTIVITES	192
20.3 PLAN OF OPERATIONS/NEVADA RECLAMATION PERMIT	192
20.4 WATER POLLUTION CONTROL PERMIT APPLICATION	193
20.5 AIR QUALITY OPERATING PERMITS	193
20.6 WATER RIGHTS	193
20.7 INDUSTRIAL ARTIFICIAL POND PERMIT	193
20.8 MINOR PERMITS AND APPLICATIONS	194
21. CAPITAL AND OPERATING COSTS	195
21.1 CAPITAL COST ESTIMATES	195
21.1.1 HEAP LEACH, ADR, AND INFRASTRUCTURE COSTS	197
21.1.2 BIO-OXIDATION MILL	199
21.1.3 MINING EQUIPMENT	200
21.1.4 MINING INFRASTRCUTURE	201
21.2 OPERATING COST ESTIMATES	201
21.2.1 BASIS FOR OPERATING COST ESTIMATES	201
21.2.2 MINING COST ESTIMATES	202
21.2.3 PROCESSING COST ESTIMATES	206
21.2.4 GENERAL ADMINISTRATIVE COST ESTIMATE	208
22. ECONOMIC ANALYSIS	211
22.1 KEY PERFORMANCE PARAMETERS	212
22.2 CASH FLOW	216
22.3 SENSITIVITY	218
22.4 TAXES, ROYALTIES, AND OTHER INTERESTS	220
22.4.1 NEVADA NET PROCEEDS MINERAL TAX	220
22.4.2 DEPLETION	220
22.4.3 ROYALTIES	221
23. ADJACENT PROPERTIES	222

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24. OTHER RELEVANT DATA AND INFORMATION	223
25. Interpretation & COnclusions	224
25.1 PROJECT STUDY	224
25.2 GEOLOGY AND EXPLORATION	225
25.3 METALLURGY	225
25.4 MINING	227
25.5 PROCESSING	227
25.5.1 BIO-OXIDATION MILL	227
25.5.2 HEAP LEACH/ADR	227
25.6 RISKS AND UNCERTAINTIES	228
26. recommendations	229
27. REFERENCES	230

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LIST OF FIGURES

Figure 1-1 - Sensitivity of Estimated NPV @ 5% (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery	25
Figure 1-2 - Sensitivity of Estimated IRR (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery	26
Figure 2-1 - Map Showing Corvus Controlled Property in the Beatty Area and the Location of the North Bullfrog Project and Mother Lode Project with the Properties of Other Gold Explorers[1]	32
Figure 5-1 - Photograph looking Southwest from Mother Lode open pit area	39
Figure 6-1 - Bullfrog District Location Map	42
Figure 7-1 - Regional Geology of the Greater Bullfrog District	46
Figure 7-2 - Simplified Geologic Map of the Mother Lode Area	49
Figure 7-3 - Cross Section 4084410N Looking North through the Mother Lode Deposit	57
Figure 9-1 - MLP Target Location Map	65
Figure 10-1 - 2018-2020 Corvus Drill Hole Locations at MLP	69
Figure 11-1 - Preparation Duplicate Gold Assays	93
Figure 11-2 - Preparation Duplicate Silver Assays	94
Figure 11-3 - Field Duplicate Gold Assays	95
Figure 11-4 - Field Duplicate Silver Assays	96
Figure 11-5 - Pulp Duplicate Gold Assays for MLP	97
Figure 11-6 - Pulp Duplicate Silver Assays for MLP	98
Figure 11-7 - Comparison of Gold Analyses in Duplicate MLP Samples	99
Figure 11-8 - Comparison of Silver Analyses in Duplicate MLP Samples	100
Figure 11-9 - Mother Lode Blanks	101
Figure 11-10 - Certified Reference Material Gold Assays	102
Figure 11-11 - Performance of CRMs Over Time	103
Figure 11-12 - Silver Assays for CRMs	104
Figure 11-13 - Silver Performance of CRMs Over Time	105
Figure 12-1 - Map Showing Historical Surface Topography and the Location of the Historic Mother Lode Open Pit	108
Figure 12-2 - Histograms and Cumulative Frequency of Occurrence for the Combined Grade Data	110
Figure 12-3 - Histograms and Cumulative Frequency Occurrence for the Historic Grade Data	111
Figure 14-1 - MLP 2020 Drilling Additions Used for Resource Estimation	128
Figure 14-2 - Cross Section 4084410N Looking North through Mother Lode 3D Leapfrog Domain Model	129

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Figure 14-3 - Lognormal Probability Plot Assays Capped at 10 g/t Au. Low Grade and High-Grade Population Identified by Break in line at 0.9 g/t Au.	130
Figure 14-4 - Mother Lode Cell Declustering Evaluation	132
Figure 14-5 - Oxidation Model, Section 4084410, Looking North	133
Figure 14-6 - Section 4084410 Showing High-Grade Indicator Blocks for the Project Looking North – UTM NAD 27 Zone 11	134
Figure 14-7 - Search Ellipsoids used for Grade Interpolation UTM NAD 27 Zone 11	136
Figure 14-8 - Mother Lode Gold Variogram Model	137
Figure 14-9 - Swath Plot Graphical Analysis by Northing	138
Figure 14-10 - Swath Plot Graphical Analysis by Easting	139
Figure 14-11 - Plan View of Mother Lode Resource Estimate at 970m elevation – UTM NAD 27 Zone 11	139
Figure 14-12 - Long-section Through Mother Lode Resource Model at 531,055 East – UTM NAD 27 Zone 11 North	140
Figure 14-13 - Mineral Classification at Mother Lode Section 4084410N – UTM NAD 27 Zone 11	142
Figure 16-1 - General Site Layout	147
Figure 16-2 - Gold Ounces Mined by Mining Year	151
Figure 16-3 - Mineralization and Waste Production by Mining Year	151
Figure 16-4 - Mother Lode Mine Configuration End of Period -1	152
Figure 16-5 - Mother Lode Mine Configuration End of Period 1	153
Figure 16-6 - Mother Lode Mine Configuration End of Period 2	154
Figure 16-7 - Mother Lode Mine Configuration End of Period 3	155
Figure 16-8 - Mother Lode Mine Configuration Final Pit	156
Figure 17-1 - Conceptual Process Flowsheet for Bio-oxidation of ROM Sulphide Mineralization and Cyanide Leach	162
Figure 17-2 - Heap Leach & ADR Simplified Process Flow Diagram	167
Figure 17-3 - Process and Facilities Layout	178
Figure 18-1 - Map with Property Boundaries and Mining Resources	182
Figure 18-2 - Facility Topography with Dump Location	187
Figure 22-1 - Estimated Annual Gold and Silver Production from MLP for Life of Mine	215
Figure 22-2 - Sensitivity of Estimated NPV @ 5% (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery and Cost as Defined in Tables 22-5 and 22-6	219
Figure 22-3 - Sensitivity of Estimated IRR (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery and Cost as Defined in Table 22-5 and 22-6	219

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LIST OF TABLES

Table 1-1 - Mother Lode Pit-constrained, Measured, Indicated and Inferred Mineral Resources Estimate	21
Table 1-2 - Estimated MLP Production for Life of Mine	23
Table 1-3 - Projected Key Performance Parameters from the MLP PEA (Constant $, No Escalation, Constant $1,500 per Ounce Gold Price, after-Royalty and after-Tax)	23
Table 1-4 - Initial Capital Cost Summary	24
Table 1-5 - Initial Direct Capital Costs	24
Table 1-6 - Sustaining Capital Costs	25
Table 4-1 - Summary of Federal Mining Claims at MLP	35
Table 7-1 - Summary of the Stratigraphy of the Mother Lode Property	50
Table 10-1 - Drill Intercepts for August 2018 to September 2020 Drilling at Mother Lode - Reverse Circulation Holes (not true width)	70
Table 10-2 - MLP Significant Drill Intercepts for Core-tail Holes(August 2018 – September 2020)	81
Table 12-1 - Mother Lode Data Verification Samples (Scott E. Wilson-2018)	107
Table 12-2 - Comparison of Statistical Indices for Combined, Historic and Corvus Drilling Data	109
Table 12-3 - Comparison of Monotonic Decay Patterns in Mother Lode Grade Data of Corvus RC and Core Drilling	112
Table 12-4 - Distribution of Local Maxima with Greater Than Process Au Cut-off Grade	114
Table 13-1 - Crusher, Abrasion and Bond's Ball Mill Work Indices	116
Table 13-2 - Head Analyses of Composite Samples	117
Table 13-3 - Diagnostic Leach Results	118
Table 13-4 - Gold Recovery for Flotation/POX/Cyanidation Process	118
Table 13-5 - Bottle Roll Cyanidation Results for Tip1 and Psd Oxide Samples	121
Table 13-6 - Leach Results for Bio-Oxidized Samples	123
Table 14-1 - Mother Lode Pit-constrained, Measured, Indicated and Inferred Mineral Resource Estimate	126
Table 14-2 - Gold Assay Statistics at Various Cutoff Grades	129
Table 14-3 - Gold Assay Statistics at Various Cutoff Grades	131
Table 14-4 - MLP Composite Statistics for Gold	131
Table 14-5 - Mother Lode Block Model Framework NAD 27 / (UTM Zone 11 North)	135
Table 14-6 - High-Grade Estimation Parameters for MLP	136
Table 14-7 - Gold Variogram Model Parameters	137
Table 14-8 - Gold Ordinary Kriging Estimation Parameters in Vulcan® Format	138
Table 14-9 - Pit Constraining Parameters Used for the Corvus Gold October 7, 2020 Mineral Resource Update	143
Table 14-10 - Mother Lode Mineral Resource Estimate	144
Table 16-1 - Design Criteria Assumptions for Waste Rock Management Facilities	148

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Table 16-2 - Annual Production Schedule	150
Table 16-3 - Mine Production Equipment	157
Table 16-4 - Equipment Demand by Mining Period	158
Table 16-5 - Personnel Requirements	158
Table 17-1 - Design Criteria for the Bio-oxidation Process on ROM Sulphide Mineralization	163
Table 17-2 - Major Equipment List for 8,200 tpd	165
Table 17-3 - Process Design Criteria	168
Table 17-4 - Estimated Heap Leach/ADR Reagent Consumption and Storage	176
Table 17-5 - Process Personnel Requirements	179
Table 17-6 - Estimated Makeup Water Requirements	180
Table 17-7 - Mill Power Requirements	181
Table 20-1 - Required Minor Permits and Applications	194
Table 21-1 - Initial Capital Costs	196
Table 21-2 - Initial Direct Capital Costs	196
Table 21-3 - Initial Indirect Capital Cost Estimates	197
Table 21-4 - Sustaining Capital Cost Estimates	197
Table 21-5 - Summary of Heap Leach, ADR and Infrastructure Costs	199
Table 21-6 - Summary of Mill Costs	199
Table 21-7 - Mine Equipment Units by Mining Period	200
Table 21-8 - Mine Capital Costs by Mining Period	200
Table 21-9 - Mine Infrastructure Costs	201
Table 21-10 - Operating Cost Summary	201
Table 21-11 - Mining Cost Summary by Area	202
Table 21-12 - Mining Unit Cost by Area	202
Table 21-13 - Drilling Cost	203
Table 21-14 - Blasting Cost	203
Table 21-15 - Loading Cost	204
Table 21-16 - Hauling Cost	204
Table 21-17 - Support Cost	205
Table 21-18 - Maintenance Crew Cost	206
Table 21-19 - Technical Services Cost	206
Table 21-20 - Process Cost for ROM Mineralized Material	206
Table 21-21 - Process Cost for Bio-oxidation Mill Mineralized Material	207
Table 21-22 - Labor Cost	207
Table 21-23 - Power Cost	207

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Table 21-24 - G&A Manpower Costs	208
Table 21-25 - G&A Administration Costs	209
Table 22-1 - Projected Key Performance Parameters from the MLP PEA (Constant $, No Escalation, Constant $1,500 per Ounce Gold Price, after-Royalty and after-Tax)	212
Table 22-2 - Build-up of Estimated All-in Sustaining Cost	213
Table 22-3 - Initial Capital Cost Summary	214
Table 22-4 - Initial Direct Capital Costs	214
Table 22-5 - Sustaining Capital Costs	214
Table 22-6 - Summary of Physical Data from the MLP PEA Production Schedule	216
Table 22-7 - Projected LOM Unit Operating Cost and Capital Cost per Process Tonne and per Produced Au Ounce	216
Table 22-8 - Projected Annual Production and Cash Flow (after-Royalty and after-Tax) for the Mother Lode Project – Base Case (Gold Price $1,500; Silver Price $18.75)	217
Table 22-9 - Projected Sensitivity of Net Present Value and Internal Rate of Return to Variation in Gold Price (after-Royalty and after-Tax)	218
Table 26-1 - Proposed Work Program to Advance MLP	229

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1.	SUMMARY

This report entitled “Technical Report and Preliminary Economic Assessment for Biox Milling and Heap Leach Processing at the Mother Lode Project, Bullfrog Mining District, Nye County, with an effective date of October 7, 2020 and dated November 21, 2020 (the “Technical Report”), describes the mining and processing operations at the Mother Lode Project (“MLP” or the “Project”) located near the community of Beatty in Nye County, Nevada. The MLP is 100% controlled by Corvus Gold Nevada Inc. (“CGNI”), a wholly owned subsidiary of Corvus Gold Inc. (“Corvus” or the “Company”), through federal lode mining claims (Public Lands) administered by the Bureau of Land Management (BLM) of the U.S. Department of the Interior.

This Technical Report considers a revised processing approach at MLP where whole sulphide mineralization would be processed in a tank bio-oxidation mill followed by cyanide leaching (carbon-in-leach (“CIL”)) of the oxidized residue. With this bio-oxidation processing approach, MLP would be a stand-alone mining operation and would not share processing facilities with the North Bullfrog Project as assumed in the 2018 Technical Report (as defined herein). Oxide mineralization would be processed by heap leaching at the MLP site.

This report contains forward-looking statements by Corvus (the “Company”) and the Authors, which are not guarantees of future performance. Actual results are likely to differ, and may differ materially, from those expressed or implied by forward looking statements contained in this report. Such statements are based on a number of assumptions which may prove incorrect, including, but not limited to, assumptions about the level and volatility of the price of gold, the timing of the receipt of regulatory and governmental approvals, permits and authorizations necessary to implement and carry on the Company’s planned exploration and potential development programs; the Company’s ability to attract and retain key staff, the timing of the ability to commence and complete the planned work at the Company’s projects, and the ongoing relations of the Company with its underlying property lessors and the applicable regulatory agencies.

At the MLP, the mining and processing address both the predominant sulphide mineralization, as well as oxide mineralization. With a revised processing approach, the MLP would be a stand-alone mining operation with separate processing plants at both the MLP and the Company’s North Bullfrog Project. Open pit mining would be used to extract the mineralized material and waste materials. The sulphide mineralization would be processed in a plant using tank biological oxidation of the whole mineralization as pre-treatment, followed by cyanide (CN) leaching to extract the gold and silver metals. The oxide mineralization would be placed on a heap leach pad and the gold and silver metals would be leached by CN solutions distributed on the placed mineralization. Pregnant solutions from the heap leach pad would feed a pair of vertical carbon-in-columns (VCIC). The mill circuit would utilize a conventional carbon-in-leach (CIL) circuit for gold and silver recovery following bio-oxidation. Gold and silver from both circuits would be processed in a carbon handling circuit located at the mill, where the activated carbon would be further processed via a desorption and recovery circuit to produce a final doré product.

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Highlights of the Technical Report, including the preliminary economic assessment (“PEA”), are listed in Table 1-2 and Table 1-3. Table 1-1 lists the Mineral Resource estimate for the MLP. Mineral Resources are reported according to the CIM Definition Standards of May 10, 2014 (“CIM”). The guidance and definitions of CIM are incorporated by reference in National Instrument 43-101 -Standards of Disclosure for Mineral Projects within Canada of the Canadian Securities Administrators (“NI 43-101”) Mineral Resources are pit constrained in order to estimate the portion of the MLP Resource that demonstrates reasonable prospects of eventual economic extraction. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.

1.1	RESOURCE ESTIMATES

The basis for the Mineral Resource estimate is a geologic model interpreted by Corvus geologists and constructed in Leapfrog® Software. Geostatistics and estimates of mineralization were prepared by Mr. Scott E. Wilson, C.P.G., SME-RM For the purposes of this study, the previous Mineral Resource estimates for the MLP contained in the 2018 Technical Report was updated to include new drilling performed in 2019 and 2020, and a revised interpretation of geology at the deposit.

Industry accepted grade estimation techniques were used to develop global mineralization block models. The Mineral Resource estimate considered a new conceptual mill processing method which would use biological oxidation of whole mineralization in stirred tanks to oxidize the sulphides, followed by CN leaching of the oxidized material. Heap leach processing of Run-of-Mine (ROM) oxide gold and silver mineralization would be used to process the ROM oxide mineralization. Pregnant solutions bearing the dissolved gold and silver metal would be recovered on activated carbon processed through an ADR to produce a doré on-site for sale at spot market prices.

The total Mineral Resource estimate at the MLP is listed in Table 1-1 with reference to processing requirements. The applicable cut off grades are indicated for the individual processing approaches in Table 1-1.

Table 1-1 - Mother Lode Pit-constrained, Measured, Indicated and Inferred Mineral Resources Estimate

	Gold Milling Cutoff Grade 0.40 Au g/t			Gold Heap Leach Cutoff Grade 0.06 Au g/t			Gold Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)
Measured	7,311	1.19	280	17,018	0.39	211	24,329	0.63	491
Indicated	13,668	1.64	722	22,242	0.47	339	35,910	0.92	1,061
Total M & I	20,980	1.49	1,002	39,260	0.44	550	60,240	0.80	1,552
Inferred	2,883	0.90	83	6,978	0.40	90	9,862	0.55	173

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	Silver Milling Cutoff Grade 0.40 Au g/t			Silver Heap Leach Cutoff Grade 0.06 Au g/t			Silver Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)
Measured	7,311	0.76	179	17,018	0.98	534	24,329	0.91	713
Indicated	13,668	0.51	223	22,242	0.80	573	35,910	0.69	796
Total M & I	20,980	0.60	402	39,260	0.88	1,107	60,240	0.78	1,509
Inferred	2,883	1.77	164	6,978	1.05	235	9,862	1.26	399

(1) The qualified person of the above estimate is Scott E. Wilson, C.P.G., SME-RM.

(2) The Mineral Resources are classified as Measured, Indicated and Inferred Mineral Resources, and are based on the 2014 CIM Definition Standards.

(3) Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

(4) Mineral Resources are estimated using a gold price of $1,500/oz.

(5) Cut-off grades for mill processing were 0.06 g/t for oxide gold mineralization and 0.400 g/t for sulphide gold mineralization

(6) Numbers may not add up due to rounding.

(7) The effective date of this Mineral Resource estimate is October 7, 2020.

(8) The quantity and grade of reported as inferred Mineral Resources in this estimation are uncertain in nature and there has been insufficient exploration to define these inferred Mineral Resources as indicated or measured Mineral Resources.

(9) The qualified person knows of no environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant factors that may materially affect the Mineral Resource estimates in this Technical Report.

Coordinates shown on plans and sections in this Technical Report are based on the Universal Transverse Mercator (UTM) North American Datum (NAD) 27 Zone 11 projection in meters unless otherwise specified.

1.2	PRELIMINARY ECONOMIC ASSESSMENT

A summary of the current projected financial performance of the MLP is listed in Table 1-2 through Table 1-6. Sensitivities are summarized in Figure 1-1 and Figure 1-2.

The preliminary economic assessment is preliminary in nature, and there is no certainty that the reported results will be realized. The Mineral Resource estimate used for the PEA includes Inferred Mineral Resources which are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that the projected economic performance will be realized. The purpose of the PEA is to demonstrate the economic viability of the MLP, and the results are only intended as an initial, first-pass review of the Project economics based on preliminary information.

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Table 1-2 - Estimated MLP Production for Life of Mine

Production Schedule		-1	1	2	3	4	5	6	7	Total
Total Production	Units
Mill Mineralized Material(2)	Tonnes (000’s) Au g/t Au Oz (000’s)(2)	161 1.76 9.1	4,578 1.55 228.3	1,106 1.58 56.3	6,161 1.54 304.1	0 0 0	64 0.54 1.1	3,216 1.44 149.1	3,250 1.4 145.9	18,536 1.50 893.9
ROM Mineralized Material[2]	Tonnes (000’s) Au g/t Au Oz (000’s)(2)	932 0.17 5.1	5,662 0.43 77.4	4,361 0.57 80.2	12,578 0.43 172.6	1,105 0.18 6.5	878 0.19 5.5	6,444 0.36 75.5	6,642 0.60 127.2	38,602 0.44 550.0
Total Mineralized Material	Tonnes (000’s) Au g/t Au Oz (000’s)	1,093 0.40 14.2	10,240 0.93 305.7	5,467 0.78 136.5	18,739 0.79 476.8	1,105 0.18 6.5	942 0.19 6.6	9,660 0.72 224.6	9,892 0.86 273.1	57,138 0.79 1,444.0
Waste(1)	Tonnes (000’s)	18,907	32,294	30,533	5,262	55,395	42,058	15,340	9,442	209,231
Total	Tonnes (000’s)	20,000	42,535	36,000	24,000	56,500	43,000	25,000	19,334	266,369
Strip Ratio		17.3	1.8	5.6	0.3	50.1	44.6	1.6	0.9	3.7
Contained Oz.	Oz (000’s)	14.2	305.7	136.5	476.8	6.5	6.6	224.6	273.1	1,444.0

(1) Waste adjusted from grade streaming output to balance haul cycle times and equipment demand.

(2) Mill mineralization 91% Measured and Indicated, 9% Inferred; ROM mineralization 84% Measured and Indicated, 16% Inferred

Table 1-3 - Projected Key Performance Parameters from the MLP PEA (Constant $, No Escalation, Constant $1,500 per Ounce Gold Price, after-Royalty and after-Tax)

Parameter	Year 1-3 Data Value	LOM Data Value(3)
Measured & Indicated Mill Resource	-	21.0 M t at 1.49 g/t Au for 1,002 koz
Inferred Mill Resource	-	2.9 M t at 0.90 g/t Au for 83 koz
Measured & Indicated ROM Resource	-	39.3 M t at 0.44 g/t Au for 550 koz
Inferred ROM Mineralized Resource	-	7.0 M t at 0.40 g/t Au for 90 koz
Post-Tax and Royalty NPV at 5%	-	$303M
Post-Tax and Royalty IRR	-	23%
Post-Tax and Royalty Cashflow	-	$457M
Pre-Tax Cashflow ; IRR	-	$564M; 27%
Overall Strip Ratio (mining only)	2.4:1 (overburden:mineralized material)	3.7:1 (overburden:mineralized material)
Average Annual Payable Gold Production	212 kozs/year	171 kozs/year(4)
Total Payable Gold Produced	636 kozs	1,377 kozs
Average Gold Recovery - mill	91%	91%
Average Gold Recovery- heap leach	74%	74%
Average Cash Cost(1)	$613/Au Oz	$720/Au Oz
All-in Sustaining Cost (AISC) (2)	$677/Au Oz	$787/Au Oz
Average Silver Recovery-mill	60%	60%
Average Silver Recovery – heap leach	7%	7%
Average Total Mining Rate(4)	111.9 k tonne/day	91.2 k tonne/day
Average Mineralized Material Mining Rate(4)	32.5 k tonne/day	19.6 k tonne/day

(1) Cash Cost includes mining, processing, site G&A, refining, and royalties.

(2) AISC is a non-GAAP metric and includes mining, processing, site G&A, refining, royalties, sustaining capital (not initial), and reclamation costs, Corvus’s calculation methodology is listed in Table 22-2 and may differ from that used by other organizations.

(3) Values through Year 9, including 2-year drain down, except as listed.

(4) LOM values for Years 1-8, not including drain down Year 9. Mining rates include capitalized mining in Year -1.

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In Table 1-3, Average Cash Cost and AISC are for years 1-3, as well as LOM. Average Cash Cost includes mining and processing costs, plus site general and administrative, refining/transport costs, and royalties, along with a credit for the co-product, silver. All-in sustaining cost (AISC) includes all Cash Costs, plus sustaining capital and reclamation costs. AISC is a non-GAAP production cost metric and is estimated here to provide additional information only. It should not be considered alone and is included here to provide a comparison to the mining industry. It may aid readers in the understanding of the comparative economic potential of MLP, but other companies may calculate it differently. Non-GAAP measures do not have any standardized meaning. The calculations performed here are listed in Table 22-2.

Table 1-4 - Initial Capital Cost Summary

Area	Initial Capital Cost ($M)
Initial Direct Capital Cost	$310.4
EPCM	$34.2
Contingency	$60.2
Owner’s Cost	$1.5
Total Initial Capital	$406.3

Table 1-5 - Initial Direct Capital Costs

Area	Initial Capital Cost ($M)
Mill	$174.5
Heap Leach	$50.6
Mobile Equipment	$11.1
Infrastructure & Facilities	$37.7
Capitalized Mining	$36.5
Total Initial Direct Capital	$310.4

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Table 1-6 - Sustaining Capital Costs

Area	Sustaining Capital Cost ($M)
Sustaining Capital	$40.2
EPCM	$1.6
Contingency	$2.4
Total Initial Indirect Capital	$44.2

Figure 1-1 - Sensitivity of Estimated NPV @ 5% (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery

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Figure 1-2 - Sensitivity of Estimated IRR (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery

1.3	PROPERTY DESCRIPTIONS AND OWNERSHIP

The MLP is located at the northern end of the Bare Mountains in northwestern Nye County, Nevada. The Project covers approximately 3,570 hectares (8,820 acres) of federal lode mining claims located in Sections 10, 11, 14, 15, 22, 23, 26, 27, 34, 35 and 36 of T11S, R47E; Sections 1, 2, 3, 9, 10, 11, 12, and 13 of T12S, R47E; and Sections 6, 7, 8, 9, 16, 17 and 18 of T12S, R48E, Mount Diablo Base and Meridian (“MDBM”). Figure 2-1 shows the Corvus property holdings around the community of Beatty, NV, the properties of other exploration companies in the area, and known occurrences of gold mineralization in the area.

The MLP is accessible by a two- and one-half hour (260 kilometers) drive north of Las Vegas, Nevada along US Highway 95. US Highway 95 is the major transportation route between Las Vegas, Nevada, Reno, Nevada, and Boise, Idaho. Las Vegas is serviced by a major international airport. MLP lies immediately to the east of Highway 95 as it approaches the community of Beatty, Nevada. Beatty is the closest town to the Project with a population of about 1,100 and contains most basic services. Access to the Project area is by a maintained gravel road along the east-west Fluorspar Canyon Road that connects to US Highway 95.

Corvus controls the MLP through a number federal lode mining claims listed in Table 4-1 of Section 4.

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1.4	GEOLOGY AND MINERALIZATION

The Project lays within the Walker Lane mineral belt and the Southwestern Nevada Volcanic Field (SWNVF). The regional stratigraphy includes a basement of Late Proterozoic to Late Paleozoic metamorphic and sedimentary rocks. Basement rocks are overlain by a thick pile of Miocene volcanic and lesser sedimentary rocks of the SWNVF, ranging in age from ~15-7.5 Ma (Figure 7-1). The pre-Tertiary rocks exhibit large-scale folding and thrust faulting, having been subjected to compressional deformation associated with multiple pre-Tertiary orogenic events. The stratigraphy of the SWNVF is dominated by ash flow tuff sheets erupted from a cluster of nested calderas known as the Timber Mountain Caldera Complex. The southwestern edge of the caldera complex lies approximately 21 km northeast of the MLP (Figure 7-1). The stratigraphy of the SWNVF includes voluminous ash flow tuff sheets, smaller volume lava flows, shallow intrusive bodies, and lesser sedimentary rocks. Many of the volcanic units exposed around the Project include ash flow tuffs that originated from the caldera complex. Other volcanic units are locally sourced outside of the caldera complex.

The Mother Lode deposit model consists of structurally and stratigraphically-controlled disseminated gold mineralization hosted primarily in rhyolite porphyry dikes (Tip) and the Sedimentary Rocks of Joshua Hollow (SRJH). Lesser volume hosts include Paleozoic sedimentary rocks (Psd and Psq), Tertiary volcanic rocks (Tlr), and debris flow breccias (Tox). Mineralization in Tip, SRJH and Tlr is mostly sulphide, but may be oxidized depending on depth. Mineralization in Psd, Psq and Tox is mostly oxide. The current interpretation is that oxide mineralization in Tox is detrital, with mineralized rock having been mass-wasted as scarp breccias into the hanging-wall of the Fluorspar Canyon Fault (FCF). Paleozoic rocks are most commonly mineralized in proximity to dike margins but are also mineralized along subtle non-dike-filled structures and as pseudo-stratiform jasperoid bodies.

1.5	METALLURGICAL TESTING

Corvus has focused its metallurgical test work on the sulphide mineralization at MLP which forms the majority of the gold occurrence. Diagnostic leach tests have indicated that 32-44% of the gold in sulphide mineralization samples is free milling (cyanide soluble) and that 32%-44% is contained in the sulphide minerals. High recovery of the total gold can be achieved but requires some form of pre-oxidation to increase cyanide solubility.

Oxide gold mineralization also occurs at MLP but forms a smaller portion of the gold resource. Metallurgical tests have demonstrated bottle roll cyanide gold recoveries of 81%-97% on oxide samples. Mining production records from the Mother Lode deposit heap leaching and heap leaching of the Secret Pass deposit in the near-by Daisy Project indicate that gold recovery were >75%.

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Corvus metallurgical test work for MLP included feed characterization, mineralogy, whole mineralized material cyanidation, AAO testing, flotation, diagnostic leach testing, comminution testing, gravity concentration, flotation concentrate roasting, pressure oxidation and bio-oxidation. This test work indicated that:

•	The sulphide mineralization was lightly abrasive and medium-hard.

•	The two sulphide test composites (Tjv and Tip1) assayed 2.1-2.4 g/t gold.

•	The samples had elevated levels of arsenic (0.1%-0.14%) and sulphide sulphur contents of 0.9%-1.5%.

•	Flotation concentrates had 82.3% and 86.9% of the original contained gold.

•	Pressure Oxidation of the flotation concentrates followed by cyanidation leaching recovered 92.4% and 96.3% of the gold contained in the concentrate for total recoveries of 76.1% and 83.7% of the original contained gold.

•	Bio-oxidation of flotation concentrates achieved similar high recovery of the gold contained in the concentrate.

In 2019, Corvus had scoping level test work done to evaluate the potential of bio-oxidation of the whole sulphide mineralization. The same two composited material (Tjvs and Tip1) were oxidized in agitated reactors with mesophilic cells in a nutrient medium. The reactors were maintained at 33ᴼC for 11 days. Cyanide leaching of the bio-oxidation product indicated:

•	Gold recoveries of 91% - 93% were achieved.

•	Calculated head grades of the samples were 2.21 g/t and 2.55 g/t gold.

•	NaCN consumptions were 1.21 kg/tonne and 1.75 kg/tonne.

•	Lime consumptions were 5.1 kg/tonne and 5.8 kg/tonne.

These results indicated that the whole sulphide mineralization at MLP was amenable to bio-oxidation followed by cyanidation of the oxidized mineralization, and that the gold extraction would be significantly higher than flotation/POX cyanidation processing (+91% versus +80%).

1.6	MINING METHOD

The Mother Lode gold deposit contains mineralization at or near the surface that is suitable for open pit mining methods. The method of material transport evaluated for this study was open pit mining using drill and blast techniques and 34 m3 bucket capacity shovels paired with 227-tonne rigid frame haul trucks. Rotary percussion drills would be used to create blast-holes and would be augmented by track dozers, motor graders, and water trucks.

Waste rock facilities would be located near the Mother Lode pit. Mill mineralization would be hauled to a mill stockpile while run-of-mine (ROM) mineralization would be hauled and placed directly on the heap leach pad. Mill tails would be pumped to the tails storage facility (TSF) and deposited within the lined impoundment.

The proposed mining operation would use owner operated equipment. The general site layout, including pits, waste dumps, mill site, ponds, and heap leach pad, are shown in Section 15. It has been assumed that the ROM mineralization would be blasted with conventional blasting method to create material at nominally 100% -102mm (-4 inch) [P80 -84mm (-3.3 inch)].

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Mill throughput would be at a nominal rate of 8,200 t/d, equivalent to 2.99 Mt/y with a 7-year mine life. Run of Mine (ROM) heap leach mineralization would be produced at a nominal rate of 13,200 t/d, equivalent to 4.8 Mt/y with a 7-year mine life. Mining would be conducted on a 7 day per week 24-hour per day schedule, 360 days per annum. Peak mining production would be approximately 154,000 t/d. The average LOM stripping ratio is 3.7:1 waste-to-mineralization, based on a 0.06 g/t cut-off for ROM mineralization and a 0.40 g/t cut-off for mill mineralization.

Preliminary pit slope designs have been based on an overall 55° inter-ramp angle.

No pit dewatering was assumed for the MLP because of very limited hydrogeologic data and the relatively dry conditions in the drilling.

1.7	PROCESSING

Mill process facilities would be located along the western edge of the Mother Lode pit claim boundary, with the leach pad and ponds located due west within the MN claim boundary to the northwest. The location has a substantial area that is topographically favorable for construction. Location of the process facilities is shown in Figure 17-3, and would consist of the mill, mill stockpile, heap leach pad, access roads, ponds, adsorption, desorption and recovery (ADR) plant, mobile equipment yard, offices and warehouse. Access to the site from US Highway 95 would be along the existing road along Fluorspar Canyon, which previously supported the Daisy project mine operation.

The mill would consist of primary, secondary, and tertiary crushers, a fine crushed product storage bin, ball mill, and cyclones for classification. Thickened slurry from grinding would be bio-oxidized and filtered. The solids would be re-pulped and treated via cyanidation in a traditional carbon-in-leach (CIL) circuit. The CIL tails would be detoxified and filtered prior to deposition within the TSF. The carbon from CIL would be treated in a dedicated acid wash, elution, and electrowinning circuit.

The ROM mineralization would be placed on the leach pad and treated by conventional heap leaching methods. The pregnant solutions from both the mill and heap leach would be processed through adsorption, desorption and recovery (ADR) circuit. The carbon from both the mill and ADR would be regenerated and returned to the circuits, and the sludge would be smelted to produce doré.

Process water would be produced from ground water wells located in the northeast corner of the MLP. Historic groundwater wells (MW-4 and PW-2) were constructed in this location and produced water for the Daisy Project mining operation at MLP. Corvus owns the ground water permits and re-completed the two existing water wells and would use them provide water to support exploration activities. Additional water resources for mining at MLP would be obtained from the ground water in the Crater Flats (Basin 229) as development planning proceeds.

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1.8	PROJECT PERMITTING

A MLP mining Plan of Operations (PoO) would be required to be submitted to Bureau of Land Management (“BLM”) and Nevada Division of Environmental Protection (NDEP)-Bureau of Mining Regulation and Reclamation (BMRR)and would need to be supported by development of an Environmental Impact Statement (EIS). BLM has recently issued updated guidance (Memorandum to Assistant Secretaries, Heads of Bureaus and Offices, NEPA Practitioners, Additional Direction for Implementing Secretary’s Order 3355, From the Deputy Secretary of the Interior, April 27, 2018) on the requirements for preparation of the EIS which controls the time line for issuance of the Record of Decision which represents the delivery of the mining permit. The new guidance specifies a series of 7 steps of baseline characterization and design projected to require approximately 1 year that must be completed prior to the initiation of a 1-to 1.5-year EIS Process Timeline.

Corvus anticipates that 12 months will be required to initiate the project, generate the project definition, define the baseline requirements, complete the baseline characterization, develop the plan of operations, develop the plan of development, specify the level of NEPA required for the project and advance the project design elements to sufficient levels of detail. At that point, the NEPA process would commence to develop the EIS.

Corvus anticipates that the EIS process would require an additional 12-18 months, based on the recently issued Department of Interior guidance. That process requires public comment on the defined project and review by the BLM and NDEP-BMRR, development of a draft EIS, publication of the draft EIS and presentation at public hearings, address and respond to received comments from the public and other agencies, development and public review of the Final EIS. After the acceptance of the Final EIS, BLM would issue a Record of Decision.

At that point, the project permits could be issued, and construction activities could begin. Corvus anticipates portions of the operation could begin within 12 months of receipt of the permits, with mill start-up and preparation of the first phase of the heap leach pad.

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2.	introduction

2.1	GENERAL STATEMENT

The Mother Lode Project (the “MLP” or the “Project”) is an advanced stage surface exploration project comprised of public land consisting of federal lode claims. The MLP is 100% controlled by Corvus Gold Nevada Inc. (“CGNI”), a wholly owned subsidiary of Corvus Gold Inc. (NASDAQ:KOR, TSX:KOR, “Corvus” or the “Company”). The specific Mother Lode claim group is owned by the Mother Lode Mining Co. LLC, which is a wholly owned subsidiary of Corvus. The federal mining claims forming MLP cover approximately 38.6 square kilometers. A map showing the location of the MLP to the southeast of the Company’s North Bullfrog project is shown in Figure 2-1, which also shows the Bullfrog District and the extent of Corvus’ controlled property in the Beatty, Nevada area and the mineral property holdings of other exploration and mining companies in the area.

This Technical Report describes the potential mining operations at the MLP. The mill and heap leach processing facilities to be located at the MLP are designed to treat separately both the sulphide and the oxide gold mineralization. The higher-grade sulphide mineralization would be processed with a bio-oxidation mill and the oxide mineralization would be treated on a heap leach pad. Cyanide leach solutions from each process would be sent to a common ADR plant for final gold recovery. The PEA incorporates recent drilling, geological interpretation and metallurgical data for MLP, developed in 2019 and 2020, in addition to the data developed between 2008 – 2018, which were discussed in the technical report entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada” dated effective September 18, 2018 (the “2018 Technical Report”).

Metallurgical testing in 2019 indicated that high gold recoveries could be obtained from processing the whole sulphide mineralization with stirred tank biological oxidation followed by cyanide leaching. These tests indicated that biological oxidation of the whole sulphide mineralization could allow approximately 10% higher total gold recovery than previous work had indicated for treatment of MLP flotation sulphide concentrates. This processing approach has been incorporated into the project conceptual design for mining operations at the MLP, where a biox mill would process whole MLP sulphide mineralization. Lower grade oxide mineralization from the MLP would be processed by heap leaching. Revised planning for a gravity mill at NBP, to produce a gravity concentrate for the YellowJacket high grade oxide mineralization with heap leaching of blended gravity tail and Run-of-Mine mineralization at the North Bullfrog Project would eliminate the benefit of having a common mill for the North Bullfrog Project and MLP.

Mineralization at the MLP is related to large, low-sulphidation epithermal gold systems hosted predominantly in volcanic units and derived sedimentary units. Gold and silver were discovered in the Bullfrog District in 1904. Production records indicate that more than 110,000 ounces of gold and more than 800,000 ounces of silver were produced through 1921.

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The MLP is located in northwestern Nye County, Nevada, in the Bare Mountains near the community of Beatty (Figure 2-1). The Project lies within the Walker Lane structural terrain which also hosted the historic Bullfrog Mine where Barrick Gold Corp. (and predecessor companies) produced about 2.3 million ounces of gold and 3.0 million ounces of silver from 1989 through 1999 (NBMG MI-2000, page 34). The area contains numerous other epithermal low-sulphidation volcanic rock-hosted gold showings that have had limited historic production, as well as the recent and major mining operations at the Bullfrog, Mother Lode and Daisy mining projects.

Corvus controls the MLP through numerous federal lode mining claim holdings.

Figure 2-1 - Map Showing Corvus Controlled Property in the Beatty Area and the Location of the North Bullfrog Project and Mother Lode Project with the Properties of Other Gold Explorers1

Denio
McDermitt
95
Rowland
Mountain City
San Jacinto
93
Thousand Springs
Charleston
Vya
Orovada
Paradise Valley
North Fork
Tuscarora
Midas
Montello
Wells
Deeth
80
Oasis
Winnemucca
Pronto
Valmy
Elko
Arthur
Shafter
Gerlach
Imlay
Battle Mountain
Carlin
Lamoille
Beowawe
Lee
Ruby Valley
Smoke Creek
Unionville
93A
Sutcliffe
Pyramid
Nixon
Lovelock
Toulon
Gold Acres
Currie
Cherry Creek
Tippett
80
Parran
95
93
Wadsworth
Reno
Sparks
50A
Fallon
Salt Wells
Austin
50
Eureka
Steptoe
395
50
95A
Eastgate
Ely
Carson City
Yerington
Minden
Gardnerville
Smith
Schurz
Gabbs
Ione
Preston
Round Mountain
6
Hawthorne
95
Luning
Mina
Sunnyside
Warm Springs
Tonopah
Mount Montgomery
6
Pioche
Panaca
Goldfield
Tempiute
Hiko
93
Caliente
Barclay
Lida
Gold Point
Alamo
Elgin
Carp
Beatty
Rox
Mesquite
95
Mercury
Glendale
Indian Springs
15
Overton
Dry Lake
Pahrump
North Las Vegas
Las Vegas
Sunrise Manor
Spring Valley
Paradise
Enterprise
Henderson
Boulder City
Goodsprings
Nelson
Roach
95
Searchlight
Laughlin
US Highways
Interstate Highways
0
100 KM 100 Miles
© geology.com

1Known occurrences of gold mineralization are shown in red.

2.2	TERMS OF REFERENCE

Corvus requested that this Technical Report be prepared to support the definition of the mining and processing of gold mineralization at MLP as a stand-alone project. Metallurgical testing on MLP sulphide mineralization indicated that treating the whole sulphide mineralization by tank bio-oxidation followed by cyanide leaching would increase gold recovery by +10%. In addition, the planning of a gravity mill at the North Bullfrog Project with final gold recovery by heap leaching the gravity tail material at NBP would be a more economic approach and would eliminate the costly hauling of the YellowJacket mineralization to a common mill site at the MLP.

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This Technical Report is based on technical information produced by the Corvus directed exploration drilling program and site characterization information developed in pre-permitting baseline characterization studies conducted between 2017 – 2020. Mr. Scott E. Wilson, C.P.G., SME-RM, Mr. Michael R. Young, SME-RM, Mr. Adam R. House, MMSA QP, Mr. Richard Delong, MMSA QP and SME-RM, and Mr. Deepak Malhotra, SME-RM, were commissioned by Corvus to prepare this Technical Report.

Mr. Scott E. Wilson, (CPG #10965, SME-RM #4025107), an independent qualified person, was the principal author responsible for the overall preparation of this Technical Report, and specifically for Sections 1 through 12, Section 14, and Sections 23 through 27 of this Technical Report. Mr. Wilson visited the Mother Lode Project site on January 16, 2018. Mr. Wilson is independent of Corvus applying all of the tests in Section 1.5 of NI 43-101.

Mr. Michael R. Young, (SME-RM #03594500), an independent qualified person, was responsible for the preparation of Sections 15, 16, 21, and 25 of this Technical Report. Mr. Young visited the Mother Lode Project site on March 3-6, 2020. Mr. Young is independent of Corvus applying all of the tests in Section 1.5 of NI 43-101.

Mr. Adam R. House, (MMSA QP #01498QP), an independent qualified person, was responsible for the preparation of Sections 17, 18, 21, 22, and 25 of this Technical Report. Mr. House visited the Mother Lode Project site on September 3, 2020. Mr. House is independent of Corvus applying all of the tests in Section 1.5 of NI 43-101.

Mr. Richard Delong, (MMSA QP #01471QP; SME-RM #4045773), as an independent qualified person, was responsible for the preparation of Section 20 of this Technical Report. Mr. Delong visited the Mother Lode Project site on April 3, 2017. Mr. Delong is independent of Corvus applying all of the tests in Section 1.5 of NI 43-101.

Mr. Deepak Malhotra, Ph.D. (SME-RM #2006420), as an independent qualified person, was responsible for the preparation of Sections 13, 17, 21 and 25 of this Technical Report. Mr. Malhotra has not visited the Mother Lode Project site due to health and travel restrictions in 2020 related to the novel coronavirus pandemic, and such a visit was not required for Mr. Malhotra’s role in this report. Mr. Malhotra is independent of Corvus applying all of the tests in Section 1.5 of NI 43-101.

All dollar amounts in this document are United States dollars unless otherwise noted.

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3.	RELIANCE ON OTHER EXPERTS

No other experts were relied upon in the preparation of this Technical Report.

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4.	PROPERTY DESCRIPTION AND LOCATION

Between 2017 and 2020, Corvus significantly expanded its land position in the Bullfrog district by acquiring the historic Mother Lode property from Goldcorp USA, Inc., staking additional claims in the Mother Lode vicinity, and staking claims between the MLP and the North Bullfrog Project, staking additional claims south and west North Bullfrog, and staking claims in gaps between claims staked by other explorers east and north of the MLP. Corvus’ land position in the Bullfrog District is shown in Figure 2-1.

4.1	MOTHER LODE PROPERTY

4.1.1	MLP Area and Location

Mother Lode is located in the northern Bare Mountain area of northwestern Nye County, Nevada. Figure 2-1 shows the boundary defined by public land mining claims. The MLP covers approximately 3,570 hectares (8,820 acres) of federal lode mining claims located in Sections 10, 11, 14, 15, 22, 23, 26, 27, 34, 35 and 36 of T11S, R47E; Sections 1, 2, 3, 9, 10, 11, 12, and 13 of T12S, R47E; and Sections 6, 7, 8, 9, 16, 17 and 18 of T12S, R48E, Mount Diablo Base and Meridian (“MDBM”). A list of the mining claims included in the MLP is provided in Table 4-1. Corvus owns, through its wholly owned subsidiary, Mother Lode Mining Company LLC, the historic Mother Lode property which consists of 13 mining claims (~105 hectares; ~260 acres). The MN and ME claims were staked by Corvus in 2017 and 2018 and are also 100% owned by Corvus. The claims listed in Table 4-1 require the payment of annual fees to the BLM and Nye County Nevada to maintain Corvus’s title.

Table 4-1 - Summary of Federal Mining Claims at MLP

Land Holder	Claim Name	BLM Serial Numbers
Mother Lode Mining Company LLC	BVC #5696	262789
Mother Lode Mining Company LLC	BVC #5697	262790
Mother Lode Mining Company LLC	BVC #5698	262791
Mother Lode Mining Company LLC	BVC #2	352232
Mother Lode Mining Company LLC	Mother Lode #15	264628
Mother Lode Mining Company LLC	Mother Lode #20	264633
Mother Lode Mining Company LLC	MF 15	699017
Mother Lode Mining Company LLC	MF 17	699019
Mother Lode Mining Company LLC	MF 19	699021
Mother Lode Mining Company LLC	TWE 41	685492
Mother Lode Mining Company LLC	TWE 42	685493
Mother Lode Mining Company LLC	TWE 43	685494

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Mother Lode Mining Company LLC	TWE 44	685495
Corvus Gold Nevada Inc.	ME-01 to ME-22	1143493-1143514
Corvus Gold Nevada Inc.	MN-01 to MN-30	1143463-1143492
Corvus Gold Nevada Inc.	MN-31 to MN-105	1163266-1163340
Corvus Gold Nevada Inc.	MN-106 to MN-159	1166983-1167036
Corvus Gold Nevada Inc.	MN-160 to MN-414	1177223 -11774222

Goldcorp Property Purchase

In May of 2017, Corvus purchased 100% of the historic Mother Lode property by acquiring the Goldcorp Daisy LLC from Goldcorp USA, Inc. Goldcorp Daisy LLC was subsequently renamed the Mother Lode Mining Company LLC, which is a wholly owned subsidiary of Corvus Gold Nevada, Inc. The property consisted of 13 mining claims comprising ~105 hectares (~260 acres) around and adjacent to the historic Mother Lode open pit. Corvus issued Goldcorp USA, Inc., 1,000,000 Corvus Gold Inc. common shares and granted a 1% Net Smelter Royalty (NSR) on any future production from the 13 claims for a gold price up to $1,300 per ounce, increasing to a 2% NSR for a gold price equal to or greater than $1,400 USD per ounce.

4.1.2	Other MLP Property Considerations

All of the public land mining claims at the MLP are administered by the Bureau of Land Management (“BLM”). The mining claims require payment of yearly maintenance fees to the BLM and Nye County (recording fees) of an aggregate of $85,491 (for 2020). These claims give Corvus the right to explore for and mine minerals, including gold and silver, subject to the necessary permits which are described in Section 19.

Corvus has received approval of a Plan of Operations (NVN-096238) for eventual surface disturbance of up to 145 acres, for a phased approach to the future exploration. Phase I of the Plan of Operations currently permits 19.7 acres of disturbance and a surety bond in the amount of $180,678 has been committed by Lexon Insurance Co. to assure the required reclamation.

In addition, BLM has granted Corvus two Right-Of-Way (ROW) permits for MLP access along the Fluorspar Road, connecting the MLP to US Highway 95, and for the operation and maintenance of three existing water wells (MW-3, MW-4 and PW-2) that have historically provided water for the mining operations. These ROW permits (N-99359 for 12.1 miles of access roads, N-99360 for the three existing water well sites) have reclamation obligations in the amounts of $113,000 and $180,200, respectively, which are covered by surety bonds from Lexon Insurance Co.

A Notice-level permit (N-96894) allowing construction of up to 17 drill sites with up to 4.39 acres of surface disturbance at the Willys target area (east of the MLP) has been granted by the BLM to Corvus. A surety bond in the amount of $9,727 has been posted by the Lexon Insurance Co. for future reclamation liability. A second Notice-level permit (N-99731) has also been approved for 4.5 acres of disturbance at the Lynnda Strip claims. A surety bond in the amount of $17,484 has been posted by Lexon Insurance Co. to cover future reclamation liabilities.

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The State of Nevada, State Engineer has conveyed historic water resources used for the mining operations in the MLP area to Corvus. Permit 5155, Certificate 13786 has an annual water quantity of 8.07 acre-feet, with point of extraction being the well MW-3. Permit 52847, Certificate 13788 under Permit 88625 has a combined duty of 136.26 acre-feet annually, with the point of extraction being the wells MW-4 and PW-2.

4.2	ENVIRONMENTAL LIABILITIES

Corvus currently has permits to conduct exploration activities at MLP with the BLM. The permits currently allow approximately 20 acres of surface disturbance on public land, with a currently defined maximum of up to 145 acres. The permit for activities on the public lands is based on an environmental assessment that contains environmental baseline data on wildlife, climate and local physical characteristics.

Reclamation bonds are determined assuming the first phase of the disturbance allowed under the MLP Plan of Operations , the two Notice-level permits and the two ROWs, which currently totals $496,650. Additional permits and increased bonding will be required for the expanded exploration and permitting program outlined in Section 27 of this Technical Report.

None of the authors know of any significant factors and risks that may affect access or title to the MLP, or the right or ability to perform work on the Project. To the extent known, the authors know of no other royalties, back-in rights, payments or other agreements and encumbrances to which the property is subject or environmental liabilities, permits or any other significant factors and risks that may affect access, title, or the right or ability to perform work on the property.

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5.	MLP ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The MLP is accessible from Beatty, Nevada, approximately 2.5 hours’ drive (193 kilometers, 120 miles) north of Las Vegas, Nevada via US Highway 95. US Highway 95 is the major transportation route between Las Vegas, Nevada, Reno, Nevada and Boise, Idaho. Las Vegas is serviced by a major international airport. Beatty is the closest town to the Project having a population of about 1,100 and providing most basic services.

MLP lies approximately 9.2 km east of the community of Beatty, Nevada and is accessed by a maintained gravel road along Fluorspar Canyon. Locally, a network of typically well-maintained dirt roads provides access to most of the area and to the water production wells located near the property.

MLP is in western Nevada’s high desert which receives about 15 centimeters (“cm”) of precipitation per year, mostly as modest snowfall in the winter and thunderstorms in the summer. The average daily temperature varies from a low of 5°C (40.8°F) in January to a high of 27 °C (80.8 °F) in July, peak temperatures can reach 43°C (110°F). Due to the mild climate at MLP, the operating season is year-round, though occasional thunderstorms may prohibit operations for short periods due to safety concerns regarding lightning strikes.

The hills and mountains at MLP are covered with sparse low brush including creosote, four-wing saltbush, rabbit brush and ephedra. The Project is in the Basin and Range province. Topographic relief ranges from 980 m above mean seal level (AMSL) at US Highway 95 to 1270 m AMSL in the flat area surrounding the Mother Lode open pit. Locally, the peaks of the Bare Mountains rise another 180 m about the Mother Lode open pit. Topography varies from low hills and desert plains to locally very steep, rocky and rugged mountains. The elevation of the immediate Project area is nominally 1,270m. Most of the Project is characterized by low hills separated by modest width valleys (Figure 5-1), rising to the southwest and the peaks of the Bare Mountains.

As described in Section 4, Corvus maintains sufficient surface rights to support mining operations; including waste disposal areas, tailings storage areas, heap leach pads and mill sites, subject to necessary permits which are defined in Section 19. Claim blocks may not be contiguous but are in close proximity, Valley Electric Association power is readily accessible with the line running up Fluorspar Canyon , though will require an upgrade and extension, as detailed in Section 18 of this Technical Report, to meet the Project’s requirements, and Corvus has water rights (144 acre-feet) from two existing wells. The towns of Beatty (9.2 km west of MLP), Pahrump (119 km south of Beatty) and Tonopah (140 km north of Beatty) support an ample population for mining personnel.

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Figure 5-1 - Photograph looking Southwest from Mother Lode open pit area

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6.	HISTORY

6.1	BULLFROG DISTRICT

The Bullfrog District is informally divided into three subdistricts: 1) Main Bullfrog; 2) North Bullfrog; and 3) Bare Mountain. The MLP is located in the Bare Mountain District. Figure 6-1 shows the Corvus controlled property which extends into all three of the subdistricts, the historic and modern (red) producing mines and the mineral properties controlled by other gold producers and explorers. Gold was first discovered in the Main Bullfrog District by Frank “Shorty” Harris and Ernest Cross on August 9, 1904 at the location of the Original Bullfrog mine (Elliot, 1966). The discovery sparked a rush of prospectors and within a few weeks the district was staked “for nine miles in all directions from the sagebrush flats, including part of the desert to the tip of every summit in sight” (Elliot, 1966). Lincoln (1923) reported that 111,805 ounces of gold and 868,749 ounces of silver were produced in the district between 1905 and 1921. According to Lincoln (1923), the Montgomery-Shoshone mine was the most important mine in the district, operating between 1907 and 1910. A number of other small mines in the Main Bullfrog and North Bullfrog subdistricts contributed to the total reported production.

6.2	BARE MOUNTAIN SUBDISTRICT

The Bare Mountain subdistrict, also known historically as the Fluorine district, lies to the south and east of Beatty, Nevada. Gold was first discovered on the east side of Bare Mountain in 1905 (Lincoln, 1923), as prospectors flocked to the Beatty area after the discovery at the original Bullfrog mine. Gold was first discovered in Fluorspar Canyon in 1906 near the Daisy shaft (Papke, 1979). Unreported amounts of gold were produced from a number of small operations around Bare Mountain between 1907 and 1929 (Kral, 1951). Gold prospecting led to the discovery of a number of fluorite vein deposits associated with gold mineralization including the Daisy (or Crowell), Goldspar and Mary mines (Papke, 1979). Daisy was by far the largest fluorspar mine producing 204,508 tons between 1919 and 1986. Fluorspar Canyon was named because of a number of fluorite occurrences in the Daisy area.

Mercury was discovered in 1908 at the Harvey (also known as the Telluride) mine on the northeast flank of Bare Mountain just one kilometer south-southwest of the Mother Lode deposit. The Harvey mine operated intermittently between 1912 and 1943 producing 72 flasks of mercury (Bailey and Phoenix, 1944). Another mercury occurrence known as the Tip Top mine lies along the Flatiron jasperoid just 800 meters southwest of the Mother Lode deposit. The Tip Top mine has no documented production but may have produced up to 100 flasks of mercury. The Harvey and Tip Top mines are known to have gold associated with cinnabar, but no reported gold production. Mercury was later discovered at the Thompson mine in 1929. The Thompson mine is located 5 kilometers northeast of Mother Lode and is reported to have had only minor mercury production (Bailey and Phoenix, 1944).

Ceramic grade high-purity silica was produced at the Silicon mine between 1919 and 1929, located 1.5 kilometers northwest of the Thompson mine (Kral, 1951).

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Modern exploration for precious metals in the main Bullfrog subdistrict began as early as 1982, when geologists from St. Joe Minerals Corporation became interested in the Montgomery-Shoshone area. St. Joe Minerals conducted extensive exploration in the area of the Montgomery-Shoshone and Senator Stewart mines, resulting in the discovery of the Bullfrog vein deposit in 1987 (Jorgenson et al, 1989). Several company acquisitions resulted in Barrick Gold Corporation being the final owner and operator of the mine. The Bullfrog mine produced gold and silver from three deposits including: 1) Bullfrog (open pit and underground); 2) Montgomery-Shoshone (open pit); and 3) Bonanza Mountain (open pit). Between 1989 and 1999, the Bullfrog mine produced 2.31 million ounces (“Moz”) of gold and 3.0 Moz of silver (NBMG MI-2000, page 34). The Gold Bar open pit mine, located 4 kilometers northeast of the Original Bullfrog mine, produced a small (unreported) amount of gold in the late 1980’s.

Modern exploration for precious metals in the Bare Mountain subdistrict began in the 1973 when Cordilleran Exploration Company (Cordex) staked claims in the Sterling mine area. Between 1973 and 1977, Cordex discovered and delineated bulk-tonnage sediment-hosted gold mineralization at the Sterling mine (Ennis et al, 2017). In 1978, Cordex leased the Sterling property to Saga Exploration Company (Saga). Saga continued to explore the property, and in 1980 formed the Sterling Mine Joint Venture (SMJV). The SMJV began producing gold in April 1980 (Ennis et al, 2017).

Cordex explored the Paleozoic sedimentary rocks in Fluorspar Canyon starting in the mid-1970’s, focusing on gold mineralization associated with the fluorite occurrences. In 1979, U.S. Borax (Pacific Coast Mines) staked the original BVC claims in the Fluorspar Canyon area. U.S. Borax was primarily interested in uranium but recognized the potential for bulk-tonnage volcanic-hosted disseminated gold mineralization and discovered the Secret Pass deposit in 1981. In 1985, Cordex entered into a joint venture agreement with U.S. Borax, and by 1989 had earned 100% interest in the U.S. Borax holdings, which would become the core of the Daisy mine property (Roscoe Postle Associates Inc., 1995). In 1990-1991, Inter-Rock Gold, Inc., through a series of transactions, acquired an option to earn 100% interest in the Daisy mine property, subject to a 25% back-in right to Cordex. Between 1985 and 1994, Cordex was involved in the discovery and delineation of two new sediment-hosted gold deposits at Daisy South and Daisy West, as well as expanding the Secret Pass deposit. In 1994, Inter-Rock had earned 100% interest in the Daisy mine property through the funding of ongoing exploration, and Cordex (now Rayrock Mines) elected to exercise their back-in rights to hold 25% interest in the property. In 1995, the Mother Lode property was purchased by Rayrock Mines from USNGSJV (Roscoe Postle Associates, 1998) and incorporated into the Daisy mine property. The Daisy mine partnership subsequently consisted of Rayrock Mines as the operator (35%) and Inter-Rock Gold, Inc. as the majority owner (65%). The Daisy mine partnership began mining the Secret Pass and Daisy West deposits in late 1996 and ceased mining operations in late 1999. Inter-Rock sold all interest in the Daisy mine property back to Rayrock Mines in 1998. Gold production from the Daisy leach pad continued into 2001.

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Reported modern production of 351,744 ounces from Bare Mountain subdistrict has come from the following deposits: 1) 212,744 ounces produced at the Sterling mine (open pit and underground) between 1980 and 2015 (Ennis et al, 2017); 2) 104,000 ounces produced from the combined Secret Pass and Daisy West open pit mines between 1996 and 2001 (NBMG MI-2000); and 3) 35,000 ounces produced from the Mother Lode open pit mine between 1989-1991 (Weiss, 1996).

Figure 6-1 - Bullfrog District Location Map

Resurgent interest in the Bullfrog District began in 2017, and major gold mining companies, including Coeur Mining, Kinross and AngloGold Ashanti have developed large property positions adjacent to the Corvus properties.

6.3	MLP HISTORY

In 1983, shortly after U.S. Borax had discovered the Secret Pass deposit, Galli Exploration (GEXA) prospected and staked claims in the Mother Lode-Joshua Hollow areas east of Secret Pass. In 1985, GEXA drilled 54 shallow holes in the Flatiron jasperoid area along the Fluorspar Canyon Fault. Mineralized intercepts were generally narrow, low grade, and confined to the fault zone. GEXA geologists recommended drilling the pediment area where the Fluorspar Canyon Fault was projected to intersect a northwest-trending range-front fault. The Mother Lode deposit was discovered in 1987 with drill hole ML-59, which intersected 47m (155 ft) of 1.7 g/t (0.049 ounces per ton) gold (Mapa, 1990). GEXA also discovered the SNA deposit under pediment to the south of Mother Lode in 1987.

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The Mother Lode deposit was delineated by drilling in 1987 and 1988. In 1988, GEXA formed U.S. Nevada Gold Search Joint Venture (USNGSJV) with U.S. Precious Metals and contract miner N.A. Degerstrom. Mining of the Mother Lode deposit began in 1989. Between 1989 and 1991, the USNGSJV produced ~35,000 ounces of gold at Mother Lode at an average grade of 1.8 g/t Au. The bulk of the gold production came in 1990. Mining ceased in 1991 as oxide reserves were mined-out.

Rayrock Mines Inc. purchased the Mother Lode property in 1995 from the USNGSJV; incorporating the Mother Lode and SNA deposit resources into the Daisy mine property. Rayrock continued to explore the Mother Lode-SNA area through 1997. Rayrock also intended to mine sulphide resources at Mother Lode as a part of their Daisy mine plan but a declining gold price in 1998 prohibited this development. Some mining development was done in the Mother Lode pit between 1998 and 1999, but no separate gold production was reported.

Glamis Marigold Mining Company acquired all of the assets of Rayrock in March 1999, including 100% interest in the Daisy mine property. Glamis continued limited gold recovery from the Daisy leach pad into early 2001. The majority of the Daisy mine property was dropped by Glamis in 2001 and 2002, and the Daisy Project began reclamation work. Glamis retained a small portion of the Daisy Project property including the 13 mining claims covering the Mother Lode mine area. Goldcorp (US) Inc. acquired all of the assets of Glamis Marigold Mining Company in 2006, including the 13 claims at Mother Lode. The Mother Lode claims were transferred into Goldcorp Daisy LLC (a wholly owned subsidiary of Goldcorp (US) Inc.) in 2014. In May 2017, Corvus acquired Goldcorp Daisy LLC from Goldcorp (US) Inc. In 2017-2018, Corvus has staked 436 additional mining claims which comprise the current MLP land position shown in Figure 6-1.

In May 2016, Marigold Mining Company was notified by the BLM that the BLM was closing the Plan of Operations and authorizing a reclamation cost estimate reduction of 100%. In June 2016, Goldcorp Daisy LLC received notification from the Nevada Division of Environmental Protection (NDEP)-Bureau of Mining Regulation and Reclamation (BMRR) that all regulatory requirements for permanent closure of the Daisy mine had been met, and that the Water Pollution Control Permit was terminated. Goldcorp Daisy LLC was relieved of all obligations under Nevada Revised Statutes 445 A and the Nevada Administrative Code 445A. NDEP-BMRR also concurred with the BLM’s decision and terminated the Reclamation Permit 0031 noting that all reclamation and surety liability associated with the permit had been successfully completed.

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Sterling Gold Mining Corp (Imperial Metals) began acquiring land and staking open ground in the Daisy-Secret Pass-Mother Lode area in 2005, and by 2007 had assembled a substantial land position at northern Bare Mountain covering all the former Daisy mine property and surrounding Glamis’ small Mother Lode claim block.

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7.	GEOLOGICAL SETTING AND MINERALIZATION

7.1	REGIONAL GEOLOGICAL SETTING

The MLP lies within the Walker Lane mineral belt and the Southwestern Nevada Volcanic Field (SWNVF). The regional stratigraphy includes a basement of Late Proterozoic to Late Paleozoic metamorphic and sedimentary rocks. Basement rocks are overlain by a thick pile of Miocene volcanic and lesser sedimentary rocks of the SWNVF, ranging in age from ~15-7.5 Ma (Figure 7-1). The pre-Tertiary rocks exhibit large-scale folding and thrust faulting, having been subjected to compressional deformation associated with multiple pre-Tertiary orogenic events. The stratigraphy of the SWNVF is dominated by ash flow tuff sheets erupted from a cluster of nested calderas known as the Timber Mountain Caldera Complex. The southwestern edge of the caldera complex lies approximately eight kilometers northeast of the MLP, and ten kilometers east of the North Bullfrog Project (Figure 7-1). The stratigraphy of the SWNVF includes voluminous ash flow tuff sheets, smaller volume lava flows, shallow intrusive bodies, and lesser sedimentary rocks. Many of the volcanic units exposed around the MLP include ash flow tuffs that originated from the caldera complex. Other volcanic units are locally sourced outside of the caldera complex.

The Bullfrog and Fluorspar Hills comprise a somewhat isolated structural domain within the Walker Lane, where both pre-Tertiary and Miocene rocks have been subjected to large-scale, W- to WNW-directed, syn-volcanic extension (i.e. down-to-the-west normal faulting and east-tilting of stratigraphy). Extensional faulting was coincident with magmatism and volcanic activity between ~15-9.4 Ma. Hydrothermal alteration and gold mineralization were also episodic through this time period. If present, through-going right-lateral faults of the Walker Lane are poorly exposed in the SWNVF. One possible example of a NW-trending, through-going Walker Lane structure cuts through the historic Silicon and Thompson mine areas to the northeast of the MLP (Figure 7-1). Despite the dominance of caldera volcanism in the region, little or no mineralization is associated with any caldera ring fracture system. Rather, mineralization is typically associated with extensional faults outside of the caldera complex.

Extension is accommodated by the Bullfrog Hills Fault System (BHFS); a complex group of kinematically linked faults that facilitate WNW-directed extension and east-tilted block rotation. The primary structure of the BHFS is the Southern Bullfrog Hills Fault (SBHF). The SBHF is an east-west-trending, north-dipping, district-scale, low-angle detachment fault (Eng et al. 1996). West of Beatty, in the main Bullfrog district, the SBHF separates Proterozoic metamorphic rocks in the footwall from weakly metamorphosed Paleozoic sedimentary and Tertiary volcanic rocks in the hanging wall. East of Beatty, in the Bare Mountain sub-district, the same fault is called the Fluorspar Canyon Fault (FCF, Figure 7-1). The FCF cuts up-section from west to east such that in Fluorspar Canyon it separates Paleozoic sedimentary rocks (footwall) from brittle Tertiary volcanic rocks (hanging-wall). The FCF continues to cut up-section to the east until it eventually separates brittle Tertiary rocks (footwall) from brittle Tertiary rocks (hanging-wall) at MLP. The magnitude of displacement along the SBHF-FCF appears to decrease from west to east across the greater Bullfrog district. The northward dip of the SBHF-FCF generally increases from west to east including: ~20o north at the Bullfrog mine, 25-30o north in lower Fluorspar Canyon, 45o north at the Secret Pass mine, and 55-65o northwest at MLP.

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Secondary structures of the BHFS include large-displacement, NNW- to NNE-trending, moderately to steeply west-dipping, down-to-the-west, normal faults. These faults accommodate the east-tilting of the Tertiary units throughout the Bullfrog and Fluorspar Hills. Hydrothermal alteration and gold mineralization are often spatially associated with these large-displacement faults. Such faults are expected to have listric shapes at depth. The MP fault, which hosts the Bullfrog vein at the Bullfrog mine, is an example of a listric fault. Another example is the Contact Fault, which truncates the north side of the Montgomery-Shoshone deposit. The Contact fault also hosts low-grade mineralization under Rhyolite Valley. The Road Fault at the North Bullfrog Project is the northern continuation of the Contact Fault. Such faults are interpreted to sole into the SBHF-FCF detachment fault at depth.

Figure 7-1 - Regional Geology of the Greater Bullfrog District

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The long period of syn-volcanic extension in the western SWNVF between ~15-9.4 Ma (depending on location) includes at least two periods of accelerated extension documented in the Bullfrog and Fluorspar Hills. Connors, et al. (1998) have identified a major period of extension between ~12.7 Ma and 11.6 Ma culminating with the eruption of the Timber Mountain Group ash-flows between 11.6 and 11.45 Ma. Evidence for this period of extension lies west of Mother Lode where the 12.7 Ma Tiva Canyon Tuff is tilted up to 45o east, but the nearby 11.6 Ma Rainier Mesa Tuff is essentially horizontal. Block rotation of up to 45o is documented between 12.7 and 11.6 Ma in the Fluorspar Hills. Mineralization at MLP is coincident with the onset of this period of accelerated extension. Connors et al. (1998) postulate a second period of accelerated extension between 11.4 Ma and 10.5 Ma, which resulted in major block rotation, rapid erosion and the deposition of the Rainbow Mountain Debris Flow Sequence. In the Mayflower Basin area, the base of the Rainbow Mountain Debris Flow Sequence is tilted as much as 55o east, whereas the top of the sequence is tilted only 25o east. Block rotation of up to 30o is documented in this area while the Mayflower Basin was filling with debris. In the southern Bullfrog Hills east of Rainbow Mountain, the 11.45 Ma Ammonia Tanks tuff is tilted as much as 70o east, whereas the base of the overlying Rainbow Mountain sequence is tilted only 35o east. The block rotation of 35o is documented in this area between 11.4 and 10.5 Ma. Extensional faulting continued through ~9.5 Ma, with an additional 25o of eastward rotation of the Rainbow Mountain Sequence. Extensional faulting ceased in the Bullfrog Hills prior to the eruption of the relatively flat-lying 9.4 Ma Pahute Mesa Tuff (Connors, et al., 1998). The 10 Ma age of Bullfrog and Mayflower mineralization and the 9.5-10.2 Ma age of the Eastern Steam-heated Zone at the North Bullfrog Project coincide with the culmination of extensional tectonism in the Bullfrog Hills.

Extensional faulting in the Bullfrog and Fluorspar Hills created fault-bounded sedimentary basins which filled with basement- and volcanic-derived sediments (e.g. the Sedimentary Rocks of Joshua Hollow, the Jolly Jane Formation, and the Rainbow Mountain Debris Flow Sequence). During younger periods of extension, older normal faults in the hanging-walls of large-displacement listric faults may have experienced significant reactivation and subsequent eastward rotation, such that they may exhibit relative reverse displacement.

7.2	MLP GEOLOGY

7.2.1	MLP Stratigraphy

The stratigraphy of the Fluorspar Hills has been described in pamphlets that accompany published geologic maps by Monsen et al. (1992) and later by Fridrich et al. (2007). The local stratigraphy at MLP has been refined by Corvus based on pit mapping and exploration drilling. Table 7-1 outlines the MLP stratigraphy using map symbols consistent with those used by Corvus at the NBP. Where possible, the map symbols of Monsen et al. (1992) and Fridrich et al. (2007) have been preserved. Brief descriptions of units present in the MLP area are given below. Figure 7-2 is a simplified geologic map of the Mother Lode deposit area.

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7.2.1.1	Paleozoic Sedimentary Rocks – Psd, Psq, Pss

Due to the position of the main claim block, surface exposures of Paleozoic sedimentary rocks are limited at the MLP (Figure 7-2). The Paleozoic rocks encountered in drilling are differentiated only by lithofacies (Table 7-1). The lithofacies-based units are informally correlated to major Paleozoic units, and interpreted as separated by thrust faults. The most abundant lithology is a thick sequence of light to medium grey massive dolomite (Psd), which correlates with the Silurian Lone Mountain Dolomite (Monsen et.al., 1992). Overlying the dolomite in drill holes and in outcrop south of the Mother Lode pit is a heterogeneous siliciclastic sequence (Psq) dominated by quartzite with lesser dolomitic quartz sandstone, sandy dolomite, and sandy limestone. The Psq sequence is interpreted to be a highly attenuated, dismembered thrust slice including Eureka Quartzite, Antelope Valley Limestone and possibly other Ordovician through Devonian lithologies. The Psq unit structurally overlies Psd along a thrust fault identified herein as the SNA thrust fault (Figure 7-2). Overlying the Psq sequence is another dismembered sequence dominated by black siliceous graphitic argillite with lesser dark grey limestone and dolomite (Pss). Lithologies of the Pss sequence resemble Mississippian and Devonian lithologies exposed in the Joshua Hollow area south of Mother Lode. The Pss sequence is interpreted to be a dismembered thrust slice overlying Psq along a second thrust fault identified herein as the Joshua thrust.

Despite variations in thickness, the Paleozoic stratigraphy described above is recognized consistently in reverse circulation drill holes at Mother Lode. The SNA thrust places older Ordovician rocks over younger Silurian rocks. The Joshua thrust places younger Devonian and Mississippian rocks over older Ordovician rocks. Both thrust faults appear to dip moderately to gently east. Paleozoic sedimentary rocks, primarily Psd, host 18% of the samples >0.2 g/t gold in the Mother Lode assay database.

The age of the platy, silty carbonate rocks in the southeast corner of the Mother Lode pit has been the subject of much debate by previous workers. The well-indurated and variably folded nature of the platy rocks suggests they are older pre-Tertiary rocks. Based on Corvus drilling, the platy rocks overlie Tertiary volcaniclastic and conglomeratic sediments. The current interpretation is that these platy rocks are indeed Tertiary in age and are assigned to the Sedimentary Rocks of Joshua Hollow (SRJH, see Section 7.2.1.2 below). If the platy rocks can be determined through micro-fossil work to be pre-Tertiary, then this exposure would be interpreted as a gravity slide block of older Paleozoic rocks shed into the SRJH basin.

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Figure 7-2 - Simplified Geologic Map of the Mother Lode Area

N
S
E
W
Tprt
Tmr
Qc
Tox
Tlr
Tip
Tjs
Psq
Psd
Psj
Mother Lode Claim Group
Mother Lode Pit Boundary
Corvus Drill Hole
Figure 7-3
Fault rock
SNA Thrust Fault
Fluorspar Canyon Fault
65
0
100
200
400
Meters

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Table 7-1 - Summary of the Stratigraphy of the Mother Lode Property

Au min		Major Unit Name	Symbol	Formation	Description
		Quaternary Cover	Qc		Unconsolidated alluvial deposits, talus

		Gravels of Sober-up Gulch	Tgs		Older unconsolidated terrace gravels
		Timber Mountain Group	Tma	Ammonia Tanks Tuff	Moderate to densely welded crystal-rich rhyolite tuff
			Tmr	Rainier Mesa Tuff	Moderate to densely welded crystal-rich rhyolite tuff
		Pre-Rainier Mesa Tuffs and Lavas	Tprr		Rhyolite lava flows
			Tprt		Bedded crystal-lithic tuff
	Mother Lode	Pre-Rainier Mesa Debris Flow Breccia	Tox		Debris flow bx between Tp and Tprt
		Paintbrush Group	Tp	Tpc -Tiva Canyon Tuff	Aphanitic phenocryst-poor welded tuff
				Tpt - Topopah Spring Tuff	Aphanitic phenocryst-poor welded tuff
Secret Pass		Crater Flat Group	Tc	Tcb - Bullfrog Tuff	Variably welded rhyolitic crystal tuff
				Tct - Tram Tuff	Variably welded rhyolitic crystal tuff
	Mother Lode	Lithic Ridge Tuff	Tlr	Lithic Ridge Tuff	Rhyolite porphyry lava flows?
Tys - sediments at top of Lithic Ridge Tuff
Tlr -biotite-chlorite-rich lithic-crystal tuff
		Sedimentary Rocks of Joshua Hollow	Tjs	Sedimentary Rocks of Joshua Hollow	Tjs - fine grained carbonaceous sediments

			Tip	Rhyolite quartz-porphyry dikes
			Tjs Tjvs Tjc	Sedimentary Rocks of Joshua Hollow	Tjs - fine grained carbonaceous sediments
Tjvs - volcaniclastic sandstone
Tjt - grey welded tuff
Tjc - gritty pebble-cobble conglomerate

SNA			Tjs1		Tjs1 - older tuffaceous sediments
		Paleozoic Basement	Ps/Pss	Dev. & Miss. argillite, siltstone, limestone?	Upper Plate of Joshua Thrust
			Psq	Ord. Eureka Quartzite and Antelope Valley Limestone?	Upper Plate of SNA Thrust
			Psd	Silurian Lone Mtn Dolomite	Lower Plate of SNA Thrust

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7.2.1.2	Sedimentary Rocks of Joshua Hollow

The Sedimentary Rocks of Joshua Hollow (SRJH) comprise a heterogeneous sedimentary sequence subdivided into five lithofacies units including: 1) older tuffaceous sediments (Tjs1); 2) conglomerate (Tjc); 3) volcaniclastic sandstone (Tjvs); 4) grey welded tuff (Tjt); and 5) fine-grained carbonaceous sediments (Tjs). The stratigraphic order is generally ascending, but the subunits typically inter-finger with each other laterally and are locally repeated vertically. There is substantial lithologic variability in the SRJH between drill holes. The SRJH are collectively up to 150 meters thick in the Mother Lode area. Tjvs and Tjs comprise the bulk of the SRJH sequence and are the only sub-units exposed in the Mother Lode pit. Tjc, Tjvs and Tjs comprise a generally fining-upward sequence deposited in a local Tertiary basin marginal to the ancestral Bare Mountain structural high. The SRJH were originally named by Monsen et al. (1992) for sparse recessive exposures south of Mother Lode in lower Joshua Hollow. The age of the SRJH is unknown, but pre-dates the 14 Ma quartz-porphyry rhyolite dike swarm of eastern Bare Mountain. The SRJH are considered time-stratigraphic equivalents of the Tr1 sediments of Eng et al. (1996) in the southern Bullfrog Hills (>14 Ma). It is possible that the lower SRJH includes sediments as old as Oligocene. All subunits of the SRJH are known to be mineralized at Mother Lode. The SRJH hosts 40% of the samples >0.2 g/t gold in the Mother Lode assay database.

7.2.1.3	Basal Tuffaceous Sediments – Tjs1

The basal sedimentary sequence includes variegated pink, light green and light brown tuffaceous siltstone, fine tuffaceous sandstone, and tuffaceous-conglomeratic sandstone. When present, Tjs1 lies unconformably on Paleozoic rocks along the basal Tertiary unconformity. Thickness varies from 0-30 meters in drill holes, suggesting the unit was deposited on an erosional unconformity of significant relief or may have been subjected to erosion. Tjs1 is not known to crop out anywhere in the Mother Lode area. Tjs1 is distinctive from the overlying Tjvs and Tjs sub-units, suggesting that it was derived from a different provenance area. Tjs1 may be, in part, a time-stratigraphic equivalent of the Oligocene Titus Canyon Formation recognized elsewhere in the Bullfrog district.

7.2.1.4	Conglomerate – Tjc

Overlying and interbedded with Tjs1 is a distinctive siliceous to locally calcareous conglomerate unit. The unit includes fine to coarse angular lithic gritstone, gritty pebble conglomerate and coarse pebble to cobble conglomerate. Tjc contains clasts of a variety of Paleozoic sedimentary lithologies including chert, quartzite, dolomite, limestone, sandstone and siltstone. Tjc also contains clasts of Mesozoic granitoid rocks, Tjs1 lithologies, and minor Tertiary volcanic rocks. Where Tjs1 is absent, Tjc conglomerate lies directly on Paleozoic rocks along the basal Tertiary unconformity. Tjc often contains conspicuous rounded, broken, deformed and healed Paleozoic clasts that resemble those found in conglomerates mapped as Titus Canyon Formation elsewhere in the Bullfrog district. Tjc varies in thickness from 0-30 meters, apparently being deposited in channels along an unconformity of significant relief. Because of their inter-fingering nature, Tjc and Tjs1 have been lumped together as a single unit for the purpose of geologic modeling. The combined Tjc-Tjs1 units host 5% of the samples >0.2 g/t gold in the Mother Lode assay database.

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7.2.1.5	Volcaniclastic Sandstone - Tjvs

Overlying and locally interbedded with Tjc are intervals of fine to coarse, bedded to non-bedded, calcareous and siliceous volcaniclastic sandstone. Tjvs sandstone typically exhibits an equigranular salt and pepper texture as a result of detrital grains of white feldspar, black biotite, minor grey quartz, and small black carbonaceous lithic fragments. Highly irregular rip-up clasts of carbonaceous Tjs up to 20 centimeters are common within the volcaniclastic sandstones. The drilled thickness of individual sandstone intervals varies from <1 to >30 meters. Volcaniclastic sandstone is interpreted as channel-filling debris derived predominantly from Tertiary volcanic rocks. Tjvs is well-mineralized where it exhibits the light grey color of strong illite-pyrite alteration. Tjvs hosts 18% of the samples >0.2 g/t gold in the Mother Lode assay database.

7.2.1.6	Welded Tuff - Tjt

A distinctive light grey welded tuff subunit has been recognized in a few of the northeastern-most drill holes. The tuff is similar in color and composition to the volcaniclastic sandstone but exhibits a welding fabric defined by white flattened pumice clasts. The tuff subunit varies in drilled thickness from 10 to 30 meters. It generally occurs in the lower portion of the SRJH and is expected to thicken to the northeast in future drilling. Tjt is mineralized in every hole that it has been recognized. Tjt may prove to be a significant mineralized marker unit in future drilling. The grey welded tuff currently hosts <1% of the samples >0.2 g/t gold in the Mother Lode assay database.

7.2.1.7	Carbonaceous Sediments - Tjs

Fine grained carbonaceous sediments comprise the bulk of the upper portion of the SRJH. Lithofacies include variably carbonaceous, mostly calcareous to locally siliceous, laminated mudstone and siltstone, massive or flaser-bedded water-lain tuff, and variably argillaceous laminated lacustrine limestone (i.e. marl). Carbonaceous sediments are commonly interbedded with lenses of Tjvs volcaniclastic sandstone. The drilled thickness of individual intervals of Tjs varies from 10-50 meters within the SRJH. Some of the highest grades in the Mother Lode deposit are hosted in Tjs carbonaceous sediments. Tjs hosts 17% of the samples >0.2 g/t gold in the Mother Lode assay database.

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7.2.1.8	Lithic Ridge Tuff - Tlr

The Lithic Ridge Tuff is recognized by Corvus geologists as a distinct stratigraphic unit in drill holes and on the north high-wall of the Mother Lode pit. The tuff had been erroneously logged by previous operators as a xenolith-rich porphyritic dacite intrusive phase. The Lithic Ridge Tuff consists of poorly to moderately welded, generally lithic-rich, quartz-biotite-feldspar-bearing ash-flow tuff. Lithic content varies from <5 to 20+%, including common green altered porphyritic dacite clasts and a variety of Paleozoic clasts. The Lithic Ridge Tuff overlies the upper beds of the SRJH along an irregular mixed contact zone, suggesting a significant volume of SRJH soft sediments were ripped-up into the base of Tlr as it was being deposited. The Lithic Ridge Tuff is a well-known regional ash-flow unit of the SWNVF dated at 14 Ma (Sawyer et al., 1994). Tlr is ubiquitously hydrothermally altered, sulphidized and locally mineralized in the Mother Lode deposit area. Tlr hosts 4% of the samples >0.2 g/t gold in the Mother Lode assay database.

7.2.1.9	Rhyolite Porphyry Dikes – Tip

Rhyolite porphyry dikes in the Mother Lode area are part of a NNE-trending, west-dipping swarm of hydrothermally altered dikes that intrude pre-Tertiary rocks for over 14 kilometers along the eastern flank of Bare Mountain. The dikes at Mother Lode comprise the northernmost exposures of the dike swarm, and the only exposures known to intrude Tertiary rocks. The dikes form somewhat tabular to highly irregular, discontinuous bodies in both the hanging wall and footwall of the Fluorspar Canyon Fault. Where relatively unaltered, the rhyolite has an aphanitic to granophyric groundmass with phenocrysts of quartz, plagioclase, sanidine, biotite and minor hornblende. Quartz, biotite and plagioclase phenocrysts >5 mm are common. Where intensely altered and mineralized, the groundmass is replaced by a mixture of illite-smectite. Mafic minerals are progressively altered to chlorite and replaced by pyrite in mineralized rhyolite. Feldspars are altered to calcite, illite, or adularia. Rhyolite porphyry dikes have yielded age dates ranging from 14.4 to 13.8 Ma (Weiss, 1996), with an accepted average age of ~14 Ma. An interpretation from new drilling at Mother Lode is that rhyolite dikes intrude the Lithic Ridge Tuff and may have formed a local lava flow overlying the Lithic Ridge Tuff. Dike emplacement and the eruption of the Lithic Ridge Tuff are closely related to magmatic activity at ~14 Ma. Tip is the dominant host lithology at Mother Lode, hosting 33% of the samples >0.2 g/t gold in the assay database.

7.2.1.10	Younger Sediments – Tys

A second sedimentary sequence has been recognized overlying the Lithic Ridge Tuff. The unit includes limonitic to carbonaceous, siliceous to calcareous, fine volcaniclastic sandstone and siltstone similar to Tjs and Tjvs. North of the Mother Lode pit, the Tys unit varies in thickness from 0 to 10 meters and increases to a maximum known thickness of 70 meters in ML 18-072 west of the pit. Tys is lumped in with Tlr in the geologic model. Tys is not known to be mineralized at Mother Lode.

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7.2.1.11	Crater Flat Group – Tct and Tcb

The regionally extensive Crater Flat Group has been described in detail by Carr et al. (1986). The Tram Tuff (Tct) and Bullfrog Tuff (Tcb) members crop out to the northeast of Mother Lode and in Fluorspar Canyon (Fridrich et al., 2007). Neither tuff has been identified in-situ in the Mother Lode drilling area. The tuffs are similar in texture and composition, both being moderately crystal-rich welded tuffs that exhibit ubiquitous hydrothermal alteration. The younger Bullfrog Tuff has been dated at 13.25 Ma (Sawyer et al., 1994). The Bullfrog Tuff is the primary host unit at the Secret Pass Deposit.

7.2.1.12	Paintbrush Group – Tpt and Tpc

In the Fluorspar Hills, the Paintbrush Group is comprised of two members: the 12.8 Ma Topopah Springs Tuff (Tpt), and 12.7 Ma Tiva Canyon Tuff (Tpc) (Fridrich et al., 2007 and Sawyer et al., 1994). The Paintbrush tuffs are typically reddish brown, aphanitic, phenocryst-poor and densely welded. Paintbrush tuffs are distinctly shard-rich and phenocryst-poor compared to other major ash flow tuffs of the SWNVF. The Paintbrush Group has an exposed thickness of nearly 600 meters north of the Secret Pass Deposit but is not recognized in the Mother Lode area. The contact between the underlying Bullfrog Tuff and basal vitrophyre of the Topopah Springs Tuff is well-exposed on the north high-wall of the Secret Pass Pit.

7.2.1.13	Pre-Rainier Mesa Debris Flow Breccia – Toxh and Toxm

A substantial thickness of heterolithic debris flow breccia (Toxh) overlies the Tiva Canyon Tuff ~1.5 kilometers west of the Mother Lode deposit. Such breccias in the Mother Lode area are mapped as Tox (i.e. older breccia) by Fridrich et al. (2007). The Tox unit is analogous to younger post-Rainier Mesa debris flow breccia deposits of the Rainbow Mountain Sequence at NBP (see Section 7.2.1.13). Tox is predominantly heterolithic but may locally contain monolithic breccias (Toxm) of rhyolite porphyry, SRJH, Lithic Ridge Tuff, or Crater Flat Group tuffs. Heterolithic debris flow breccias are generally non-bedded, very poorly sorted, and contain sand- to large boulder-size clasts of all older units. Tox exists only in the hanging wall of the FCF, where it unconformably overlies Tp, Tip, Tlr, Tys and SRJH. Tox is interpreted to have been deposited on an angular erosional unconformity of significant relief. Up to 150 meters of Toxh has been penetrated in the hanging-wall of the Fluorspar Canyon Fault west of the Mother Lode pit. Tox is interpreted as mass-wasted scarp breccias and alluvial fan deposits that have been shed off fault scarps, including the FCF, during the period of accelerated extension between 12.7-11.6 Ma. Based on stratigraphic relations, Tox is considered a post-mineral unit at Mother Lode (post-12.7 Ma), but it is also known to contain gold. The distribution of oxide gold mineralization in Tox suggests that the mineralization is detrital in nature, having been mass-wasted off the mineralized footwall of the FCF. Tox hosts 2% of the samples >0.2 g/t gold in the assay database.

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7.2.1.14	Pre-Rainier Mesa Tuffs And Lavas – Tprt and Trr

The lower part of the Timber Mountain Group includes rhyolitic tuffs and lava flows that are known as the Pre-Timber Mountain tuffs (Tprt) and lavas (Tprr) respectively. These units are undated but occupy the stratigraphic position between the Paintbrush Group (or Tox, if present) and the large volume Timber Mountain tuffs (see Section 7.2.1.15). Tprt consists of light-colored, non-welded to bedded, lapilli rich, pumaceous lithic-rich crystal tuff. Tprt is up to 150 meters thick in the Mother Lode drilling area. Tprt appears to blanket paleo-topography cut on the Toxh debris flow sequence. Tprt was deposited during or just after the period of accelerated extensional tectonism associated with the deposition of Tox. Tprt is not known to be mineralized at Mother Lode but exhibits ubiquitous steam-heated alteration north and west of the deposit.

Tprt represents pyroclastic deposits associated with Tprr rhyolite volcanism. Tprr consists of aphanitic to fine porphyritic, massive to flow-banded, rhyolite lava flows (i.e. flow-dome complexes) at the Twisted Canyon and Sawtooth areas of MLP and at the Spicerite target areas at NBP (see Figure 9-1). The rhyolite varies in appearance from relatively fresh, grey to black, glassy perlite or obsidian, to tan to pale green strongly devitrified zeolitic rhyolite. Tprr is not present in the Mother Lode area.

7.2.1.15	Timber Mountain Group – Tmr and Tma

Regionally there are two large-volume ash flow sheets that comprise bulk of the Timber Mountain Group. These include the 11.6 Ma Rainier Mesa Tuff (Tmr) and 11.45 Ma Ammonia Tanks Tuff (Tma, Sawyer et al., 1994). The Timber Mountain tuffs are typically densely welded, crystal-rich ashflow tuffs, with 15-20+% phenocrysts of quartz, feldspar and biotite. The units can be distinguished from each other by the presence of sphene and bluish chatoyant sanidine phenocrysts in the Ammonia Tanks Tuff. In the Mother Lode area, the Rainier Mesa Tuff directly overlies steam-heated Tprt. The Rainier Mesa Tuff may overlie Tprr or Tp elsewhere in the district. The Rainier Mesa Tuff is sub-horizontal, relatively unaltered, and entirely post-mineral in the Mother Lode area. The Ammonia Tanks Tuff is recognized only at the Sawtooth target area (see Figure 9-1).

7.2.1.16	Gravels of Sober-Up Gulch - Tgs

Older unconsolidated gravel deposits of late-Miocene to Pliocene age occur at the Willys target area along the eastern range-front area of Bare Mountain, and at the Twisted Canyon and Baileys Gap target areas on the east side of Oasis Valley (see Figure 9-1). The gravels form sub-horizontal terraces that are commonly, deeply incised. Underlying older rocks are often poorly exposed in the bottoms of incised ravines below the terrace gravels. The older gravels at the MLP are correlated to the Gravels of Sober-up Gulch on the west side of Oasis Valley at North Bullfrog Project. The thickness of Tgs is highly variable, but not expected to exceed 100 meters. Monsen et. al. (1992) reports an 8.2 Ma age for a tuff unit within the Gravels of Sober-up Gulch east of Bare Mountain.

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7.2.1.17	Quaternary Cover - Qc

The Mother Lode deposit is largely covered with unconsolidated Quaternary gravels. Quaternary gravels range in thickness from 1-20 meters in the Mother Lode drilling area. The Quaternary gravels are variably caliche-cemented and form stable vertical walls in the Mother Lode pit.

7.2.2	Structure

The most notable structural feature at the MLP is the Fluorspar Canyon Fault (FCF). The NE-trending, NW-dipping FCF is exposed at the Flatiron target where it hosts an auriferous, cinnabar-bearing, silicified fault breccia (Figure 7-2). The fault breccia is juxtaposed against a massive jasperoid hosted in the footwall dolomite. Drilling at Flatiron indicates a dip of 65o northwest from the outcrop to 300 meters down-dip. The FCF continues to the northeast from Flatiron for about 700 meters where it intersects a north-trending rhyolite dike-filled structural zone (Figure 7-2). Just before it enters the Mother Lode pit, the FCF is deflected to the northerly strike of the dike-filled structural zone. Displacement along the FCF appears to be transferred to the dike orientation at this structural intersection. This intersection is a vital structural feature facilitating the formation of the Mother Lode deposit. The earliest movement on the FCF clearly post-dates dike emplacement.

The rhyolite dike swarm along eastern Bare Mountain is hosted by structures that exhibit little or no discernable displacement. Displacement on the dike-filled structure just south of Mother Lode appears to be nil as the dike does not offset the SNA thrust (Figure 7-2). However, cross section analysis of the Mother Lode deposit indicates notable displacement on many dike margins north of the intersection with the FCF. Fault gouge on dike margins is a common occurrence in the Mother Lode deposit. The evidence suggests that large-scale displacement associated with the FCF has been transferred to the dike swarm orientation and has reactivated older sub-parallel dike-filled structures north of the structural intersection. Reactivation of dike-filled structures has enhanced porosity and permeability for fluids to ascend around and through the structurally modified dikes. The dike zone widens rapidly to the north of the intersection, and branches into three or more mineralized dikes (Figure 7-3). The subparallel FCF and dike swarm strike northerly and dip 50-70o west for ~500 meters to the northern limit of drilling. Stratigraphic relationships suggest the main splay of the FCF has 400 meters or more of down-to-the-west normal displacement within the Mother Lode deposit.

Mineralized rhyolite occurs in both the hanging-wall and footwall of the FCF. There is evidence that dikes cut the unconformity, but no conclusive evidence that dikes cut the FCF. Rather, cross section analysis suggests that both footwall dikes and hanging-wall dikes are truncated by the main splay of the FCF (Figure 7-3). The FCF bisects and offsets the large rhyolite body in the Mother Lode pit, where mineralization is only present in the footwall portion of the rhyolite. Elsewhere in the deposit, mineralized rhyolite exists only in the hanging-wall of the FCF (Figure 7-3). The implication is that additional sub-parallel mineralized dikes may be found in the hanging-wall of the FCF west of the known deposit. The FCF apparently dismembers individual dikes as it propagates through the dike swarm in a subparallel orientation. Reactivated older dike-filled structures may be the primary structural conduits for ascending fluids. However, the main splay of the FCF is mineralized at both Mother Lode and Flatiron. Deeper drilling has extended the deposit to the west, where it appears that the FCF plays a more significant role as a high-grade structural feeder. Future drilling will continue to test the FCF as a primary feeder structure at depth to the west.

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Figure 7-3 - Cross Section 4084410N Looking North through the Mother Lode Deposit

1300m
1200
1100
1000
900
Mother Lode Pit North Wall
ML237
ML149
D467
ML180
ML106
D442
D435
D443
Qa
Tprt
Tox
Tlr
Tjs
Tip
Tjs1
Tjc
Pss
Psq
Psd
Tys
Fluorspar Canyon FZ
0
50
100
200
Meters
Corvus Drill Hole
Historic Drill Hole
>0.5 g/t Au Intercept
Map Units
Qal - Quaternary Alluvium
Tprt - Pre-Rainier Mesa Tuff
Tox - Debris Flow Breccia
Tip - Quartz-porphyry Rhyolite Dikes
Tys - Younger Sediments
Tlr - Lithic Ridge Tuff
Tjs _Sedimentary Rocks of Joshua Hollow
Tjc - SRJH Conglomerate
Tjs1 - SRJH Basal Tuffaceous Sediments
Pss - Shale-Argillite
Psq - Quartzite-sandstone
Psd - Dolomite

The timing of the latest movement along the FCF in the Mother Lode area is bracketed by the 12.7 Ma Tiva Canyon Tuff and 11.6 Ma Rainier Mesa Tuff. The Tiva Canyon Tuff is tilted as much as 45o east in the hanging-wall of the FCF just 1.5 kilometers west Mother Lode. Just northwest of Mother Lode, the Rainier Mesa Tuff is sub-horizontal, exhibiting little or no east-tilting in the hanging-wall of the FCF. The evidence suggests that an accelerated period of extensional faulting and eastward block rotation, accommodated by the FCF, occurred between 12.7 and 11.6 Ma in the Mother Lode area. The onset of this period of extension is coincident with the age of Mother Lode mineralization. Extension continued along the FCF after mineralization at Mother Lode, resulting in un-mineralized hanging-wall rocks being juxtaposed against mineralized footwall rocks. The amount of post-mineral displacement on the FCF is unknown. Structural and stratigraphic relationships suggest that a faulted-off portion of the Mother Lode deposit may exist in the hanging-wall of the FCF at depth to the west.

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A major unconformity between Paleozoic and Tertiary rocks appears to have played a role in dike emplacement and the propagation of ascending hydrothermal fluids. The porosity and permeability contrast between the rigid, non-porous Paleozoic rocks and the less rigid, highly porous Tertiary rocks apparently allowed the mineralizing system to open and broaden above the unconformity. Rhyolite dikes appear to expand in width just below and above the unconformity (Figure 7-3). The grade and thickness of mineralization generally increases with proximity to, and above, the unconformity. Gold grade in all mineralized units generally increases with proximity to mineralized dikes. The grade and thickness of mineralization is significantly better adjacent to dikes in the Tertiary sediments above the unconformity.

A large-scale, low-amplitude, north-plunging antiform involving Sedimentary Rocks of Joshua Hollow (SRJH) and the Lithic Ridge Tuff can be observed on the north wall of the Mother Lode pit. On cross sections, the antiform is mimicked by the basal Tertiary unconformity (Figure 7-3). The feature appears to be a large-scale drag-fold in the footwall of the FCF. Bedding in the west limb of the fold appears to steepen to the west and merge with the FCF.

There is evidence of compressional deformation (i.e. folding) within the SRJH in the Mother Lode pit and in core holes. Small-scale, low amplitude folding is interpreted as gravity-related compressional deformation of soft sediments in a rapidly subsiding and filling Tertiary basin during active extensional tectonism.

7.2.3	Mineralization

Mother Lode is characterized as a sediment, intrusive, and locally volcanic-hosted disseminated gold deposit. Mineralization most closely resembles Carlin-type sediment-hosted gold deposits of north-central Nevada. Weiss (1996) was the first to recognize and document the similarity to Carlin-type deposits. Weiss (1996) also cites evidence for a large buried porphyry type magmatic system associated with the rhyolite dike swarm at eastern Bare Mountain. The Mother Lode deposit formed at ~12.7 Ma, which is much younger than the typical ~40 Ma age in north-central Nevada. The nature of mineralization is rather passive and with very low introduction of secondary silica, suggesting it may have formed at a shallower depth and at lower temperature than typical Carlin-type deposits. Mineralization exhibits geochemical associations between Au and As-Sb-Hg-Tl-Te-Bi-F, with very low Ag and base metals.

The Mother Lode deposit model consists of structurally and stratigraphically-controlled disseminated gold mineralization hosted primarily in rhyolite porphyry dikes (Tip) and the Sedimentary Rocks of Joshua Hollow (SRJH). Lesser volume hosts include Paleozoic sedimentary rocks (Psd and Psq), Tertiary volcanic rocks (Tlr), and debris flow breccias (Tox). Mineralization in Tip, SRJH and Tlr is mostly sulphide, but may be oxidized depending on depth. Mineralization in Psd, Psq and Tox is mostly oxide. The current interpretation is that oxide mineralization in Tox is detrital, with mineralized rock having been mass-wasted as scarp breccias into the hanging-wall of the FCF. Paleozoic rocks are most commonly mineralized in proximity to dike margins but are also mineralized along subtle non-dike-filled structures and as pseudo-stratiform jasperoid bodies.

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The primary structural control feeding mineralization at Mother Lode is a series of north-trending, 50-70o west-dipping rhyolite dike-filled structures. Mineralization is both semi-tabular and highly irregular as fluids ascended along dike-filled structures in the underlying Paleozoic rocks, through the Tertiary unconformity, and expanded upward into the Tertiary section. Mineralizing fluids appear to have bled out laterally away from mineralized dikes into favorable permeable lithologies and secondary structures, including the FCF. Deeper drilling has extended the deposit to the west, where it appears that the FCF plays a significant role as a high-grade structural feeder (Figure 7-3). The potential for additional mineralized dikes in the vicinity of the FCF at depth to the west below current drilling is a highly attractive target.

Rhyolite dikes along the entire Bare Mountain swarm were subjected to high-temperature, sanidine- and biotite-stable alteration shortly after emplacement (Weiss, 1996). At Mother Lode, biotite-stable alteration was followed by a lower temperature pervasive illite-smectite-pyrite event that affected both the dikes and surrounding wall rocks. The illite-smectite-pyrite event penetrates well up into the Lithic Ridge Tuff, forming a large sulphidation halo around the gold mineralization. Illite-smectite-pyrite alteration typically exhibits strongly elevated As, Sb and Tl, and may be well-mineralized or only anomalous in gold. The evidence suggests an early relatively barren illite-pyrite event is followed by an overprinting main stage Au-Te sulphidation event.

Trace element geochemistry associated with gold mineralization in drill hole samples includes: As (max 9262 ppm), Sb (max 1429 ppm), Te (max 16 ppm), Tl (max 17 ppm), Hg (max 30 ppm) and Bi (max 25 ppm). The elements with the strongest correlation to gold are tellurium and arsenic. Base metals are very low at Mother Lode. Elevated base metal values are largely associated with basement rocks. Weiss (1996) reports the presence of fluorite veining and a strong association between gold and fluorine at Mother Lode. Fluorine is not included in the multi-element analysis used by Corvus, but fluorite has been identified in the Mother Lode pit. Petrographic studies by Weiss (1996) on sulphide concentrates from drill holes at Mother Lode identified growth zones in pyrite grains exhibiting concentrations of arsenic. Weiss (1996) concluded that the Mother Lode deposit formed at a depth of 500-1000 meters or less, from gold-bearing fluids with temperatures between 200-240oC. High-grade gold appears to be associated with remobilized carbon, particularly in Tjs and Tjvs in the upper portion of the deposit. Remobilized carbon appears to have accumulated in a blanket-like zone above the upper reaches of the rhyolite dikes.

Jasperoid in Paleozoic rocks appears to have both structural and stratigraphic control. Jasperoid intervals in drill holes commonly contain significant Ag values up to 100 ppm. The average Ag/Au ratio from jasperoid samples is 15:1. The average Ag/Au ratio in non-jasperoid Tertiary rock-hosted samples is <0.5:1. Jasperoid mineralization in Paleozoic rocks may be a separate mineralizing event that predates the main Mother Lode gold system. Jasperoid is typically oxidized and yields high cyanide shake leach recoveries.

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7.2.4	Hydrothermal Alteration

Rhyolite dikes along the entire Bare Mountain swarm were subjected to a sanidine- and biotite-stable (potassic), high-temperature alteration shortly after emplacement, as evidenced by secondary hypersaline fluids inclusions in quartz phenocrysts (Weiss, 1996). At Mother Lode, rhyolite dikes and surrounding wall rocks were later subjected to lower temperature, pervasive, illite-smectite alteration and associated disseminated pyrite sulphidation as an early event associated with gold mineralization. This alteration in Mother Lode dikes is progressive in intensity, probably due to proximity to open feeder structures. Biotite goes to chlorite and eventually chlorite gets replaced by pyrite. The groundmass and feldspar phenocrysts get replaced by illite-smectite, calcite and adularia.

Published age dates on alteration minerals from fluorine-related gold deposits in the Bare Mountain area suggest the deposits formed between 12.9-12.2 Ma, more than a million years after dike emplacement. Weiss (1996) reports K-Ar ages of 13.1 and 12.2 Ma on mixed-layer illite-smectite from a mineralized dike at Mother Lode. The average of these dates is 12.7 Ma, which is consistent with an adularia date of 12.9 Ma from a similar mineralized dike at the historic Goldspar mine (Noble, et al., 1991). Stratigraphic relations suggest that the Secret Pass deposit, hosted in the 13.25 Ma Bullfrog Tuff, formed soon after deposition of the 12.8 Ma Topopah Spring Tuff and possibly before the deposition of the 12.7 Ma Tiva Canyon Tuff. Alunite dates of 12.2 and 11.2 Ma from silicified fault breccia at the Flatiron target suggest continued or renewed episodic hydrothermal activity in the Mother Lode area (Weiss, 1996). Alunite dates of 12.9 and 11.6 Ma from the Thompson and Silicon mines, respectively (McKee and Bergquist, 1993), reflect hydrothermal activity similar in age to Mother Lode and YellowJacket (NBP).

Steam-heated alteration is ubiquitously present in the post-mineral pre-Rainier Mesa tuff unit (Tprt), which overlies the Mother Lode deposit. The alteration zone is characterized by thick intervals of pervasive kaolinite-alunite alteration and local low temperature opaline silica replacement of the tuff unit. The Tprt unit and alteration zone are up to 150 meters thick. Steam-heated alteration is also known to affect the upper portion of the underlying Tox debris flow sequence. No significant gold has been detected in rocks affected by steam-heated alteration at Mother Lode, but gold is known to occur with cinnabar and alunite at the Flatiron target and the nearby Telluride mine. The steam-heated alteration may be related to the waning stages of the Mother Lode gold system, but likely post-dates gold mineralization. The age dates suggest episodic hydrothermal activity in the Fluorspar Hills between ~13-11.2 Ma.

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8.	DEPOSIT TYPES

Gold mineralization in the Bare Mountain sub-district includes a variety of types: 1) sediment- and intrusive-hosted disseminated Carlin-like (Sterling, Mother Lode, SNA); 2) sediment-hosted Carlin-like (Daisy West and South); 3) volcanic-hosted low sulphidation disseminated epithermal (Secret Pass); and 4) sediment-hosted quartz vein stockwork (Reward). Types 1, 2, and 3 are associated with late fluorite vein mineralization, high As-Sb-Hg, and very low base metals. Type 4 has no fluorite association, very low As-Sb-Hg, and elevated base metals (Weiss, 1996). Most of the gold deposits in the greater Bullfrog district range in age from ~13 Ma to 9.5 Ma. However, quartz stockwork veins associated with the Reward deposit are cut by unmineralized andesitic dikes dated at 26 Ma (Monsen, 1992). The Reward deposit is older and apparently unrelated to the other deposits in the district (Weiss, 1996).

Mineralization at MLP most closely resembles Carlin-type sediment-hosted gold systems of northern Nevada. The Mother Lode deposit model includes structurally and stratigraphically-controlled disseminated sulphide and oxide mineralization hosted in primarily in Tertiary sedimentary rocks and rhyolite porphyry dikes. Paleozoic sedimentary rocks comprise a smaller volume host in proximity to dikes and the basal Tertiary unconformity. Tertiary volcanic rocks and debris flow breccias are also mineralized at Mother Lode. Alteration types associated with gold mineralization include passive decalcification and illite-pyrite alteration. Unique features of Mother Lode-style mineralization compared to typical Carlin-type deposits include: the association with fluorine, the significant volume of mineralization that is rhyolite porphyry dike-hosted, elevated tellurium and bismuth, and the generally passive, innocuous, very low-silica nature of the mineralization. Carlin-type gold deposits are generally known to form at depths of >2 kilometers, at temperatures between 180-240oC. Mineralization at Mother lode may have formed at depths of 500-1000 meters or less, and at temperatures <240oC (Weiss, 1996).

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9.	EXPLORATION

Exploration is ongoing at MLP. Exploration at the Project has been conducted using RC and core drilling, geophysics, surface mapping and rock chip sampling.

9.1	MLP EXPLORATION

The focus of the Phase 1-3 drilling programs between 2017-2019 has been to delineate open pit resources at the Mother Lode deposit area. The deposit remains open at depth to the west, north and east of the current limit of drilling, with excellent potential for additional open pit and underground mineable resources. The primary focus of Phase 4 drilling in 2020 has been to extend the Mother Lode deposit to the west and beneath known mineralization. The deeper drilling strategy in 2020 has included casing of reverse circulation pilot holes (pre-collars) and drilling core tails out the bottom. In 2019, a 3D Induced polarization survey was conducted over the Mother Lode deposit area. In 2020, a Titan-160 MT survey was jointly conducted by Corvus and Coeur Mining over a large area including the MLP and Coeur’s Crown Block. Additional exploration target areas on the MLP are shown on Figure 9-1 including: Lynnda Strip, Hidden Canyon, Prospector Pass, Flatiron, Willys, Sawtooth, Twisted Canyon, and Baileys Gap. Each of the exploration targets are described briefly in the follow sections.

9.1.1	Lynnda Strip

The Lynnda Strip target area was staked in September 2018. The ~100-meter-wide strip of MN-claims covers a gap between the Coeur Crown block to the south and the AngloGold Ashanti Silicon property to the North. Coeur Mining discovered significant gold mineralization adjacent to the Lynnda Strip in early 2020. Coeur drilled three holes that crossed onto the Lynnda Strip. Corvus has received the results for one of these holes (CH20-011), which contains broad intervals of low-grade oxide mineralization as well as 1.52m of 9 g/t Au. Corvus subsequently obtained a Notice-level drilling permit from the BLM (N-99731) and began the first phase of drilling on the Lynnda Strip in the fourth quarter of 2020. The new discovery at the Lynnda Strip is completely blind, locally high-grade, and predominantly oxide. In stark contrast to the mineralization at Mother Lode, Lynnda Strip consists of volcanic-hosted vein, stockwork and disseminated mineralization. Drilling is in progress at the Lynnda Strip.

9.1.2	Hidden Canyon

The Hidden Canyon target area was identified, and the Snake claims were staked between AngloGold Ashanti’s Silicon and Transvaal properties in 2020. The target area exhibits high-level, low temperature, volcanic-hosted (Ammonia Tanks Tuff) argillic alteration with late, fracture- and breccia-filling chalcedonic quartz. The alteration is associated with a series of NE- to NNE-trending, vertical to steeply west-dipping fractures. A first pass of 10 rock chip samples yielded detectable gold (6-14 ppb) in two samples. The surface geochemistry is consistent with what would be expected from this style of high-level alteration in the Bullfrog district. The target is to test for blind, Bullfrog-style, vein/stockwork/disseminated mineralization at depth below the surface alteration.

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9.1.3	Prospector Peak

The Prospector Peak target area was also identified during the staking of the Snake claims in 2020. Surface hydrothermal alteration is relatively weak at Prospector Pass. However, a series of NE-trending, low-temperature, crustiform banded quartz veins has been identified on the adjacent AngloGold Ashanti ground. These vein structures project under the Snake claims in Section 21.

9.1.4                    Flatiron

The Flatiron target is located 700 meters southwest of the Mother Lode deposit. GEXA was originally attracted to the Mother Lode area in 1983 because of the gold and cinnabar-bearing silicified breccia along the Fluorspar Canyon Fault (FCF) at Flatiron. The first 54 holes at the original Mother Lode property were drilled at Flatiron by GEXA in 1985. Nearly all of these early holes intersected between 3-15 meters of low- grade gold mineralization (0.5 to 1 g/t, with values up to 5 g/t). Three holes were drilled by Corvus in early 2018 to test the down-dip extension of the known mineralization along the FCF. All three holes (ML18-056, -057 and -058) cut gold mineralization similar to the historic drilling. The style of mineralization at Flatiron is identical to Mother Lode. The Flatiron mineralization is interpreted to be a distal extension of the Mother Lode deposit, and ultimately may connect with Mother Lode mineralized zone at depth and along strike. There has been no follow-up drilling since 2018. The Flatiron target has not been adequately tested, and follow-up drilling is planned for 2021.

9.1.5	Willys

The Willys target area is located on the ME claim block, 2 km east of the Mother Lode pit. The Willys target area is underlain by the Sedimentary Rocks of Joshua Hollow (Tjs), the Lithic Ridge Tuff (Tlr), pre-Rainier Mesa Tuff (Tprt), the Rainier Mesa Tuff (Tmr), and the Gravels of Sober-up Gulch (Tgs). There are also small outcrops of altered quartz-porphyry rhyolite dikes exposed beneath Tgs gravels along the west side of the claim block. The dikes appear to be intruding Tjs and Tlr, in a similar setting to the Mother Lode deposit. The first pass of surface rock sampling yielded no significant gold values. Recessive exposures of altered and iron-stained Tjs and Tlr have yielded arsenic values up to 439 ppm. The alteration and trace element geochemistry exhibited in the Tlr unit at Willys is similar to what is exposed on the north wall of the pit above the Mother Lode mineralization. Three RC holes were drilled by Corvus in late 2018. There were no quartz-porphyry rhyolite dikes identified in the drill holes, however, one hole (ML18-96) had significant anomalous gold (up to 98 ppm) associated with sulphidized basaltic dikes. In light of the discovery at Lynnda Strip, the Willys target is being re-evaluated and additional drilling is planned for 2021. The Willys area has excellent potential for discovery of both Mother Lode-style and Lynnda Strip-style gold mineralization.

9.1.6	Sawtooth

The Sawtooth target is located 7 kilometers west of Mother Lode on the western portion of the MN claim block in lower Fluorspar Canyon. Geologic mapping has identified the Sawtooth fault: a large-displacement, NNE- trending, down-to-the-west normal fault. The Sawtooth fault juxtaposes Ammonia Tanks Tuff (Tma) in the hanging wall against pre-Rainier Mesa Tuff (Tprt) in the footwall. The fault is largely covered by alluvium. The footwall of the fault also includes exposures of lower Bullfrog Tuff (Tcb) below the Tprt unit. The Tram Tuff (Tct), the Lithic Ridge Tuff (Tlr) and possibly Tjs are all expected to lie at depth in the footwall of the fault. The down-to-the-west displacement on the fault is estimated to be 500 meters or more. Limited rock sampling has identified anomalous arsenic (up to 160 ppm) and antimony (up to 15 ppm) in strongly altered Tcb in the footwall of the fault. The structural and stratigraphic setting is similar to the MP Fault at the Bullfrog mine. The Sawtooth fault is expected to sole into the Fluorspar Canyon Fault just 400 meters south of the MN claim block. The target is to test for blind vein or disseminated gold mineralization in the footwall rocks of the Sawtooth Fault at depth. First pass drilling is planned for 2021.

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9.1.7	Twisted Canyon

The Twisted Canyon target area is located 3.5 kilometers west of the Lynnda Strip drill area, and 2.5 kilometers northwest of Mother Lode (Figure 9-1). The area lies along the eastern margin of a feature described by Fridrich (2007) as the Twisted Canyon Topographic Wall. First pass mapping and sampling has yielded a sample with 65 ppb Au and 2.37 ppm Hg associated with high level argillic alteration. The alteration is hosted in pre-Rainier Mesa rhyolite lavas and tuffs, indicating a younger age of alteration and mineralization than Mother Lode. The Twisted Canyon target area exhibits a strong chargeability anomaly paired with a strong resistivity anomaly in the Titan-160 MT survey data. The MT response is similar to the response at Lynnda Strip. Additional field work is required in 2021 to develop a drill target in this area.

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Figure 9-1 - MLP Target Location Map

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9.1.8	Baileys Gap

The Baileys Gap target area is located 6-9 kilometers northwest of Mother Lode, just southeast of the Baileys target area in the Eastern Steam-heated Zone of the NBP (Figure 9-1). The entire target area is covered by post-mineral Tertiary tuffs and gravels, including the Spearhead Member of the Stonewall Flat Tuff (7.5 Ma, Sawyer et al, 1994) and the Gravels of Sober-up Gulch (Tgs). The Baileys target area exhibits intense quartz-alunite-kaolinite steam-heated alteration, which appears to extend under cover to the southeast beneath the Baileys Gap area. Corvus believes the Eastern Steam-heated Zone at NBP is contiguous with the large steam-heated alteration zone present at the Silicon mine area to the southeast (see Figure 9-1). Additional work, including geophysical surveys, is required to generate drill targets at Baileys Gap.

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10.	DRILLING

The Mother Lode Property was acquired in May 2017, and Corvus reprioritized exploration for the higher-grade mineralization indicated to exist at MLP. Corvus initiated the MLP drilling program in 2017 with fall Phase 1 drilling and Phase 2 drilling in the spring of 2018. Exploration drilling has continued at MLP with a core drill rig and a RC drilling rig operating currently.

10.1	MLP DRILLING

The current Mother Lode claim group at MLP was once a part of a much larger claim block. The purchase of the Mother Lode group included the data for 520 drill holes totaling 66,932 meters (219,592 feet). The data included exploration holes and water wells from within and surrounding the current claim block. The first known drilling at the MLP was conducted by Galli Exploration (GEXA). In 1985, GEXA drilled 54 shallow holes totaling 4,371 meters (14,340 ft) along the Flatiron target southwest of Mother Lode. Between 1987 and 1991, GEXA and the USNGSJV drilled 318 holes totaling 40,842 meters (133,964 ft) in conjunction with discovery, delineation and development of the Mother Lode and SNA deposits. The GEXA-USNGSJV drilling included four PQ core holes at Mother Lode and four PQ core holes at SNA. The GEXA-USNGSJV drilling also included six water wells drilled in 1988. Between 1987 and 1997, Cordex/Rayrock drilled 132 holes totaling 19,502 meters (63,984 ft) on the ground surrounding the original Mother Lode property. A significant portion of this drilling was at Mother Lode proper in 1997 after the property was acquired by Rayrock in 1995. The 1997 Rayrock drilling included two PQ core holes at Mother Lode. Rayrock also drilled two shallow water wells (monitor wells) near the Daisy Leach Pad. The existing drilling data from the earlier exploration and production operations has been compared to the results of the Corvus 2017-2018 drilling as part of the data verification program, which is discussed in Section 11. No exploration drilling had occurred in the Mother Lode area for a period of nearly 20 years between 1998 and the fall of 2017.

Starting in September 2017 through July 2018, Corvus has drilled 78 holes totaling 25,823 meters (84,721 ft), including three core holes and 75 reverse circulation holes. All three core holes (ML17-001, 002 and 003) were drilled HQ diameter from the surface. ML17-003 was reduced to NQ lower in the hole when the HQ rods were stuck. The three core holes were drilled early in the program and have been essential to recognizing and understanding the stratigraphy at Mother Lode. Most aspects of drilling and sampling procedures at the MLP are done with the same methodology and quality control developed and used at the NBP since 2010.

Reverse circulation drilling uses 5½ inch downhole hammer bits. Most holes were completed with a hammer bit to depths of up to 440 meters (1445 ft). Tricone rotary drill bits are used to complete those holes that had significant groundwater inflow. Perched water was been encountered in a number of holes. Corvus measures static water level daily as a hole is drilled. Historic drilling at Mother Lode indicated localized, perched water zones, and the Corvus exploration drilling has produced similar information. The data have not demonstrated a predictable static water table. A few of the deeper holes past 400 meters have encountered fracture-controlled groundwater up to 30 gallons per minute. When groundwater is encountered, it is measured by a timed 5-gallon bucket test taken from the discharge at the splitter.

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Reverse circulation samples are collected at continuous 5-foot (1.52 meter) intervals starting from the top of each hole. Two duplicate samples for each interval are captured in large sample bags placed in 5-gallon buckets. The custom-made, heavy duty, sample bags have a white barcode tag for the samples going to the assay lab, and a red barcode tag for the duplicate samples being kept for other purposes (field duplicates, metallurgical testing, etc.). The sample hose and rotary splitter are cleaned thoroughly with a high-pressure water sprayer prior to drilling of each 20-foot rod (6.1 meter). In order to minimize contamination between 5-foot intervals, the splitter is also quickly sprayed out after each interval is drilled, but before the sample bags are pulled, without stopping drill penetration. Individual samples bags are tied-off without pouring off the contained water and placed in orderly rows at the drill site for natural decanting of the excess water. The sampling associated with reverse circulation drilling is supervised by an on-site Corvus rig geologist.

Within 3-5 days the samples are sufficiently dry to allow transport. The samples are loaded into super sacks (bulk bags) and transported to a staging area at Corvus’ core shack/field office. Pre-selected blanks and reference standards are placed inside the super sack, and it is sealed with a large, numbered plastic zip-tie. The super sacks are stored in a secure area until they are loaded onto the assay lab truck. The assay lab truck comes to the project for sample pick-ups on an as-needed basis. Chain of custody is transferred to the assay lab personnel at pick-up time.

The drill chips are cursorily logged at the drill site, and later logged in greater detail in an office setting using a binocular microscope. Magnetic susceptibility and an HCL acid “fizz-test” are also measured on the chips for each five-foot interval. The geologic characteristics that are determined routinely on drill chips include: color, lithology and stratigraphic unit assignment, alteration style and intensity, vein type and percentage, sulphide type and percentage, and oxide type and relative intensity. The following five oxide classes are used to quantify the oxidation state of each sample:

Class 1: Unoxidized; total sulphide, no oxide present

Class 2: Mostly unoxidized; sulphide with minor oxide present

Class 3: Mixed oxide/sulphide; generally, both oxide and sulphide in nearly equal proportions

Class 4: Mostly oxidized; oxidized with minor fresh sulphide present

Class 5: Completely oxidized; total oxide; no sulphide present

Oxide classes 5, 4 and 3 have consistently yielded favorable gold recoveries in cyanide solubility tests (see Section 12). Resource model blocks assigned to classes 5, 4 and 3 comprise the oxide mineralization category. Oxide classes 2 and 1 have consistently yielded un-favorable gold recoveries in cyanide solubility tests. Model blocks assigned to oxide classes 2 and 1 comprise the sulphide mineralization category.

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Significant intercepts from the MLP drilling between July 2018 and September 2020 are shown in Figure 10-1 and listed in Table 10-1 and Table 10-2. Drilled intercepts are not true widths. No known drilling, sampling or recovery factors have been identified that materially impact the accuracy and reliability of the results. Note, in Table 10-1 reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below.

Figure 10-1 - 2018-2020 Corvus Drill Hole Locations at MLP

4,085,000 mN
4,084,500 mN
4,084,000 mN
529,500 mE
530,000 mE
530,500 mE
531,000 mE
Core-tail Holes
RC Holes
ML19-127CT
ML19-114
ML20-147CT
ML19-126CT
ML18-095
ML19-125CT
ML19-105
ML19-118
ML20-136CT
ML20-137CT
ML19-110
ML20-138
ML19-124
ML18-101
ML20-145CT
ML20-144CT
ML18-100
ML20-130
ML20-143CT
ML20-142CT
ML20-141CT
ML20-150CT
ML19-117
ML19-123CT
ML20-151CT
ML19-122
ML20-154CT
ML20-132
ML20-152CT
ML19-121
ML19-120
ML20-163
ML20-134CT
ML19-107
ML18-099
ML20-129
ML19-106
ML19-116
ML19-119
ML19-128
ML20-139
ML19-108
0
1,000
meters
Scale 1:7,126

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Table 10-1 - Drill Intercepts for August 2018 to September 2020 Drilling at Mother Lode - Reverse Circulation Holes (not true width)

(Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-079 AZ 075 dip-65	304.80	324.61	19.81	3.52	n/a	West of ML18-050 north Feeder Zone
ML18-080 AZ 080 dip-65	153.92	167.64	13.72	1.45	n/a	East of ML18-078
inc	155.45	166.12	10.67	1.73	n/a	1 g/t cut
	199.64	207.26	7.62	0.51	n/a
	214.88	217.93	3.05	0.46	n/a
	239.27	368.81	129.54	1.12	n/a	0.1 g/t cut off
	239.27	248.41	9.14	1.13	n/a
inc	239.27	243.84	4.57	1.52	n/a	1 g/t cut
	254.51	301.75	47.24	1.53	n/a
inc	239.27	243.84	4.57	1.52	n/a	1 g/t cut
inc	271.27	300.23	28.96	1.92	n/a	1 g/t cut
	306.32	361.19	54.87	1.06	n/a	New Deep OX
inc	309.37	313.94	4.57	1.74	n/a	1 g/t cut
inc	327.66	345.95	18.29	1.73	n/a	1 g/t cut
inc	350.52	353.57	3.05	1.87	n/a	1 g/t cut
ML18-081 AZ 090 dip-65	120.40	156.97	36.57	1.09	n/a	West of ML18-001
inc	120.40	123.44	3.05	2.98	n/a	1 g/t cut
inc	135.64	153.92	18.28	1.35	n/a	1 g/t cut
	201.17	219.46	18.29	1.00	n/a	New Deep OX

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inc	208.79	213.36	4.57	2.20	n/a	1 g/t cut
	236.22	239.27	3.05	0.53	n/a
	246.89	249.94	3.05	0.52	n/a
ML18-082	211.84	220.98	9.14	0.33	n/a	East of ML18-068 Western Zone
AZ 090 dip-77	225.55	245.36	19.81	0.60	n/a
	252.98	268.22	15.24	0.75	n/a
	275.84	298.70	22.86	2.53	n/a
inc	275.84	298.70	22.86	2.53	n/a	1 g/t cut
ML18-083	295.66	301.75	6.09	0.32	n/a	West of ML17-031 north Feeder Zone
AZ 085 dip-70	323.09	388.62	65.53	1.53	n/a
inc	323.09	326.14	3.05	1.84	n/a	1 g/t cut
inc	330.71	333.76	3.05	2.31	n/a	1 g/t cut
inc	338.33	377.95	39.62	1.93	n/a	1 g/t cut
ML18-084	233.17	239.27	6.10	0.79	n/a	North of ML17-013 Western Zone
inc	234.70	237.74	3.05	1.02	n/a	1 g/t cut
	248.41	251.46	3.05	0.32	n/a
	271.27	326.14	54.87	1.60	n/a
inc	275.84	278.89	3.05	1.46	n/a	1 g/t cut
inc	284.99	324.61	39.62	1.89	n/a	1 g/t cut
AZ 090 dip-70	330.71	336.80	6.09	0.87	n/a
ML18-085	335.28	359.66	24.38	0.20	n/a	North of ML18-083 Northern Zone

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AZ 080 dip-70	388.62	414.53	25.91	1.37	n/a
inc	390.14	405.38	15.24	1.59	n/a	1 g/t cut
inc	409.96	414.53	4.57	1.77	n/a	1 g/t cut
	419.10	437.39	18.29	0.31	n/a
ML18-086	300.23	326.14	25.91	1.45	n/a	West of ML18-084 Western Zone
inc	300.23	315.47	15.24	1.89	n/a	1 g/t cut
AZ 085 dip-75	368.81	370.33	1.52	0.39	n/a
ML18-087	349.00	390.14	41.14	1.32	n/a	West of ML18-083 Western Zone
inc	349.00	377.95	28.95	1.60	n/a	1 g/t cut
AZ 080 dip-80	413.00	460.25	47.25	2.15	n/a	grade to EOH
ML18-088	192.02	204.22	12.20	0.48	n/a	West of ML17-005 Western Zone
	208.79	230.12	21.33	0.76	n/a
inc	216.41	220.98	4.57	1.46	n/a	1 g/t cut
	236.22	239.27	3.05	0.42	n/a
AZ 090 dip-80	291.08	318.52	27.44	2.26	n/a
inc	292.61	313.94	21.33	2.81	n/a	1 g/t cut
ML18-089	179.83	210.31	30.48	1.30	n/a	East of ML18-080 Eastern Zone
inc	179.83	198.12	18.29	1.66	n/a	1 g/t cut
	252.98	274.32	21.34	1.69	n/a
inc	252.98	263.65	10.67	2.94	n/a	1 g/t cut
AZ 090 dip-70	318.52	323.09	4.57	0.53	n/a

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ML18-090	0.00	38.10	38.10	2.58	n/a	East of ML17-024 East Pit Area
inc	0.00	19.80	19.80	4.51	n/a	1 g/t cut
	44.20	53.34	9.14	0.51	n/a
AZ 090 dip-60	60.96	68.58	7.62	0.55	n/a
	172.21	175.26	3.05	0.47	n/a
ML18-091	65.53	70.10	4.57	0.98	n/a	West of ML17-023 East Pit Area
	74.68	83.82	9.14	1.08	n/a
inc	80.77	83.82	3.05	2.25	n/a	1 g/t cut
AZ 090 dip-70	96.01	102.11	6.10	1.13	n/a
ML18-092	374.90	384.05	9.15	0.51	n/a	North of ML18-093 Northern Zone
AZ 085 dip-70	420.62	445.01	24.39	1.22	n/a	EOH @ 3.3 g/t Au
inc	422.15	426.72	4.57	1.58	n/a	1 g/t cut
inc	429.77	437.39	7.62	1.46	n/a	1 g/t cut
inc	441.96	445.01	3.05	2.44	n/a	1 g/t cut
ML18-093 AZ 085 dip-80	371.86	487.68	115.82	1.83	n/a	North of ML18-083 Northern Zone
inc	381.00	409.96	28.96	1.96	n/a	1 g/t cut
inc	428.24	475.49	47.25	2.65	n/a	1 g/t cut
ML18-094	332.23	335.28	3.05	0.71	n/a	East of ML18-093 Northern Zone
inc	339.85	349.00	9.15	1.02	n/a
	355.09	370.33	15.24	1.76	n/a
AZ 85 dip-68	355.09	364.24	9.15	2.69	n/a	1 g/t cut

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ML18-095	355.09	376.43	21.34	0.48	n/a	East of ML18-092 Northern Zone
inc	385.57	402.34	16.77	0.54	n/a
AZ 085 dip-68	409.96	414.53	4.57	0.69	n/a
ML18-099	271.27	312.42	41.15	1.02	n/a	East of ML18-090 Eastern Zone - ox
inc	272.80	280.42	7.62	1.25	n/a	1 g/t cut - oxide
inc	288.04	300.23	12.19	1.72	n/a	1 g/t cut - oxide
AZ 090 dip-50	320.04	323.09	3.05	0.50	n/a	oxide
ML18-100	269.75	277.37	7.62	3.61	n/a	East of ML18-084 Eastern Zone
	301.75	304.80	3.05	0.61	n/a	1 g/t cut
AZ 090 dip-65	338.33	344.42	6.09	0.63	n/a
	350.52	353.57	3.05	0.33	n/a	1 g/t cut
ML18-101	281.94	298.70	16.76	0.61	n/a	East of ML17-003 Eastern Zone
AZ 090 dip-70	359.66	368.81	9.15	0.43	n/a
ML18-102	176.78	190.50	13.72	0.61	n/a	West of ML17-012 Western Zone
	220.98	228.60	7.62	0.71	n/a
inc	222.50	225.55	3.05	1.16	n/a	1 g/t cut
AZ 090 dip-80	243.84	275.84	32.00	2.10	n/a
inc	245.36	274.32	28.96	2.26	n/a	1 g/t cut
ML18-103 AZ 085 dip-85	345.95	368.81	22.86	2.24	n/a	West of ML18-086 Western Zone
ML19-104 AZ 080 dip-85	409.96	536.45	126.49	1.85	n/a	West of ML18-092 North Zone

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inc	445.01	461.77	16.76	2.12	n/a	1 g/t cut
inc	473.96	512.06	38.10	2.71	n/a	1 g/t cut
inc	473.00	492.3	18.30	4.20	n/a	2 g/t cut
inc	518.16	534.92	16.76	4.43	n/a	1 g/t cut
inc	522.69	533.40	10.70	6.28	n/a	2 g/t cut
ML19-105 AZ 085 dip-65	512.06	518.16	6.10	0.68	n/a	East of ML18-094 Northeast Zone
ML19-106	0.00	6.10	6.10	0.59	n/a	West of ML18-086 Southeast Zone
AZ 090 dip-50	57.91	64.01	6.10	0.30	n/a
ML19-107 AZ 090 dip-45	47.24	56.39	9.15	0.63	n/a	East of ML17-024 East Zone
	201.17	207.26	6.09	0.99	n/a	OX Pz
	220.98	230.12	9.14	0.51	n/a	OX Pz
	246.89	249.94	3.05	0.42	n/a	OX Pz
	256.03	260.60	4.57	0.72	n/a	OX Pz
ML19-108 AZ 180 dip-90	12.19	21.34	9.15	0.13	n/a	East of ML17-023 Southeast Zone
	105.16	108.20	3.04	0.17	n/a	L-G Hits using 0.10 cutoff
ML19-109 AZ 085 dip-85	121.92	129.54	7.62	0.48	n/a	Below ML18-089 Deep Zone
	155.45	170.69	15.24	0.55	n/a	Upper OX Zone
	181.36	182.88	1.52	0.45	n/a	Upper OX Zone
	205.74	214.88	9.14	1.17	n/a	Upper OX Zone
	227.08	268.22	41.14	2.83	n/a	Main Sulphide Zone
	355.09	361.19	6.10	0.81	n/a	OX halo in Pz

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	374.90	405.38	30.48	1.71	n/a	New Intrusive Zone
	414.53	416.05	1.52	4.14	n/a	EOH Lost Hole
ML19-110 AZ 085 dip-50	441.96	449.58	7.62	0.75	n/a	East of ML18-064 East Zone
ML19-111 AZ 085 dip-80	278.89	306.32	27.43	0.89	n/a	West of ML18-045 West Zone
inc	284.99	288.04	3.05	1.19	n/a	1 g/t cut
	345.95	361.19	15.24	1.15	n/a
inc	347.47	352.04	4.57	2.68	n/a	1 g/t cut
	365.76	374.90	9.14	0.49	n/a
ML19-112 AZ 085 dip-87	414.53	432.82	18.29	1.89	n/a	West of ML18-068 West Zone
ML19-113 AZ 080 dip-85	413.00	432.82	19.82	0.57	n/a	West of ML18-083 North Zone
inc	417.58	420.62	3.05	1.36	n/a	1 g/t cut
ML19-114 AZ 080 dip-87	451.10	454.15	3.05	0.54	n/a	North ML18-092 North Zone
	470.92	484.63	13.71	0.67	n/a	Upper OX Zone
	516.64	565.40	48.76	1.15	n/a	Lost hole in top of Main Zone
inc	534.92	565.40	30.48	1.56	n/a	1 g/t cut
ML19-115 AZ 090 dip-75	121.92	128.02	6.10	0.56	n/a	West ML17-007 Southwest Zone
	150.88	155.45	4.57	0.45	n/a	Upper OX Zone
	172.21	196.60	24.39	0.74	n/a	Upper OX Zone
	220.98	248.41	27.43	1.28	n/a
ML19-116 AZ 085 dip-70	143.26	147.83	4.57	0.92	n/a	West ML17-014 Southwest Zone

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	170.69	207.26	36.57	2.03	n/a
	289.56	315.47	25.91	2.43	n/a	Deep Zone
inc	297.18	315.47	18.29	3.30	n/a	1 g/t cut
ML19-117 AZ 085 dip-65	329.18	332.23	3.05	0.68	n/a	East of ML18-048 East Zone
ML19-118 AZ 080 dip-85	359.66	396.24	36.58	1.59	n/a	North of ML18-083 North Zone Upper Oxide Zone
	408.43	422.15	13.72	0.45	n/a	Lost in upper OX before Main Zone
ML19-119 AZ 090 dip-65	184.40	210.31	25.91	1.42	n/a	SW Target Main zone
inc	184.4	202.69	18.29	1.81	n/a	1 g/t cut
	286.51	294.13	7.62	0.60	n/a	Upper OX zone
	306.32	356.62	50.30	1.50	n/a	New Deep Zone
inc	318.52	352.04	33.52	1.94	n/a	1 g/t cut
ML19-120 AZ 085 dip-75	99.06	105.16	6.10	0.24	n/a	SW Target Upper OX zone
	156.97	163.07	6.10	0.40	n/a	Upper OX zone
	195.07	222.50	27.43	1.76	n/a	Main Zone
inc	201.17	220.10	18.93	2.09	n/a	1 g/t cut
	289.56	300.23	10.67	0.53	n/a	Lower OX zone
	338.33	344.42	6.09	0.36	n/a	Lower OX zone
ML19-121	129.54	146.30	16.76	0.34	n/a	Central Target Upper OX zone
AZ 085 dip-73	150.88	153.92	3.05	0.50	n/a	Upper OX zone
	166.12	202.69	36.57	1.79	n/a	Main zone
	213.36	219.46	6.10	0.66	n/a	Lower Oxide

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	330.71	371.86	41.15	1.60	n/a	New CIZ Oxide Zone 0.1 g/t cut
inc	338.33	347.47	9.14	0.98	n/a	Oxide Sediments
inc	352.04	367.28	15.24	3.60	n/a	Oxide Intrusive
	358.1	364.2	6.10	5.30	n/a	2 g/t cut
ML19-122	99.06	106.68	7.62	0.52	n/a	Central Target Upper OX zone
AZ 087 dip-73	112.78	124.97	12.19	0.80	n/a	Upper OX zone
inc	118.87	123.44	4.57	1.20	n/a	1 g/t cut
	153.92	190.50	36.58	2.43	n/a	Main Zone
inc	153.92	181.36	27.44	3.09	n/a	1 g/t cut
	201.17	228.60	27.43	2.42	n/a	Main Zone
	268.22	281.94	13.72	0.66	n/a	Lower OX zone
	310.90	321.56	10.66	1.09	n/a	Lower OX zone
inc	310.90	313.94	3.04	2.08	n/a	1 g/t cut
ML19-124	281.94	286.51	4.57	0.45	n/a	Central Target Upper OX zone
AZ 080 dip-77	291.08	294.13	3.05	0.62	n/a	Upper OX zone
	318.52	377.95	59.43	1.51	n/a	Main zone
inc	350.08	365.28	15.2	2.99	n/a	2 g/t cut
	391.67	399.29	7.62	0.66	n/a	CIZ Oxide Zone Lost hole entering zone
ML19-128 AZ 090 dip-75	105.16	132.59	27.43	1.24	n/a	Central Target Main Zone
inc	111.25	124.97	13.72	1.85	n/a	1 g/t cut
	138.68	147.83	9.15	0.61	n/a	Lower Oxide

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	156.97	163.07	6.10	0.61	n/a	Lower Oxide
	176.78	182.88	6.10	0.47	n/a	Lower Oxide
	227.08	231.65	4.57	0.48	n/a	CIZ Oxide Zone
	236.22	259.08	22.86	1.62	n/a	CIZ Oxide Zone
inc	245.36	256.03	10.67	1.89	n/a	1 g/t cut
	263.65	271.27	7.62	0.57	n/a	CIZ Oxide Zone Lost Hole in zone
ML20-129 AZ 000 dip-90	216.41	225.55	9.14	0.67	n/a	Eastern Boundary Target Upper OX zone
ML20-130 AZ 090 dip-75	190.50	193.55	3.05	0.49	n/a	Central Main Zone Upper OX zone
	214.88	231.65	16.77	0.78	n/a	Main Zone
inc	217.93	222.50	4.57	1.78	n/a	1 g/t cut
	242.32	330.71	88.39	1.92	n/a	Main Zone
inc	256.03	320.04	64.01	2.27	n/a	1 g/t cut
inc	324.61	329.18	4.57	1.92	n/a	1 g/t cut
	347.47	356.62	9.15	1.20	n/a	Main Zone
inc	349.00	356.62	7.62	1.32	n/a	1 g/t cut
	359.66	361.19	1.53	1.98	n/a	CIZ Oxide Zone Lost hole, poor recovery
ML20-131 AZ 090 dip-80	109.73	115.82	6.09	0.39	n/a	Central Main Zone Upper OX zone
	143.26	147.83	4.57	0.86	n/a	Upper OX zone
	158.50	214.88	56.38	1.92	n/a	Main Zone

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inc	158.50	208.79	50.29	2.10	n/a	1 g/t cut
	350.52	355.09	4.57	1.43	n/a	CIZ Oxide Zone
	362.71	367.28	4.57	0.34	n/a	Lost hole, poor recovery
ML20-132 AZ 090 dip-85	198.12	245.36	47.24	1.43	n/a	Central Main Zone Main Zone
inc	201.17	230.12	28.95	1.88	n/a	1 g/t cut
	336.80	339.85	3.05	0.43	n/a	CIZ Oxide Zone Lost hole, poor recovery
ML20-133 AZ 085 dip-78	134.11	143.26	9.15	0.70	n/a	Central Main Zone Upper OX zone
	243.84	286.51	42.67	1.98	n/a	Main Zone
inc	243.84	281.94	38.10	2.16	n/a	1 g/t cut
	391.67	397.76	6.09	0.32	n/a
	405.38	423.67	18.29	1.82	n/a	CIZ Oxide Zone Lost hole, poor recovery
inc	408.43	413.00	4.57	2.70	n/a	1 g/t cut
ML20-138 AZ 360 dip-90	316.99	329.18	12.19	0.19	n/a	Eastern Boundary Target Main Zone
	335.28	352.04	16.76	0.36	n/a	Main Zone
	374.90	384.05	9.15	0.50	n/a	Lower OX zone
ML20-139 AZ 085 dip-70	286.51	307.85	21.34	0.26	0.60	Main Zone 0.1 g/t cut
inc	292.61	297.18	4.57	0.77	1.22
	310.90	332.23	21.33	0.24	0.49	0.1 g/t cut

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ML20-163 AZ 085 dip-75	100.58	103.63	3.05	0.89	n/a	Upper Oxide Zone
	115.82	188.98	73.16	1.92	n/a	Main Zone
inc	117.35	143.26	25.91	2.81	n/a	1 g/t cut
inc	156.97	182.88	25.91	2.24	n/a	1 g/t cut
	219.46	224.03	4.57	0.32	n/a	CIZ 0.1 g/t cut
	243.84	272.80	28.96	1.67	n/a	CIZ 0.1 g/t cut
inc	249.94	265.18	15.24	2.94	n/a	1 g/t cut
	280.42	286.51	6.09	0.93	n/a	CIZ 0.1 g/t cut
	306.32	312.42	6.10	0.13	n/a	CIZ 0.1 g/t cut

Table 10-2 - MLP Significant Drill Intercepts for Core-tail Holes(August 2018 – September 2020)

ML-19-123CT
	-	-	42.9	0.72	n/a	Upper Oxide Zone
inc	-	-	11.1	1.4	n/a
	-	-	38.2	2.0	n/a	Main Sulphide Zone
inc			5.7	2.6	n/a
inc			28	2.1	n/a
	-	-	125.5	2.56	n/a	CIZ
inc	-	-	14.8	8.9	n/a
inc	-	-	24.7	4.3	n/a
	-	-	74.7m	0.62	n/a	CIZ
Inc			5.0	1.73	n/a
			9.2	1.56	n/a
ML19-125-CT AZ 090 dip-75	458.11	462.15	4.04	0.79	2.39	North Deep Target Upper OX zone

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	470.76	490.06	19.30	2.79	6.29	Main zone intrusive dike
inc	471.83	488.90	17.07	3.10	7.08	1 g/t cut
inc	477.5	488.90	11.4	4.01	10.4	2 g/t cut
	494.17	498.13	3.96	1.95	0.31	Main zone intrusive dike
	501.64	514.50	12.86	2.91	0.74	Main zone intrusive dike
	518.28	526.18	7.90	1.52	1.08	Main zone intrusive dike
	541.02	547.36	6.34	0.45	5.33	Potential CIZ Oxide Zone
ML19-126CT AZ 090 dip-83	480.97	525.78	44.81	0.91	1.91	North - Main Zone 0.1 g/t cut
inc	503.25	520.50	17.25	1.44	2.61	1 g/t cut
	681.84	689.14	7.30	0.57	0.43	CIZ (first dike) 0.1 g/t cut
ML19-127CT AZ 090 dip-83	582.26	599.55	17.29	0.80	2.64	North - Main Zone
inc	582.26	586.13	3.87	1.52	1.34	1 g/t cut
	617.59	622.40	4.81	1.38	0.71	Main Zone
	669.95	681.65	11.70	0.64	0.58	CIZ 0.1 g/t cut
	701.65	706.53	4.88	0.18	0.27	CIZ 0.1 g/t cut
ML20-134CT AZ 090 dip-70	183.58	203.61	20.03	0.41	0.32	Upper Oxide Zone 0.1 g/t cut
	217.32	234.09	16.77	0.14	1.96	Upper Oxide Zone 0.1 g/t cut
	246.93	269.14	22.21	0.43	0.54	Upper Oxide Zone 0.1 g/t cut
	273.31	287.27	13.96	2.06	3.64	Main Zone
inc	273.31	281.94	8.63	2.97	4.78	1 g/t cut
	320.95	331.38	10.43	0.27	0.52	CIZ 0.1 g/t cut

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	431.23	455.07	23.84	0.96	0.66	CIZ 0.1 g/t cut
inc	444.99	453.54	8.55	2.21	1.39	1 g/t cut
	468.36	497.19	28.83	2.21	1.06	CIZ 0.1 g/t cut
inc	472.08	490.52	18.44	3.01	1.54	1 g/t cut
	509.12	538.89	29.77	0.25	0.38	CIZ 0.1 g/t cut
	624.23	631.53	7.30	0.40	0.77	CIZ 0.1 g/t cut
ML20-136CT AZ 085 dip-80	452.75	475.49	22.74	1.92	2.19	North - Main Zone
inc	453.33	467.78	14.45	2.64	2.41	1 g/t cut
	483.18	488.78	5.60	0.20	0.57	CIZ 0.1 g/t cut
	494.69	515.26	20.57	0.15	0.39	CIZ 0.1 g/t cut
	521.82	565.86	44.04	0.15	0.40	CIZ 0.1 g/t cut
	576.99	587.46	10.47	0.14	0.46	CIZ 0.1 g/t cut
	621.18	631.64	10.46	0.79	0.79	CIZ 0.1 g/t cut
inc	625.37	629.20	3.83	1.75	1.87	1 g/t cut
	641.51	642.77	1.26	0.76	0.32	CIZ 0.1 g/t cut
	656.23	659.28	3.05	0.68	0.24	CIZ 0.1 g/t cut
ML20-137CT AZ 090 dip-70	391.77	422.37	30.60	1.34	3.38	Main Zone
inc	408.38	420.44	12.06	1.65	5.30	1g/t cut Silver high, 46 g/t Ag
	471.67	477.32	5.65	0.17	0.18	CIZ 0.1 g/t cut
	481.28	492.52	11.24	0.54	1.11	CIZ 0.1 g/t cut
	509.24	516.33	7.09	0.12	0.30	CIZ 0.1 g/t cut
	546.20	578.85	32.65	0.73	0.37	CIZ 0.1 g/t cut
inc	564.18	576.23	12.05	1.50	0.56	1 g/t cut
	587.58	619.96	32.38	0.46	0.52	CIZ 0.1 g/t cut

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inc	595.84	599.86	4.02	1.08	1.22	1 g/t cut
	632.30	637.95	5.65	0.15	0.32	CIZ 0.1 g/t cut
ML20-141CT AZ 085 dip-70	341.25	363.44	22.19	2.11	2.10	Main Zone
inc	424.28	427.55	3.27	0.18	1.25	1 g/t cut
	532.16	548.00	15.84	0.41	0.13	CIZ 0.1 g/t cut
	566.01	572.11	6.10	0.57	0.18	CIZ 0.1 g/t cut
	580.10	644.97	64.87	1.02	0.91	CIZ 0.1 g/t cut
inc	585.83	597.57	11.74	3.87	1.55	1 g/t cut
	664.16	672.69	8.53	0.37	0.56	CIZ 0.1 g/t cut
ML20-142CT AZ 085 dip-70	351.28	368.35	17.07	2.05	n/a	Main Zone
inc	352.81	366.30	13.49	2.48	n/a	1 g/t cut
	397.92	408.89	10.97	0.11	n/a	CIZ
	415.14	445.62	30.48	0.20	n/a	CIZ
	451.71	459.89	8.18	0.19	n/a	CIZ
	468.48	471.53	3.05	0.16	n/a	CIZ
	476.10	482.19	6.09	0.19	n/a	CIZ
	529.44	538.28	8.84	0.43	n/a	CIZ
	557.72	571.80	14.08	0.49	n/a	CIZ
inc	567.09	570.13	3.04	1.52	n/a	1 g/t cut
	582.15	600.98	18.83	0.91	n/a	CIZ
inc	585.83	589.61	3.78	3.20	n/a	1 g/t cut
	627.75	635.66	7.91	0.42	n/a	CIZ
ML20-143CT AZ 085 dip-70	312.27	315.23	2.96	0.58	0.70	Main Zone
	321.44	355.93	34.49	1.63	2.01	Main Zone

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inc	322.72	351.59	28.87	1.84	1.90	1 g/t cut
	357.23	359.05	1.82	0.23	0.62	CIZ 0.1 g/t cut
	374.29	378.87	4.58	0.29	0.25	CIZ 0.1 g/t cut
	406.30	454.46	48.16	1.23	2.32	CIZ 0.1 g/t cut
inc	409.04	410.71	1.67	1.10	1.41	1 g/t cut
inc	423.75	449.58	25.83	1.98	3.76	1 g/t cut
	485.55	493.78	8.23	0.13	0.18	CIZ 0.1 g/t cut
ML20-144CT AZ 085 dip-65	366.37	411.25	44.88	1.67	2.15	Main Zone
	418.95	447.14	28.19	0.35	1.32	0.1 g/t cut
inc	418.95	427.40	8.45	0.52	1.85
inc	432.97	435.28	2.31	0.59	2.00
inc	441.05	447.14	6.09	0.36	1.56
	494.39	517.25	22.86	0.22	0.15	CIZ 0.1 g/t cut
inc	512.67	515.72	3.05	0.67	0.07
	524.87	535.53	10.66	0.88	0.11	CIZ 0.1 g/t cut
inc	526.08	529.29	3.21	2.64	0.13	1 g/t cut
ML20-145CT AZ 085 dip-70	389.53	417.10	27.57	1.21	2.56	Main Zone
inc	398.07	404.60	6.53	2.51	3.37	1 g/t cut
inc	408.63	409.42	0.79	1.47	5.84	1 g/t cut
inc	415.35	416.66	1.31	1.46	4.74	1 g/t cut
	420.62	438.79	18.17	0.21	0.82	0.1 g/t cut
	583.62	600.91	17.29	1.18	1.84	CIZ 0.1 g/t cut
inc	588.10	600.00	11.90	1.78	2.88
inc	589.27	593.90	4.63	3.20	5.22	1 g/t cut

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ML20-147CT AZ 085 dip-80	500.48	516.33	15.85	1.15	2.98	North - Main Zone
	518.77	521.82	3.05	0.90	13.34
	566.01	579.39	13.38	0.19	0.74	Top of CIZ 0.1 g/t cut
ML20-149CT AZ 080 dip-70	163.89	167.00	3.11	0.18	0.15	Upper Oxide Zone 0.1 g/t cut
	198.22	202.85	4.63	0.18	0.52	Upper Oxide Zone 0.1 g/t cut
	205.13	212.75	7.62	0.44	0.47	Upper Oxide Zone 0.1 g/t cut
	221.16	227.43	6.27	0.18	0.57	Upper Oxide Zone 0.1 g/t cut
	236.42	249.33	12.91	0.46	2.13	Main Zone
	260.11	281.57	21.46	3.48	2.30	Main Zone
	286.17	295.78	9.61	1.81	1.96	Main Zone
inc	286.71	293.62	6.91	2.36	2.30	1 g/t cut
	317.91	327.05	9.14	0.15	0.50	CIZ 0.1 g/t cut
	331.62	334.67	3.05	0.26	0.67	CIZ 0.1 g/t cut
	340.77	395.83	55.06	1.40		CIZ 0.1 g/t cut
inc	340.77	360.67	19.90	1.60	0.57	CIZ 0.1 g/t cut
inc	346.86	353.63	6.77	4.03	1.21	1 g/t cut
inc	363.02	395.83	32.81	1.34	2.01	CIZ 0.1 g/t cut
inc	366.16	372.19	6.03	1.91	0.60	1 g/t cut
inc	378.87	389.14	10.27	2.61	4.81	1 g/t cut
	404.18	430.74	26.56	0.23	1.94	CIZ 0.1 g/t cut
	453.54	468.33	14.79	0.19	0.79	CIZ 0.1 g/t cut
	490.74	520.54	29.80	0.27	0.58	CIZ 0.1 g/t cut

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ML20-150CT AZ 085 dip-70	134.92	174.80	39.88	0.68	0.68	Upper Oxide Zone
	221.12	225.18	4.06	1.11	1.20
	232.93	276.76	43.83	2.60	3.11	Main Zone
	340.77	343.34	2.57	0.95	0.36
	373.75	378.37	4.62	4.17	7.83	CIZ 1 g/t cut
	384.96	440.62	55.66	0.47	1.83	CIZ 0.1 cut
	398.13	410.87	12.74	1.09	3.05	CIZ
	435.25	438.91	3.66	1.66	9.50	1 g/t cut
	543.46	569.37	25.91	0.22	0.85	0.1 g/t cut
inc	544.98	548.03	3.05	0.41	1.51
ML20-151CT AZ 085 dip-70	136.55	151.51	14.96	0.48	0.56	Upper Oxide Zone
	211.23	267.61	56.38	1.71	1.62	Main Zone
inc	211.23	215.80	4.57	2.32	2.37	1 g/t cut
inc	218.78	264.05	45.27	1.81	1.50	1 g/t cut
	340.98	346.90	5.92	0.72	0.97	CIZ Zone
inc	344.45	346.90	2.45	1.30	0.73	1 g/t cut
	359.29	386.49	27.20	0.89	1.54
inc	366.82	371.33	4.51	1.32	0.48	1 g/t cut
inc	374.79	377.99	3.20	2.85	7.08	1 g/t cut
	405.81	412.09	6.28	0.50	1.73
	415.88	427.33	11.45	0.67	2.77
inc	415.88	417.49	1.61	2.01	3.20	1 g/t cut
	461.83	466.80	4.97	0.28	0.72	Low-grade lower zone 0.1 cut

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	545.04	555.59	10.55	0.21	0.75	Low-grade lower zone 0.1 cut
	561.75	564.79	3.04	0.22	0.76	Low-grade lower zone 0.1 cut
ML20-152CT AZ 085 dip-70	128.02	141.64	13.62	1.03	0.85	Upper Oxide Zone
	161.70	165.51	3.81	0.39	0.38
	220.37	283.77	63.40	2.01	2.52	Main Zone
	315.48	317.91	2.43	0.26	0.74	0.1 g/t cut
	361.98	369.42	7.44	0.19	0.82	0.1 g/t cut
	373.99	377.16	3.17	1.46	0.93	0.1 g/t cut
	390.17	424.59	34.42	0.61	2.69	CIZ 0.1 g/t cut
inc	390.17	408.80	18.63	0.88	3.12	CIZ
inc	390.17	394.02	3.85	2.44	1.68	1 g/t cut
	414.68	421.54	6.86	0.39	2.79
	430.68	444.64	13.96	0.11	1.23	CIZ 0.1 g/t cut
	484.33	502.01	17.68	0.52	0.48	CIZ
	532.33	573.94	41.61	0.65	1.05	CIZ 0.1 g/t cut
inc	534.10	541.93	7.83	2.56	3.46
inc	564.40	572.41	8.01	0.34	0.96
ML20-154CT AZ 085 dip-70	198.85	236.95	38.10	0.43	0.43	Upper Oxide Zone
inc	226.47	231.04	4.57	1.16	0.68	1 g/t cut
	251.87	255.28	3.41	0.15	0.29	0.1 g/t cut
	302.67	327.42	24.75	2.47	3.10	Main Zone
inc	304.74	324.08	19.34	2.99	3.55	1 g/t cut
	477.62	487.76	10.14	0.97	0.21	CIZ 0.1 g/t cut

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inc	477.62	484.02	6.40	1.39	0.28	1 g/t cut
	512.03	518.62	6.59	0.66	0.15	0.1 g/t cut
	524.93	576.00	51.07	0.66	0.15	CIZ 0.1 g/t cut
inc	526.85	532.79	5.94	2.07	0.50	1 g/t cut
inc	543.31	547.82	4.51	1.13	0.23	1 g/t cut
	581.56	595.27	13.71	0.54	0.15	CIZ 0.1 g/t cut
	599.23	640.99	41.76	0.62	0.42	CIZ 0.1 g/t cut
inc	600.76	621.80	21.04	0.91	0.12
inc	602.89	615.09	12.20	1.15	0.06	1 g/t cut

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11.	Sample Preparation, Analysis and Security

11.1	MLP QA/QC PROGRAM

This section summarizes Quality Assurance and Quality Control (“QA/QC”) data related to drill hole sample assaying carried out for the MLP by Corvus.

11.1.1	RC Drilling

Corvus drilling between 2017 and 2020 included 155 reverse circulation (RC) holes and 24 core holes with a total length of 61,859 meters. From 2017-2020, all samples were sent to American Assay Laboratories (“AAL”) in Sparks, Nevada, which is an independent lab (discussed below in 11.1.3).

Reverse circulation samples are collected at continuous 5-foot (1.52 meter) intervals starting from the top of each hole. Two duplicate samples for each interval are captured in large sample bags placed in 5-gallon buckets. The custom-made, heavy duty, sample bags have a white barcode tag for the samples going to the assay lab, and a red barcode tag for the duplicate samples being kept for other purposes (field duplicates, metallurgical testing, etc.). The sample hose and rotary splitter are cleaned thoroughly with a high-pressure water sprayer prior to drilling of each 20-foot rod (6.1 meter). In order to minimize contamination between 5-foot intervals, the splitter is also quickly sprayed out after each interval is drilled, but before the sample bags are pulled, without stopping drill penetration. Individual samples bags are tied-off without pouring off the contained water and placed in orderly rows at the drill site for natural decanting of the excess water. The sampling associated with reverse circulation drilling is supervised by an on-site Corvus rig geologist.

Within 3-5 days the samples are sufficiently dry to allow transport. The samples are loaded into super sacks (bulk bags) and transported to a staging area at Corvus’ core shack/field office. Pre-selected blanks and reference standards are placed inside the super sack, and it is sealed with a large, numbered plastic zip-tie. The super sacks are stored in a secure area until they are loaded onto the assay lab truck. The assay lab truck comes to the project for sample pick-ups on an as-needed basis. Chain of custody is transferred to the assay lab personnel at pick-up time.

The drill chips are cursorily logged at the drill site, and later logged in greater detail in an office setting using a binocular microscope. Magnetic susceptibility and an HCL acid “fizz-test” are also measured on the chips for each five-foot interval. The geologic characteristics that are determined routinely on drill chips include: color, lithology and stratigraphic unit assignment, alteration style and intensity, vein type and percentage, sulphide type and percentage, and oxide type and relative intensity. The following five oxide classes are used to quantify the oxidation state of each sample:

Class 1: Unoxidized; total sulphide, no oxide present

Class 2: Mostly unoxidized; sulphide with minor oxide present

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Class 3: Mixed oxide/sulphide; generally, both oxide and sulphide in nearly equal proportions

Class 4: Mostly oxidized; oxidized with minor fresh sulphide present

Class 5: Completely oxidized; total oxide; no sulphide present

Oxide classes 5, 4 and 3 have consistently yielded favorable gold recoveries in cyanide solubility tests. Resource model blocks assigned to classes 5, 4 and 3 comprise the oxide mineralization category. Oxide classes 2 and 1 have consistently yielded un-favorable gold recoveries in cyanide solubility tests. Model blocks assigned to oxide classes 2 and 1 comprise the sulphide mineralization category.

11.1.2	CORE Drilling

Core was drilled and extracted using triple-tube tooling to ensure the best recovery through highly fractured intervals. Triple tube tooling minimizes core separation and rotation within the extraction tube. Selected lengths of each hole were sampled with continuous intervals based on careful logging of geological characteristics. In conjunction with the logging, sample intervals were marked in the core box and assigned unique sample numbers in a sequence that included pre-selected QA/QC samples every tenth sample. Each hole starts with a blank QA/QC sample, and alternates between blanks and reference standards. Once a hole is logged and tagged for sampling, each box is photographed within a fabricated lighting and reference frame. The reference frame allows rectification of the image so that in future applications true lengths can be measured on the core using the photos. Once a hole, or a group of boxes in a hole, are photographed, the photos are reviewed for adequacy and the photo files renamed using hole number and box number. All sample intervals of core are cut in half with a core saw, with one half of the core being placed in a sample bag to be assayed, and the other half returned to the original core box for archive.

11.1.3	Accredited Laboratories

Assaying for the MLP from 2017-2020 was performed by AAL in Sparks, Nevada. Corvus has no business relationship with AAL beyond being a customer for analytical services. The Sparks laboratory is Standards Council of Canada, Ottawa, Ontario, Accredited Laboratory No. 536 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Check assaying was performed by ALS Minerals Laboratories (“ALS Minerals”) in Reno, Nevada. Corvus has no business relationship with ALS Minerals beyond being a customer for analytical services. The ALS Minerals laboratory is Standards Council of Canada, Ottawa, Ontario, Accredited Laboratory No. 660 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

11.1.4	Transport and Security

Individual RC samples were not weighed and were grouped by hole in bulk bags which were sealed with a security tag prior to shipment. Core samples are sawn in half and the halved core is weighed before being grouped by hole in bulk bags that are then sealed with a security tag prior to shipment. Core is typically photographed in the box before and after it is sawn. Each drill hole was sent to AAL in Sparks, Nevada as a separate shipment with a chain of custody document to certify that the seals were intact when the shipment was received.

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11.1.5	Duplicates

Duplicates were used to monitor the precision of the assays that were incorporated into the Mineral Resource estimate. Duplicates monitored the three sources of variation: sampling method, preparation and assaying. Preparation duplicates (Prep Duplicates) were used to monitor the sample preparation process, field duplicates were used to document the precision associated with sampling at the drill site, and pulp duplicates were used to monitor the assaying process.

11.1.5.1	PREPARATION Duplicates

Sample Prep Duplicates were created by crushing the sample and then splitting it in half. The two halves were then processed as separate samples. Five Prep Duplicates were created for each drill hole. The selection of Prep Duplicates was made by geologists logging the hole, based on their interpretation of lithologies and degree of mineralization.

Figure 11-1 and Figure 11-2 are graphs of the original sample assay versus the duplicate sample assay, for gold and silver, respectively. The data plotted here covers the life of the project from 2017 to present. The ±10% precision lines are shown in the graph to illustrate the trend of the data pairs. The results show that the preparation duplicates reproduced the original assay very well for both gold (coefficient of variation 20%) and silver (coefficient of variation 27%).

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Figure 11-1 - Preparation Duplicate Gold Assays

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Figure 11-2 - Preparation Duplicate Silver Assays

11.1.5.2	Field Duplicates

Field duplicates are selected by the Project Manager after the gold assay results for an RC hole have been received. At the drill site, two samples are taken for every five-foot interval, with the primary sample labeled with a white tag. The secondary sample is labeled with a red tag with an “M” suffix added to the original sample number. The red tag bags are used for the field duplicates. The selected field duplicates would have a gold value of 0.1ppm or higher. Field duplicates underwent the same transport and security procedure as all other RC and rock samples. The field duplicates were used to check the accuracy and precision of the sample splitting at the drill site. The data displayed in Figure 11-3 and Figure 11-4 cover the period from 2017 to present. Figure 11-3 and Figure 11-4 are graphs of the original assay versus the duplicate assay, and show that the splitting of duplicate samples at the drill site was both accurate and precise for both gold (coefficient of variation 15%) and silver (coefficient of variation 24%) content, respectively.

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Figure 11-3 - Field Duplicate Gold Assays

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Figure 11-4 - Field Duplicate Silver Assays

11.1.5.3	Pulp Duplicates

Pulp duplicates reflect the homogeneity of the pulp material that is subjected to the fire assay and variations generally reflect the nugget effect in gold samples. In this instance AAL routinely run pulp duplicates as part of their internal QA/QC program and these assays were reported as part of the assay QA/QC program.

Figure 11-5 and Figure 11-6 show that the gold and silver assay values for AAL internal pulp duplicates reproduced accurately for both gold (coefficient of variation 17%) and silver (coefficient of variation 29%), respectively. The data displayed in Figure 11-5 for gold covers the period from 2017 to present. The data displayed in Figure 11-6 for silver also covers the period from 2017 to present.

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Figure 11-5 - Pulp Duplicate Gold Assays for MLP

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Figure 11-6 - Pulp Duplicate Silver Assays for MLP

11.1.6	Check Assays

Five hundred and fifty-one (551) samples were sent to ALS Minerals to check results from AAL. Four (4) samples reported as not sufficient sample or NSS for gold analyses and one (1) sample reported NSS for the multi-element analysis. Figure 11-7 plotted all the check assay results for gold, and Figure 11-8 plots all the check assays for silver, and show that there was very good agreement between the AAL and ALS values, for gold and silver, respectively. The data displayed covers the period from 2017 to present.

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Figure 11-7 - Comparison of Gold Analyses in Duplicate MLP Samples

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Figure 11-8 - Comparison of Silver Analyses in Duplicate MLP Samples

11.1.7	Blanks

Blank samples were inserted into the sample sequence at a ratio of 1:20 to monitor for carryover contamination and to ensure that there is not a high bias in the assay values. Carryover is a process where a small portion of the previous sample contaminates the next sample. AAL allows a total of 1% carryover from preparation and analytical processes combined. Each blank that assays higher than three times the detection limit was evaluated to see if the value reflected carryover or some other problem. For example, if a blank assayed 0.01ppm Au for the FA-PB30-ICP method and the previous sample ran 2ppm Au then the blank was not investigated because acceptable carryover could explain up to 0.02ppm. However, if the blank had assayed 0.025ppm Au which was more than could be explained by carryover from a 2ppm previous sample then an investigation was initiated. The investigation included a rerun of the blank and surrounding samples, as well as any documentation that was associated with the work order at AAL. There were cases where the investigation did not resolve the reason for the higher than expected value. Figure 11-9 shows the performance of blank samples submitted for the MLP Quality Control program. The data displayed covers the period from 2017 to present.

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Of the blanks that plot above the 3X detection line in Figure 11-9, three were investigated and a cause for the high result was not conclusively found. All other blanks that plot above the 3X detection line were within the allowable 1% carryover.

Figure 11-9 - Mother Lode Blanks

11.1.8	Certified Reference Materials

Certified Reference Materials (“CRMs” or “standards”) were used to monitor the accuracy of the assay results reported by AAL. CRMs were inserted into the sample sequence at a ratio of 1:20 and served to monitor both accuracy and sample sequence errors. A number of different CRMs covering a range of grades and mineral compositions were used at the MLP. Each CRM comes with a certified concentration with a stated uncertainty. However, the precision on the assay is ultimately controlled by the 10% analytical precision reported by AAL. Therefore, in the following discussion the performance of the CRMs was discussed relative to the specified AAL precision.

CRMs used throughout the drilling campaign were analyzed using the FA-PB30-ICP analytical method. All the CRM values fell within the theoretical analytical precision quoted by AAL as shown in Figure 11-10. Figure 11-11 illustrated that a range of concentrations are being monitored with the CRM suite used at the MLP was greater than the generally expected assay values. The data displayed covers the period from 2017 to present.

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When CRMs assay outside of the theoretical analytical precision, an investigation is launched to find a potential cause and make sure surrounding samples were not affected but the cause of the “failure”. Typically, a rerun of samples and the CRM is included in the investigation. The one outlier seen in Figure 11-10 is currently under investigation for a low reported value.

Figure 11-10 - Certified Reference Material Gold Assays

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Figure 11-11 - Performance of CRMs Over Time

Some of the CRMs used by Corvus have certified silver values while others that are certified for gold only have “reported” silver values. Nevertheless, these values were used to monitor the accuracy and precision of the silver assays as shown in Figure 11-12. It was clear that most of the CRM silver values reported within the analytical precision of the ICP-61-UT method. There were clearly some problems with precision in the CRMs with values less than 0.1ppm silver. Figure 11-13 illustrates that the range of concentrations that were monitored by the CRM suite used at the MLP covered the range of expected assay values.

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Figure 11-12 - Silver Assays for CRMs

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Figure 11-13 - Silver Performance of CRMs Over Time

11.2	DATA ADEQUACY

In the opinion of the principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, sample preparation, security and analytical procedures as described in this Section 11 are adequate and can be relied upon in the Mineral Resource estimate and for the PEA, each as described herein.

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12.	DATA VERIFICATION

The principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, has verified the data used in this Technical Report by:

•	Visiting the Project and confirming the geology and mineralization;

•	Visiting the core and RC storage areas and inspecting the core cutting facility;

•	Reviewing drill core;

•	Verifying the location of drill holes in the field;

•	Reviewing the QA/QC protocols;

•	And, reviewing the quality analysis of RC drilling data.

The principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, concluded that:

•	Exploration drilling, drill hole surveys, sampling, sample preparation, assaying, and density measurements have been carried out in accordance with CIM Best Practice Guidelines and are suitable to support the Mineral Resource estimates and PEA contained herein

•	Exploration and drilling programs are well planned and executed and supply sufficient information for Mineral Resource estimates and Mineral Resource classification and the PEA contained herein

•	Sampling and assaying include sufficient quality assurance procedures

•	Exploration databases are professionally constructed and are sufficiently error free to support Mineral Resource estimates and the PEA contained herein

Therefore, in the opinion of the principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, the data is adequate and can be relied upon to estimate Mineral Resources at the MLP and for the purposes of the PEA as described in this Report.

12.1	DATABASE ERROR CHECKS

The drill database was reviewed by the principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, by selecting approximately 10% of the gold sample records in the database. The certified assay certificates were crosschecked with the data entry in the database. The data entry procedures have been verified by Mr. Wilson and are accurate as compared to the certificates.

12.2	DATA VERIVIDATION SAMPLES

The principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, has independently collected 10 field duplicates during his visit to the MLP on January 16, 2018. The verification samples were submitted to ALS Global’s laboratory in Reno, Nevada. The purpose of these data verification samples was to independently verify the existence of the mineralization and to review the reproducibility of the original Corvus assays. No limitations were placed on the author’s ability to review data or to independently verify the data used in the Mineral Resource estimate and the PEA. Samples were marked by Mr. Scott E. Wilson, C.P.G., SME-RM, with information regarding the selected sample (Date, Sample#, Hole ID, From, To, Original Assay). The results show that check samples grades range within acceptable limits compared to the original individual sample grades. Table 12-1 compares the results of the data verification testing for the Mother Lode site samples.

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Table 12-1 - Mother Lode Data Verification Samples (Scott E. Wilson-2018)

Scott E. Wilson Data Verification Samples – January 16, 2018
Sample #	Hole ID	From	To	Original Value Au (g/t)	Verification Value Au (g/t)	Lithology
P352689	ML17-001	110.34	111.8	1.65	1.555	Tjvs
P352929	ML17-002	96.15	97.7	5.36	5.34	Tjs
NB196744M	ML17-010	167.64	169.16	0.383	0.307	Tjvs
NB196800M	ML17-010	245.36	246.89	1.31	1.245	Tjc
NB197922M	ML17-014	114.3	115.82	1.68	1.505	Tjvs
NB197935M	ML17-014	132.59	134.11	1.03	0.851	Tip
NB200108M	ML17-017	300.23	301.75	1.7	1.545	Tip
NB200122M	ML17-017	318.52	320.04	1.95	2.03	Tip
NB204922M	ML17-026	152.4	153.92	2.36	2.53	Tip
NB204926M	ML17-026	158.5	160.02	1.11	1.14	Tip

12.3	VERIFICATION OF HISTORICAL MOTHER LODE DRILLING DATA

With the purchase of Goldcorp Daisy LLC, Corvus received historic drill data from the immediate area of Mother Lode which had been developed in the previous exploration and mining operations conducted by various companies between 1985 and 1997. This included a total of 520 drill holes and 66,932 m of drill and log data. A group of 164 of these drill holes were in close proximity to Mother Lode and had been used in historical estimates of the mining resource. In 2017 and 2020, Corvus drilled an additional 52 holes, which provided a basis to evaluate the quality of the historic information. Table 12-2 lists statistical indices which provide a basis to compare the 2 population of drilling data.

Figure 12-1 presents a map showing the perimeter of the historic Mother Lode open pit, and the locations of drill collars from the 2 drilling data groups. Figure 12-1 shows the drill hole collars for the historic drilling data in green and the modern drilling data performed by Corvus in blue.

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Figure 12-1 - Map Showing Historical Surface Topography and the Location of the Historic Mother Lode Open Pit

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Table 12-2 - Comparison of Statistical Indices for Combined, Historic and Corvus Drilling Data

	Raw Data Not Capped			Data Capped at 13 g/t
Data Group	Combined	Historic	Corvus	Combined	Historic	Corvus
No. of Samples	8170	5163	3007	8159	5152	3007
Minimum	0.100	0.103	0.100	0.100	0.103	0.100
Maximum	25.749	25.749	12.998	12.998	12.926	12.998
Mean	1.075	1.134	0.974	1.053	1.099	0.974
Standard Deviation	1.457	1.575	1.222	1.321	1.374	1.222
Variance	2.122	2.480	1.492	1.745	1.888	1.493
Coeff. Of Variance	1.355	1.389	1.255	1.255	1.251	1.255

The highest grade of the assays in the Historic data was 25.749 g/t while the highest grade for Corvus drilling is 12.998 g/t. In total there are 11 assays in the Historic data higher than 13 g/t. The 11 assay values are spread such that they have very little anomalous effect on the data, an average grade of 1.134 vs. 1.053, with very close standard deviations. Ignoring the Historic grades higher than 13 g/t as anomalous, the comparison in Table 12-2 indicates that there is very little difference in the two assay databases, suggesting that the Historic data collection and analyses was carried out with a standard care suitable for the professional analysis of the mineral deposit.

The distribution of drill assay data in the 3 groups of data (Combined, Historic and Corvus) is illustrated by the histograms and cumulative frequency plots in Figure 12-2 and Figure 12-3, respectively. There were no apparent statistical trends which would give concerns in the use of the Historic assays in estimating a NI 43-101 compliant resource, including classification of the resources. Variances of the data suggest assay reproducibility was not an issue. Coefficients of variance suggest the Corvus drilling data lie within the same population of assays indicated by the Historic data. Comprehensive statistical analysis has not identified any anomalies in the Goldcorp data.

The principal author of this Technical Report, Mr. Scott E. Wilson, C.P.G., SME-RM, sees no reason for concern with the inclusion of the Historic data in estimating Mineral Resources for the MLP and recommended that it is acceptable to use the Historic assays for the estimation of Mineral Resources.

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Figure 12-2 - Histograms and Cumulative Frequency of Occurrence for the Combined Grade Data

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Figure 12-3 - Histograms and Cumulative Frequency Occurrence for the Historic Grade Data

12.4	POTENTIAL FOR DOWNHOLE CONTAMINATION IN RC DRILLING

The Corvus RC drilling data has been evaluated to assure that downhole contamination by mineralized material falling downhole has been minimal during the drilling operations. Evidence of downhole contamination in Corvus data was evaluated by examining the data for:

•	Patterns of “decay” in the grade values of adjacent sample intervals, where there is a monotonic decrease in grade below zones of mineralization;

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•	Patterns of spikes in the grade (“cyclicity”) of adjacent sample intervals that occur when new rod connections are made in the drilling process;

•	Material of a different lithology than predominant for an interval observed to be mixed into the drill chips logged by the geologists.

Corvus collects data during the drilling and logging operations to support the detection of contamination problems in the data. The depth of each rod connection is noted in the data record, so that patterns of cyclicity can be detected. Spreadsheets have been developed to evaluate the grade data to assure minimal contamination.

12.4.1	Decay Analysis

Spreadsheets have been developed to identify monotonic decreases of three and four samples below a mineralized interval. Analysis of the patterns in the Corvus RC data has been compared to an identical analysis of the patterns in the 3 Corvus core holes drilled at Mother Lode, in Table 12-3. The analysis indicates similar patterns in the occurrence of intervals of monotonic increase and decrease in the core versus RC data sets. Since downhole contamination cannot occur in the core data set, the comparison indicates that downhole contamination was not a common occurrence in the Corvus RC drilling.

Table 12-3 - Comparison of Monotonic Decay Patterns in Mother Lode Grade Data of Corvus RC and Core Drilling

Drill Type	Sampled Intervals	No. of intervals with 4 sample monotonic decrease	No. of intervals with 3 sample monotonic decrease	No. of intervals with 4 sample monotonic increase	No. of intervals with 3 sample monotonic increase
RC Drilling -samples	14,187	431	1101	99	277
RC Drilling - % of total	-	3.0	7.8	0.7	2.0
Core Drilling - samples	499	7	31	11	29
Core Drilling - % of total	-	1.4	6.2	2.2	5.8

12.4.2	Cyclicity Analysis

The locations of drill rod connections in the drill depth record have been recorded for all RC drilling done by Corvus at the MLP. A test for cyclicity was based on testing for local grade maximums that occurred in sample intervals immediately after a rod connection. The standard rod length was 20 feet (6.098 m) and the standard sample interval was 5 feet (1.524 m), so samples were assigned a “position” index (1, 2, 3, and 4) indicating the relative location of a sample below a rod connection. The first sample in each hole was assigned a position zero (“0”), so that it was not treated as a rod connection.

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The test for a local maximum was done by comparing the Au grade of the sample in position 1 with the three samples above and below (an interval of 35 feet [10.67 m]). If the Au grade of a sample in position 1 had the maximum grade of the 7 samples in the interval, its grade was compared to the average grade of the 7 samples in the interval. If the maximum Au grade was more that 10% above the average grade, the location was flagged as potentially anomalous.

The number of local grade maxima in individual holes was analyzed to establish the variability. The data in the 75 RC drill holes had 3563 rod changes, and the total number of rod changes with local grade maxima was 567. The average percentage of rod changes with local grade maxima in individual holes was 15.7% with a standard deviation of 6.7%. A total of 5 holes were flagged for further review because the number of anomalous rod changes exceeded 25.7% (mean + 1.5 standard deviations).

A further test for evidence of contamination was to search the downhole grade data for clusters of local grade maxima that might indicate contamination problems during a specific period of drilling. The drilling rig was operated on a single shift per day basis, so there was always good continuity of operator personnel. If local grade maxima occurred in 3 successive rod connections, the grade data were examined. The number of intervals in the grade data with 3 or more successive local grade maxima was 31, and of those intervals, 24 intervals had grades that were less than 2 times the assay detection limit of 0.003 ppm Au. The 7 holes where successive grade maxima were greater than 2 and the grades in the interval were greater than 2 times the detection limit were flagged for further review.

The 567 rod connections with local grade maxima were sorted to identify their characteristics. The number of rod connections where the local maxima was less than 2 times the detection limit was 202 or 36%. The remaining rod connections were evaluated with respect to mineralization type (oxide or sulphide) and with respect to the projected cut-off grade of the process alternative (0.15 ppm for oxide, 0.5 ppm for sulphide). The local maxima grade at 109 of the rod connections (19%) was greater than the projected cut-off grade for the indicated mineralization type. The grade of samples around each of the rod connections with local maxima greater than the indicated process cut-off grade was examined using the following criteria:

•	The local maxima is not a spike – the grades of samples surrounding the local maxima have similar values;

•	The flagged local maxima is higher than the surrounding samples, but only marginally, therefore possibly contaminated;

•	The flagged local maxima are distinctly higher and unlike the grade of surrounding samples, therefore it is probably contaminated.

Table 12-4 lists the results of the evaluation of the 109 local maxima with grades greater than the process cut-off and indicates that 21 samples had characteristics that suggested possible or probable contamination. The 21 samples where the numerical review for cyclicity indicated possible or probable contamination were reviewed in more detail by inspecting the chip trays and by comparing the geology and geochemistry of the sample. This review indicated that the majority of grade maxima was real and could be attributed to localized geology and geochemistry. Only 3 of the identified 21 local grade maxima at the rod connection could not be explained by other data.

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Table 12-4 - Distribution of Local Maxima with Greater Than Process Au Cut-off Grade

Criteria	No Spike	Possible contamination	Probable contamination
No. of Local Maxima	88	10	11

12.4.3	Visible analysis of chips and geochemistry

Visible contaminated intervals in the chip trays were logged routinely for all 2017-18 RC holes. Once assay results were received, a review of the chip trays and geochemistry was conducted for each hole to verify where mineralized intervals may be influenced by contamination coming downhole from mineralized intervals above. A total of 16 of the 75 RC holes have been identified as having at least one contaminated sample. A total of 134 samples from these 16 holes were identified for potential removal from the data used for the MLP Mineral Resource estimate and were evaluated by the qualified person responsible for the Mineral Resource estimate.

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13.	MINERAL PROCESSING AND METALLURGICAL TESTING

Extensive test work has been undertaken on the Mother Lode prospect. The metallurgical test work that directly relates to the processing approach described in this Technical Report are summarized in this section.

Metallurgical testing on MLP samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), Resource Development Inc. of Wheatridge, CO (RDi) and Hazen Research Inc. of Golden, Colorado. McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation. McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Resource Development Inc. is a state-of-the-art laboratory for metallic and industrial minerals filling a need for high quality, cost-effective, and timely technical services for the international mining industry. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed roasting and AAO tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”). Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A quality assurance requirements, January 1, 2002. All of the laboratories are independent for Corvus.

Historical test work had indicated that much of the MLP mineralization was refractory due to unoxidized sulphide content. This was confirmed by subsequent testing on mineralization from Corvus’s 2017-2018 drill programs. Several processing options were evaluated and the flotation of gold-bearing sulphide mineralization followed by pressure oxidation was the optimum choice (Wilson et. al., 2018).

Since bio-oxidation of flotation concentrate had also indicated favorable gold recovery, Corvus evaluated an alternative processing option using bio-oxidation of the whole mineralization, followed by the cyanidation to recover the contained gold.

Oxidized mineralization forms a smaller part of the Resource in the deposit. Hence, limited test work was undertaken to confirm the historical information.

13.1	HISTORICAL METALLURGICAL TEST WORK

The 2018 Technical Report (Wilson, et. al., 2018) discusses in detail the extensive test work undertaken on the Mother Lode samples in several laboratories. That test work included feed characterization, mineralogy, whole mineralized material cyanidation, AAO testing, flotation, diagnostic leach testing, comminution testing, gravity concentration, flotation concentrate roasting, pressure oxidation and bio-oxidation. The results are summarized in the following section.

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13.1.1	Comminution Test Work

Crusher work index, Abrasion index and Bond’s ball mill work index were determined for the two composites, namely, Tjvs and Tip1. The results, given in Table 13-1 indicated that the mineralized material was lightly abrasive and medium-hard.

Table 13-1 - Crusher, Abrasion and Bond's Ball Mill Work Indices

Sample	CWi		BWi		Ai
	kW-hr/st	kW-hr/mt	kW-hr/st	kW-hr/mt	Grams
Tjvs	3.12	3.44	11.54	12.72	0.0451
Tip 1	2.65	2.92	13.82	15.24	0.0441

Note: ½ HQ core used for CWi testing did not meet the feed specifications for the standard Bond test but may provide a general estimate of CWi.

13.1.2	Head Analyses

The head analyses of the two sulphide composites are given in Table 13-2. The composites assayed 2.1 to 2.4 g/t Au and ±2.3 g/t Ag. Both composites had elevated levels of arsenic (0.1% to 0.14% As) and 0.9% to 1.5% Ssulphide.

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Table 13-2 - Head Analyses of Composite Samples

13.1.3	Cyanidation Leach Tests on Composite Samples

Bottle roll leach tests were completed on composite samples ground to a P80 of 106 µm. The tests were conducted for 72 hours with the initial cyanide concentration of 2 g/l NaCN and lime was added to maintain the pH between 10.5-11.0.

Leach results indicated the Tip1 composite gold recovery was 32.6%. Sodium cyanide and lime consumptions were 23.0 and 28.2 kg/t, respectively.

Gold recovery for the Tjvs composite was 44.0%. Sodium cyanide and lime consumptions were 23.7 and 24.0 kg/t, respectively.

These results confirmed that the sulphide mineralization was refractory.

13.1.4	Diagnostic Leach Tests

Diagnostic leach tests were performed on the two sulphide composites. The results, given in Table 13-3 - Diagnostic Leach Results, indicated the following:

•	Approximately 32% to 44% of the gold was free milling.

•	Approximately 31% to 50% of the gold was associated with the sulphide minerals.

•	Approximately 75% of the silver was also associated with the sulphides.

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Table 13-3 - Diagnostic Leach Results

13.1.5	Gold Recovery for Flotation/POX/Cyanidation Process

Extensive test work regarding flotation and POX process has been done and reported in the 2018 Technical Report. The results, summarized in Table 13-4, indicate the following:

•	The flotation process recovered 86.9% and 82.3% of the gold into a concentrate from Composites Tip 1 and Tjvs, respectively.

•	The cyanidation of the POX oxidized concentrate extracted 96.3% and 92.4% of the gold from the Tip 1 and Tjvs flotation concentrates.

•	The overall gold recovery for the flotation /POX/Cyanidation process was 83.7% for Tip 1 and 76.1% for Tjvs composite respectively.

Table 13-4 - Gold Recovery for Flotation/POX/Cyanidation Process

Composite	Gold Recovery, %
	Flotation[1]	POX/Cyanidation[2]	Overall
Tip 1	86.9	96.3	83.7
Tjvs	82.3	92.4	76.1

(1) recovery to concentrate

(2) recovery from concentrate

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13.1.6	Metallurgical Testing of Oxide Sample

Limited metallurgical test work was undertaken for the Mother Lode oxide samples. Historical testing of oxide mineralization from Mother Lode indicated high gold dissolution and low reagent consumptions. Heap leaching of MLP oxide materials from the base of the Mother Lode open pit, performed on a 5,950 tonne test heap at run-of-mine (ROM)_size, indicated 81.1% gold recovery. Recovery on the Mother Lode production heap leach of oxide mineralization, based on incomplete historical production data, was estimated to be >70.4% of the placed gold mineralization.

Corvus performed approximately 800 shake leach CN recovery tests on 12 different rock types encountered in its MLP drilling. Those tests indicated 58-96% gold recovery for mineralization with logged oxidation indices in the 3,4 and 5 classes. Gold recoveries ranged between 2-10% indicated by oxidation classes 1 and 2, due to the unoxidized sulphide mineralization.

Corvus prepared a composite of oxide material which sampled 7 different lithologies, without considering the proportional distribution, within the mineralization in the whole deposit. Head analysis of the composite sample is listed in Table 13-4. Bottle roll leaching of the composited material achieved 53% gold recovery suggesting some preg-robbing material was included in the composite. This was confirmed by subsequent CIL bottle rolls on the same material, which achieved 81% gold recovery and 20% silver recovery.

A second group of samples were selected which represented the predominant lithologies in oxide mineralization, Tip1 and Psd. Bottle roll tests on those six samples are listed in Table 13-5, and indicated gold recovery between 82.5% and 97.1%, for P80 particle sizes between, 3.9mm and 75mm. Cyanide and lime consumptions were relatively low.

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The bottle roll test data in Table 13-5 indicate that:

•	The head assays ranged between 0.63 and 1.17 g/t gold and 1.0 and 1.8 g/t silver;

•	The bottle roll gold recoveries ranged from 81.1% to 97.1 % and the silver recoveries ranged from 8.35 to 42.9%;

•	The average gold dissolution was 89.5% and the average silver dissolution was 21.3%.

•	Bottle roll tests at +-4 mm extracted +-90% of the gold. Hence, it is projected that ROM gold recovery could be at least 75%;

•	Sodium cyanide and lime consumptions averaged 0.12 kg/t and 2.0 kg/t.

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Table 13-5 - Bottle Roll Cyanidation Results for Tip1 and Psd Oxide Samples

		Feed	Au	g Au/mt mineralized material				Ag	g Ag/mt mineralized material				Reagent Requirements
	Lithology	Size	Recovery			Calculated	Head	Recovery			Calculated	Head	kg/mt ore
Sample		P80%		Extracted	Tail	Head	Assay	%	Extracted	Tail	Head	Assay	NaCN Cons.	Lime Added
NB208988M	Tip1	3.9mm*	85.5	0.47	0.08	0.55	0.63	8.3	0.1	1.1	1.2	1.2	0.15	2.05
NB208988M	Tip1	3.9mm*	85.5	0.47	0.08	0.55	0.63	8.3	0.1	1.1	1.2	1.2	0.13	2.3
NB208988M	Tip1	80%-75µm	82.5	0.47	0.10	0.57	0.63	18.2	0.2	0.9	1.1	1.2	0.40	2.9
NB208988M	Tip1	80%-75µm	82.8	0.48	0.10	0.58	0.63	25	0.3	0.9	1.2	1.2	<0.07	2.9

NB212069M	Tip1	3.5mm*	97.1	1.02	0.03	1.05	1.03	25.0	0.3	0.9	1.2	1.0	<0.07	2
NB212069M	Tip1	3.5mm*	96.0	0.97	0.04	1.01	1.03	<9.1	<0.1	1.0	<1.1	1.0	0.10	2.1
NB212069M	Tip1	80%-75µm	86.5	0.90	0.14	1.04	1.03	42.9	0.9	1.2	2.1	1.0	<0.07	2.7
NB212069M	Tip1	80%-75µm	81.1	0.77	0.18	0.95	1.03	45.5	0.5	0.6	1.1	1.0	0.15	2.9

NB206671M	Tip1	4.6mm*	90.1	1.00	0.11	1.11	1.17	6.25	0.1	1.5	1.6	1.5	0.14	2.6
NB206671M	Tip1	4.6mm*	89.0	0.89	0.11	1.00	1.17	12.5	0.2	1.4	1.6	1.5	<0.07	2.7
NB206671M	Tip1	80%-75µm	89.3	1.00	0.12	1.12	1.17	26.7	0.4	1.1	1.5	1.5	0.24	3

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NB206671M	Tip1	80%-75µm	87.5	0.98	0.14	1.12	1.17	20	0.3	1.2	1.5	1.5	0.16	2.9

NB208901M	Psd	3.5mm*	88.7	0.63	0.08	0.71	0.70	16.7	0.3	1.5	1.8	1.8	<0.07	1.5
NB208901M	Psd	3.5mm*	88.2	0.60	0.08	0.68	0.70	15	0.3	1.7	2.0	1.8	0.09	1.5
NB208901M	Psd	80%-75µm	88.7	0.63	0.08	0.71	0.70	33.3	0.6	1.2	1.8	1.8	<0.07	1.8
NB208901M	Psd	80%-75µm	88.2	0.60	0.08	0.68	0.70	27.8	0.5	1.3	1.8	1.8	<0.07	1.8

NB208677M	Psd	3.8mm*	93.3	0.84	0.06	0.90	0.94	18.2	0.2	0.9	1.1	1.1	0.07	1.4
NB208677M	Psd	3.8mm*	93.4	0.85	0.06	0.91	0.94	18.2	0.2	0.9	1.1	1.1	0.19	1.4
NB208677M	Psd	80%-75µm	92.5	0.86	0.07	0.93	0.94	36.4	0.4	0.7	1.1	1.1	0.07	1.5
NB208677M	Psd	80%-75µm	92.5	0.86	0.07	0.93	0.94	30	0.3	0.7	1.0	1.1	0.12	1.5

NB208908M	Psd	4.2mm*	92.9	0.92	0.07	0.99	0.94	11.1	0.2	1.6	1.8	1.7	0.13	1.3
NB208908M	Psd	4.2mm*	91.0	0.91	0.09	1.00	0.94	11.1	0.2	1.6	1.8	1.7	<0.07	1.3
NB208908M	Psd	80%-75µm	92.5	0.86	0.07	0.93	0.94	23.5	0.4	1.3	1.7	1.7	<0.07	1.4
NB208908M	Psd	80%-75µm	93.5	0.86	0.06	0.92	0.94	22.2	0.4	1.4	1.8	1.7	0.18	1.5

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13.1.7	Bio-Oxidation Test Work – 2019

Resource Development Inc. (“RDi”) undertook a scoping level metallurgical study to evaluate the potential of whole mineralized material bio-oxidation for oxidation of refractory mineralization from the MLP. The oxidized mineralization was cyanide leached to determine the gold extraction.

Approximately 3 kilograms each of the two composite samples were ground to P80 of 200 mesh. Each sample was filtered, dried, and delivered to Solfatara Laboratories for agitated tank bio-oxidation. Solfatara Laboratories of Golden Colorado bio-oxidized approximately 2 kilograms of each composite sample via agitated reactor. Mesophilic cells were cultured and adapted to each individual sample of mineralized material with a combination of ferrous iron, elemental sulphur, pyrite, and mineralized material in a nutrient medium. The cultures were added to the reactors once the oxidation reduction potential exceeded 700 mV, at cell concentrations of approximately 3 x 106 cells/ml. The reactor temperature was maintained at 33o C throughout the tests and the pH was controlled with sulphuric acid. The extent of bio-oxidation was tracked based on iron content in solution given that the sulphuric acid addition made sulphate content an imprecise measure. The reactors were operated for a total of 11 days.

The bio-oxidized samples were returned to RDi for leach testing. The slurry was filtered, and the solids were washed to remove the residual acid and return the pH to a neutral value. The filter cakes were dried, thoroughly blended, and a representative split was taken for bottle roll leach tests. Each sample was bottle roll leached at 30% solids, pH 11, and 1.0 g/L NaCN (maintained) for 48 hours. Solution samples and process checks were completed at 6, 12, 24, 36, and 48 hours. After 48 hours, all pregnant solution samples and the final residue sample from each test were submitted for gold assay. In addition, the leach residues were submitted for sulphide sulphur assay to estimate the amount of oxidation. The leach results are summarized in Table 13-6.

Table 13-6 - Leach Results for Bio-Oxidized Samples

Sample	Au Extraction %	Residue Grade		Calc Head Grade (g/mt Au)	NaCN Consumption (kg/mt)	Lime Consumption (kg/mt)
		Au (g/mt)	Sulphide S (%)
4309-002	92.6	0.16	0.07	2.21	1.747	6.770
4309-003	91.0	0.23	0.01	2.55	1.206	5.047

The leach results indicate the following:

•	Both composite samples were amenable to cyanide leaching after bio-oxidation. Gold extractions of the bio-oxidized samples were 92.6% and 91.0% respectively.

•	Bio-oxidation was nearly complete with only 0.07% and 0.01% sulphide sulphur left in the samples.

•	Cyanide consumptions averaged approximately 1.5 kg NaCN/mt. Lime consumptions were approximately 25% higher as compared to original non-oxidized samples, potentially due to residual acid left in the samples.

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13.1.8	Metallurgical Conclusion

These results indicate that the mineralized material is amenable to bio-oxidation followed by cyanidation of oxidized mineralization and the gold extraction will be significantly higher than the flotation/POX/cyanidation process (±91% versus ±80%). The samples tested as part of the MLP metallurgical programs and presented here are representative of the various types and styles of mineralization found at the MLP. The testing data are representative and the qualified person responsible for this Section of the Technical Report knows of no known processing factors or deleterious elements that could have a significant effect on potential economic extraction.

On the basis of this test work and reported historical performance of heap leach operation at the Mother Lode and the Daisy Projects, the projected process recovery assumptions are:

•	Tank bio-oxidation processing of MLP whole sulphide mineralization will be 91% of the contained gold;

•	Heap leach processing of ROM oxide mineralization will be 74%.

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14.	MINERAL RESOURCE ESTIMATES – Mother Lode

14.1	SUMMARY

The following Mineral Resource estimates have been estimated according to the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines. The Mineral Resource estimate on the MLP contained in this Technical Report supersedes the Mineral Resource estimate for the MLP contained in the 2018 Technical Report. Project mineral inventories are reported at various cut-off-grades and classifications. Mineral Resources have been reported in accordance with the disclosure obligations under NI 43-101.

Vulcan® Software was used to estimate and quantify the MLP Mineral Resource estimate. Vulcan® software utilizes a block modeling approach to represent the deposit as a series of 3-D blocks to which grade attributes, and other attributes can be assigned. Mineral inventories have been pit-constrained using Whittle® in order to demonstrate the reasonable prospects of eventual economic extraction. General statistics and geostatistics were evaluated using GSLIB®, Sage2000®, Rockworks® Utilities, Excel and a variety of internally developed programs. Maps, cross sections, project layout and other visual aides were evaluated with Vulcan® and ArcGIS®.

The evaluation of Mineral Resources for the Project involved the following procedures:

•	Validation of the database and wireframe models developed by Corvus;

•	Data Processing (compositing and capping) and statistical analysis;

•	Selection of estimation strategies and estimation parameters;

•	Block modelling and grade interpolation and validation of the results;

•	Classification and tabulation of Mineral Resources;

•	Quantifying the reasonable prospects for eventual economic extraction of Mineral Resources.

Table 14-1 summarizes the Mineral Resource estimate, classified according to CIM definitions, for the MLP. Reasonable prospects for eventual economic extraction, defined in this section of the report, assume open pit mining, run-of-mine heap leach processing of oxide mineralization mill processing followed by bio-oxidation of un-oxidized mineralization.

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Table 14-1 - Mother Lode Pit-constrained, Measured, Indicated and Inferred Mineral Resource Estimate

	Gold Milling Cutoff Grade 0.40 Au g/t			Gold Heap Leach Cutoff Grade 0.06 Au g/t			Gold Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)
Measured	7,311	1.19	280	17,018	0.39	211	24,329	0.63	491
Indicated	13,668	1.64	722	22,242	0.47	339	35,910	0.92	1,061
Total M & I	20,980	1.49	1,002	39,260	0.44	550	60,240	0.80	1,552
Inferred	2,883	0.90	83	6,978	0.40	90	9,862	0.55	173
	Silver Milling Cutoff Grade 0.40 Au g/t			Silver Heap Leach Cutoff Grade 0.06 Au g/t			Silver Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)
Measured	7,311	0.76	179	17,018	0.98	534	24,329	0.91	713
Indicated	13,668	0.51	223	22,242	0.80	573	35,910	0.69	796
Total M & I	20,980	0.60	402	39,260	0.88	1,107	60,240	0.78	1,509
Inferred	2,883	1.77	164	6,978	1.05	235	9,862	1.26	399

(1) The qualified person of the above estimate is Scott E. Wilson, C.P.G., SME-RM.

(2) The Mineral Resources are classified as Measured, Indicated and Inferred Mineral Resources, and are based on the 2014 CIM Definition Standards.

(3) Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

(4) Mineral Resources are estimated using a gold price of $1,500/oz.

(5) Cut-off grades for mill processing were 0.06 g/t for oxide gold mineralization and 0.40 g/t for sulphide gold mineralization.

(6) Numbers may not add up due to rounding.

(7) The effective date of this Mineral Resource estimate is October 7, 2020.

(8) The quantity and grade of reported inferred Mineral Resources in this estimation are uncertain in nature and there has been insufficient exploration to define these inferred Mineral Resources as indicated or measured Mineral Resources.

(9) The qualified person knows of no environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant factors that may materially affect the Mineral Resource estimates in this Technical Report.

14.2	MOTHER LODE

14.2.1	Drill hole Database

The data provided to estimate the mineralization inventory consists of information derived from 351 drill holes, totaling 86,561 meters of drilling. From that total 59,336 meters were sampled and assayed for Au and Ag mineral content. There are four channel samples that were collected from the existing pit highwall with a total length of 310 meters bringing the total length of sampling used for this Mineral Resource estimate to 49,890 meters. In total 40,524 samples were assayed for gold and 20,956 samples were assayed for silver.

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Drilling was carried out using various drilling methods as outlined below:

•	Diamond Drilling – 8 holes

•	Diamond Drilling – Core Tails – 24 extended from the bottom of reverse circulation holes

•	Reverse Circulation Drilling – 336 holes

•	Rotary Drilling – 3 holes

•	Sledgehammer/channel Sampling – 4 holes

Corvus extracts the necessary digital drilling information, from their master database, utilizing specialized scripts. Data is compiled into three separate files, one for collar, one for downhole deviation surveys and one file containing relevant geological, stratigraphic and elemental assay values; referred internally by Corvus as “strat-assay-join” files. Mr. Scott E. Wilson, C.P.G., SME-RM, has found this to be an acceptable way to receive the drilling data. When errors or discrepancies were discovered, it was very easy to work with Corvus staff to fix such discrepancies. Mr. Scott E. Wilson, C.P.G., SME-RM, verified that the drilling data used for this resource estimate is professionally maintained and was error free and reproducible with repeated data updates through time.

The drilling cutoff date for this report is October 7, 2020, with assays through hole ML20-163. Figure 14-1 shows drilling added to the mineral deposit by Corvus in 2018-2020.

14.2.2	Geology Model

The geological model provided as a basis for the Mineral Resource estimate at the MLP in this Technical Report was constructed by Corvus geologists using Leapfrog®. The model is an interpretation of the MLP stratigraphy and structure as described in sections 7 and 8. The model consists of the elements necessary to contain the resource estimate geologically. Topologically coherent volumes have been created which allowed the block model to be tagged with all appropriate geological properties. Elements such as structural offsets and lithologic contacts are modeled in a way that the resource estimate can confidently be categorized according to CIM definition standards.

14.2.2.1	Topographic Wireframes

Topography for the project was derived from two sources; detailed survey of the pit and the larger area derived from the drilling collars. The topographic relief at the MLP is slight to flat and the drill collar provided a sufficient topographic surface. The topography was converted to a solid model using Vulcan. The topographic surface is used to limit the grade estimate and calculate volumes and quantities of rock and gold for the mineral deposit. The topographic contours in Figure 14-1 were derived from this surface.

14.2.2.2	Geological Wireframes

The geology of the deposit was modelled with Leapfrog software. Solid models were provided to Mr. Scott E. Wilson, C.P.G., SME-RM, in the form of Vulcan triangulation models. The models encompass the geological interpretation of stratigraphy and the offset of the stratigraphy by the Fluorspar Canyon Fault.

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Figure 14-1 - MLP 2020 Drilling Additions Used for Resource Estimation

Corvus Gold Inc. Motherlode Project
2020 Resource Model Drilling Additions
530500
530750
531000
531250
531500
4085000
4084750
4084500
4084250
4084000
N
Legend
Resource Pit Outline
Corvus_Drilling - 2020
180 90 0 180 Meters
PROJECTION INFORMATION
NAD 1927 UTM ZONE 11N
RDA Denver Colorado
November 10, 2020

14.2.3	Domains

In addition to stratigraphy, the mineral deposit was subdivided three domains to aid with the determination mineralization at MLP. This is to add more geologic control to the estimation of mineral resources. Domaining is a common tool that helps yield realistic grade estimates. For the Mother Lode deposit the domains are the hanging wall and foot wall of the Fluorspar Canyon fault and the intrusive dikes of the foot wall domain. Figure 14-2 shows a geological cross section 4084410N through the Mother Lode Deposit.

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Figure 14-2 - Cross Section 4084410N Looking North through Mother Lode 3D Leapfrog Domain Model

1250 L
1000 L
750 L
Hanging Wall Domain
Foot Wall *Tip* Domain
Foot Wall Domain
530500 E
530750 E
531000 E
531250 E

14.2.4	Exploratory Data Analysis

14.2.4.1	Assay Statistics

A total of 351 drill holes and four trench samples were used in the MLP Mineral Resource estimate. The database contains 58,408 sample entries, though there are 17,885 null values. There were 40,254 individual samples assayed, of which 4,037 samples were below the detection limit of 0.003 ppm. Those samples were set to one-half the detection limit at 0.0015 ppm. Thus 36,487 samples contain measurable Au values. Table 14-2 presents the general gold assay statistics for the MLP.

Table 14-2 - Gold Assay Statistics at Various Cutoff Grades

Zone	Number	Mean Au (g/t)	Stand. Dev.	Min Assay	Max Assay	Coefficient of Variation
Cutoff 0.003	36,487	0.45	1.07	0.003	38.74	2.39
Cutoff 0.100	14,930	1.07	1.47	0.10	38.74	1.38
Cutoff 0.900	5,569	2.29	1.83	0.90	38.74	0.80
Cutoff 1.000	5,129	2.40	1.87	1.00	38.74	0.79

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14.2.4.2	Capping

Grade distributions for gold in the mineral deposit were examined to determine if capping was required and, if so, at what value. Assays here are displayed as a lognormal probability plot. Typically, in gold deposits, there are a small number of very high values that strongly affect exploratory statistics such as the coefficient of variance, the mean and the standard deviation. At MLP the QA/QC has shown that these high values are valid so they should not be removed. Since there is a clear feeder zone identified, it is also helpful to use these statistics to identify the bimodal population of mineralization for the Project and handle these accordingly. These high-grade assays are considered on a deposit by deposit basis. The value of 10 g/t Au was chosen as the capping limit for the deposit gold assays. This effectively takes 43 samples with an average grade of 15 g/t Au, above the 99th percentile of the gold population and brings the data in line with the overall population of the mineral deposit. Figure 14-3 is the lognormal probability plot of gold assays at MLP and Table 14-3 presents the capped statistics for the mineral deposit. The inflection of the distribution at 0.9 g/t Au was chosen as the feeder zone population. The feeder population is described later in this Section.

Figure 14-3 - Lognormal Probability Plot Assays Capped at 10 g/t Au. Low Grade and High-Grade Population Identified by Break in line at 0.9 g/t Au.

MLP Au Log Prob
5.000
4.000
3.000
2.000
1.000
0.000
-1.000
-2.000
-3.000
-4.000
-5.000
.999
.99
.9
.5
.1
.01
.001
Probability
0.001
0.01
0.1
1
10
100
Au Assay Grades

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Table 14-3 - Gold Assay Statistics at Various Cutoff Grades

Zone	Number	Mean Au (g/t)	Stand. Dev.	Min Assay	Max Assay	Coefficient of Variation
Cutoff 0.003	36,487	0.45	0.99	0.003	10.00	2.21
Cutoff 0.100	14,930	1.05	1.33	0.10	10.00	1.26
Cutoff 0.900	5,569	2.25	1.53	0.90	10.00	0.68
Cutoff 1.000	5,128	2.36	1.55	1.00	10.00	0.66

14.2.4.3	Assay Composites

Capped drill hole assays for MLP were composited using 5 meter down–the–hole composite lengths. Composite lengths were chosen based on the anticipated mine selectivity of 5 meters. A total of 12,637 x 5 meters gold and silver composites were constructed. Intervals with missing assays were ignored and a new composite centroid was generated at that point. A merge tolerance of 2.5 meters was used to limit the number of “short” composite lengths in the database. A high-grade indicator field was added to the composite database and flagged with a 1 to separate the high-grade feeder zone assays from the surrounding low-grade mineralization which was flagged with a 0.

Composite statistics by high grade and low grade are compiled and listed in Table 14-4.

Table 14-4 - MLP Composite Statistics for Gold

Zone	Number	Mean Au (g/t)	Stand. Dev.	Min Assay	Max Assay	Coefficient of Variation
Total Mineral Deposit	12,637	0.369	0.796	0.002	9.93	2.153
Feeder Zone	1,681	2.028	1.167	0.899	9.93	0.575
Disseminated	10,956	0.114	0.185	0.002	0.897	1.614

14.2.4.4	Declustering

Declustering is a technique used to smooth out higher drill densities in the bulk of a deposit. Assays are assigned a weight which is directly proportional to the area or volume of interest of each sample (Rossi and Deutsch 2014). Declustering was performed using the nearest-neighbor declustering technique. Each point receives a weight inversely proportional to the number of points that fall in the same cell. The weights are scaled to a mean of 1.

The weights depend on the cell size. When a cell size is very small, each datum is in its own cell and receives an equal weight. When the cell size is very large, all data fall into one cell and are equally weighted (Rossi and Deutsch 2014). To choose the appropriate cell, the declustered mean versus a range of cell sizes is plotted. Figure 14-4 is a graph showing the cell size versus the mean grade for MLP. The lowest mean along the curve is the cell size to be used. A cell size of 400 meters was evaluated for use in grade estimation techniques. The drilling at the MLP is not clustered and is fairly evenly spaced throughout the deposit.

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Figure 14-4 - Mother Lode Cell Declustering Evaluation

14.2.5	Block Model

14.2.5.1	Oxidation Model

Oxidation is evaluated on a scale of 1 to 5 with 1 being un-oxidized and 5 being completely oxidized. Levels 2 and 1 are considered to have reasonable prospects of economic extraction with milling processes while levels 3 through 5 are considered ROM heap leachable material. Oxidation was estimated based on indicators. Two variables were added to the composite database based upon oxidation picks:

•	Oxide_1 (sulphide) set to 1 if logged sulphidation is 1 or 2, set to 0 if not
•	Oxide_5 (oxide) set to 1 if logged sulphidation is 3, 4 or 5, set to 0 if not

Oxide was estimated throughout the deposit. The probability that the block is oxide or sulphide was stored in the model using inverse distance squared techniques. The resulting variables are evaluated to determine the highest probability of a block being oxide, mixed or sulphide and the block is flagged by the resulting highest probability. Figure 14-5 shows the result of the oxidation estimate for the mineral deposit.

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Figure 14-5 - Oxidation Model, Section 4084410, Looking North

14.2.5.2	Mineralization Model

The MLP model was constructed to correctly model the high-grade feeder zone separately from the surrounding disseminated mineralization. The geological model has been constructed to reflect these two styles of mineralization. The high-grade feeder zone was identified using indicators for mineralization at a cutoff grade of 0.9 g/t Au.

The probability of a block being part of the high-grade zone was stored and evaluated against the assays. If a block has a 40 percent or greater probability of being greater than 0.9 g/t Au, it was flagged as part of the high-grade zone. Figure 14-6 shows the results of the estimation of the high-grade feeder zone. Blocks external to the zone are considered disseminated mineralization.

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Figure 14-6 - Section 4084410 Showing High-Grade Indicator Blocks for the Project Looking North – UTM NAD 27 Zone 11

14.2.6	Block Model Construction

The Mineral Resource model contains information about the deposit and is stored variably in each block. The information stored includes:

•	Estimated characteristics of Au and Oxidation

•	Percentage of block below the surface topography

•	Specific gravity defined by geologic triangulations

•	Stratigraphic Units

•	Percentage of a block found within a vein and percentage of a block found within the disseminated material

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Table 14-5 outlines the framework for the Mother Lode block model.

Table 14-5 - Mother Lode Block Model Framework NAD 27 / (UTM Zone 11 North)

Item	Easting	Northing	Elevation
Block Model Minimum Coordinate	530,000	4,083,400	500
Block Model Maximum Coordinate	531,900	4,085,800	1,450
Number of Blocks, X, Y, Z	160	200	190
Model Block Dimensions	10	10	5

14.2.7	Specific Gravity

There are minimal measurements of the specific gravity of the different geological units. A specific gravity of 2.46 was assumed for all material types at Mother Lode.

14.2.8	Grade Interpolation

Gold was estimated in two passes. The high-grade feeder zone was estimated in pass 1. Disseminated mineralization was interpolated in pass 2. A soft boundary technique was utilized where composites within the feeder where all composites within zone, blocks as an example in the previous, were used for the interpolation, excluding composites external to the zone. The second pass utilized all composites within and external to the feeder zone to receive an estimate. This methodology was employed to reflect the interpretation that the mineralization is concentrated in the feeder and then disseminated throughout the stratigraphic units.

14.2.8.1	High Grade Feeder Mineral Estimate

Gold was estimated using inverse distance squared (ID2). Search ellipsoid orientations were determined within the three domains of the deposit. Search ellipsoid orientations were assigned based on the westerly geographic bearing and plunge of the stratigraphy within the domains. Orientations were calculated and stored in each model block. Table 14-6 summarizes the breakdown of the different bearings and plunges used based on these criteria. Figure 14-7 is the typical cross section looking north showing the search ellipses in relation to the mineral deposit.

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Table 14-6 - High-Grade Estimation Parameters for MLP

Estimation Type	Inverse Distance Squared (ID2)
Search Ellipsoid	Bearing	Plunge	Dip
Domain 1	270	-48	-19
Domain 2	270	-10	-19
Domain 3	270	-65	-19
Search Ellipse	Major Axis	Semi-Major Axis	Minor Axis
Domain 1	180	120	90
Domain 2	180	120	90
Domain 3	180	120	90
Samples	Min	Max
	2	3
Maximum Samples per Drill hole	Max
	1

Figure 14-7 - Search Ellipsoids used for Grade Interpolation UTM NAD 27 Zone 11

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14.2.9	Disseminated Mineralization

Gold was estimated into disseminated blocks using Ordinary Kriging as the estimation technique. Mineralization was estimated subsequently to the high-grade estimate. This limited mineralization to the adjacent stratigraphic horizons. Gold was estimated in three passes to ensure complete coverage of mineralization throughout the deposit. Drill hole data was used to define a variogram for the mineralization. Table 14-7 lists the variogram model parameters according to the variogram in Figure 14-8. Variograms were auto fit and evaluated for accuracy. Table 14-8 lists the grade estimation parameters for the disseminated mineralization at MLP.

Table 14-7 - Gold Variogram Model Parameters

	Variogram Model Parameters
	Nugget	0.15	Number of Structures		1	Distance (m)
Domain	Variogram Type	Sill Differential	Bearing	Plunge	Dip	Major Axis	Semi-Major Axis	Minor Axis
1	Exponential	0.857	270	-48	-19	160	90	75
2	Exponential	0.857	270	-10	-19	160	90	75
3	Exponential	0.857	270	-65	-19	160	90	75

Figure 14-8 - Mother Lode Gold Variogram Model

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Table 14-8 - Gold Ordinary Kriging Estimation Parameters in Vulcan® Format

Estimation Type	Inverse Distance Squared (ID2)
Search Ellipsoid	Bearing	Plunge	Dip
Domain 1	270	-48	-19
Domain 2	270	-10	-19
Domain 3	270	-65	-19
Search Ellipse	Major Axis	Semi-Major Axis	Minor Axis
Domain 1	160	90	75
Domain 2	160	90	75
Domain 3	160	90	75
Samples	Min	Max
	8	24
Maximum Samples per Drill hole	Max
	3

14.2.10	Swath Plots (Model Drift)

A swath plot is an analysis which compares estimated block grades to composite grades for a slice taken from the block model. This is a useful tool to help determine whether grade estimation parameters correlate well with expected values based on composite grades. Figure 14-9 and show the results of the swath plot analysis. The swath plot analysis indicates that the MLP grade estimates correlate well with sample composites and demonstrate that the mineral estimate has been smoothed. High grade mineralization is controlled and there is confidence with the mineral estimate.

Figure 14-9 - Swath Plot Graphical Analysis by Northing

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Figure 14-10 - Swath Plot Graphical Analysis by Easting

14.2.11	Visual Validation of the Mother Lode resource estimate

Figure 14-11 - Plan View of Mother Lode Resource Estimate at 970m elevation – UTM NAD 27 Zone 11

Use left button for selecting area, middle for panning
Mother Lode
Pit
KOR
Claim Block
Mineral Resource
Blocks >= 0.06 g Au
4085000 N
4084900 N
4084800 N
4084700 N
4084600 N
4084500 N
4084400 N
4084300 N
4084200 N
4084100 N
4084000 N
530400 E
530500 E
530600 E
530700 E
530800 E
530900 E
531000 E
531100 E
531200 E
531300 E
531400 E
531500 E
531600 E
531700 E
BLOCK : AU_PPM
BLOCK : AU_PPM
0.060 <= < 0.100
0.100 <= < 0.300
0.300 <= < 0.800
0.800 <= < 1.000
1.000 <= < 100.000

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Figure 14-12 - Long-section Through Mother Lode Resource Model at 531,055 East – UTM NAD 27 Zone 11 North

Mother Lode Pit
Resource Constraining Pit
1300 L
1200 L
1100 L
1000 L
900 L
800 L
700 L
600 L
4085000 N
4084900 N
4084800 N
4084700 N
4084600 N
4084500 N
4084400 N
4084300 N
4084200 N
4084100 N
4084000 N
BLOCK : AU_PPM
BLOCK : AU_PPM
0.060 <= < 0.100
0.100 <= < 0.300
0.300 <= < 0.800
0.800 <= < 1.000
1.000 <= < 100.000

14.3	MINERAL RESOURCE CLASSIFICATION

Mineral Resources are characterized according to CIM Definitions Standards which are incorporated by reference in NI 43-101. Mineralization at MLP has been categorized as Inferred Mineral Resources, Indicated Resources and Measured Resources, based upon increasing levels of confidence in various physical characteristics of the MLP. Drill hole spacing, search neighborhoods, metallurgical characterization, geological confidence, kriging variance and many other factors are used to give the author of this Section of the Technical Report confidence in the Mineral Resource estimate for these projects. Appropriate classification criteria should aim to integrate all these concepts. Mr. Scott E. Wilson, C.P.G., SME-RM, is satisfied that the geological modelling for the MLP honors their geological information and knowledge of each of the deposits that they control. The location of the samples and the assay data are sufficiently reliable to support resource evaluation.

At MLP a combination of distance and number of samples was used in the classification of Mineral Resources which were estimated using Inverse Distance techniques. Kriging variance was used for the classification of mineral resources which were derived using ordinary kriging.

Mineralization within the high-grade feeder was estimated using inverse distance squared interpolation. The linear distance to each sample composite and drill hole has been stored in each model block. For the rest of the deposit, kriged mineralization was evaluated and the kriging variance was stored in each model block for that portion of the mineral deposit.

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High-grade feeder classification parameters were:

•	Measured mineralization required drilling to be within 15 meters of a model block;

•	Indicated Mineralization required drilling to be between 15 and 50 meters;

•	Inferred mineralization was any mineralization up to 160 meters.

Kriged classification parameters were:

•	Measured mineralization required the kriging variance to be less than 0.25;

•	Indicated Mineralization required the kriging variance to be between 0.25 and 0.60;

•	Inferred mineralization required the kriging variance to be between 0.60 and 1.145;

•	Mineralization with negative kriging variances or variances greater than 1.145 we not considered in the mineral resource estimate.

Mineral Resource classification is subjective across the mining industry, but it is good to check visually.

Figure 14-3 shows the typical section through the deposit. The classification has a valid “look” to it as well. Mr. Scott E. Wilson, C.P.G., SME-RM, has confidence as defined by CIM, in the Mother Lode classification scheme.

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Figure 14-13 - Mineral Classification at Mother Lode Section 4084410N – UTM NAD 27 Zone 11

1300 L
1200 L
1100 L
1000 L
900 L
800 L
700 L
600 L
4085000 N
4084900 N
4084800 N
4084700 N
4084600
4084500
4084400 N
4084300 N
4084200
4084100
4084000 N
Measured
Inferred
Indicated
BLOCK : CLASS
BLOCK : CLASS
0.500 <= < 1.500
1.500 <= < 2.500
2.500 <= < 3.500

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14.4	MINERAL RESOURCES

14.4.1	Pit Constraining Parameters

Mineral Resources must demonstrate reasonable prospects for eventual economic extraction in accordance with the CIM Definition Standards. Pit constraining limits were determined using the Lerchs-Grossman© economic algorithm which constructs lists of related blocks that should or should not be mined. The final list defines a surface pit shell that has the highest possible total value, while honoring the required surface mine slope and economic parameters.

Mineral Resources are not Mineral Reserves and do not demonstrate economic viability. There is no certainty that all or any part of the Mineral Resource will be converted to mineral reserves. Mr. Scott E. Wilson, C.P.G., SME-RM, knows of no environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that may materially affect the Mineral Resource estimate in this Technical Report. Quantity and grade are estimates and are rounded to reflect the fact that the Mineral Resource estimate is an approximation.

Economic parameters used in the analysis are listed in Table 14-9 and are based on the following processes:

•	Heap Leach processing of disseminated mineralization

•	Bio-Oxidation of sulphide mineralization.

Table 14-9 - Pit Constraining Parameters Used for the Corvus Gold October 7, 2020 Mineral Resource Update

Parameter	Unit	Mother Lode Sulphide	Mother Lode Oxide
Mining Cost	$/tonne	1.45	1.45
Au Cut-Off	g/tonne	0.40	0.06
Processing Cost	$/tonne	18.60	1.70
Au Recovery	%	91.0	74.0
Ag Recovery	%	60	10
Administrative Cost	$/tonne	0.50	0.50
Refining & Sales	$/oz	5.00	5.00
Au Selling Price	$/oz	1,500	1,500
Slope Angle	Degrees	55	55

The parameters listed in Table 14-9 define a realistic basis to estimate the Mineral Resources for the MLP and are representative of similar mining operations throughout Nevada. The Mineral Resource estimate has been limited to mineralized material that occurs within the pit shells and which could be scheduled to be processed based on a defined cut-off grade. All other material within the defined pit shells was characterized as non-mineralized material.

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14.5	MINERAL RESOURCES

Mother Lode Mineral Resources are considered using two processing methods; 1) Biological oxidation processing of sulphide gold and 2) heap leach processing of oxide gold. Mineral Resources for the estimation of sulphide are reported at an Au cutoff grade of 0.40 g/t Au. Oxide Mineral Resources are estimated at 0.06 g/t Au. The results presented Table 14-10 show the resources separated by process method for Measured, Indicated and Inferred resources for Mother Lode. Resources are pit constrained and reported at cutoff grades based on processing methods.

Table 14-10 - Mother Lode Mineral Resource Estimate

	Gold Milling Cutoff Grade 0.40 Au g/t			Gold Heap Leach Cutoff Grade 0.06 Au g/t			Gold Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)
Measured	7,311	1.19	280	17,018	0.39	211	24,329	0.63	491
Indicated	13,668	1.64	722	22,242	0.47	339	35,910	0.92	1,061
Total M & I	20,980	1.49	1,002	39,260	0.44	550	60,240	0.80	1,552
Inferred	2,883	0.90	83	6,978	0.40	90	9,862	0.55	173
	Silver Milling Cutoff Grade 0.40 Au g/t			Silver Heap Leach Cutoff Grade 0.06 Au g/t			Silver Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)
Measured	7,311	0.76	179	17,018	0.98	534	24,329	0.91	713
Indicated	13,668	0.51	223	22,242	0.80	573	35,910	0.69	796
Total M & I	20,980	0.60	402	39,260	0.88	1,107	60,240	0.78	1,509
Inferred	2,883	1.77	164	6,978	1.05	235	9,862	1.26	399

(1) The qualified person of the above estimate is Scott E. Wilson, C.P.G., SME-RM.

(2) The Mineral Resources are classified as Measured, Indicated and Inferred Mineral Resources, and are based on the 2014 CIM Definition Standards.

(3) Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

(4) Mineral Resources are estimated using a gold price of $1,500/oz.

(5) Cut-off grades for mill processing were 0.06 g/t for oxide gold mineralization and 0.400 g/t for sulphide gold mineralization.

(6) Numbers may not add up due to rounding.

(7) The effective date of this Mineral Resource estimate is October 7, 2020.

(8) The quantity and grade of reported inferred Mineral Resources in this estimation are uncertain in nature and there has been insufficient exploration to define these inferred Mineral Resources as indicated or measured Mineral Resources.

(9) The qualified person knows of no environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant factors that may materially affect the Mineral Resource estimates in this Technical Report.

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15.	MINERAL RESERVE ESTIMATE

There are no Mineral Reserves estimated for the MLP.

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16.	MINING METHODS

The Mother Lode gold deposits contain mineralization at or near the surface that is suitable for open pit mining methods. Gold grade distribution and the results of preliminary mineral processing test work indicate that Mother Lode resources may be processed by conventional heap leaching methods for the oxide material and a bio-oxidation milling circuit for the sulphide material. The method of material transport evaluated for this PEA is open pit mining using 34 cubic meter shovels as the main loading units with 227-tonne rigid frame haul trucks.

16.1	PROPOSED MINING METHODS

The proposed mining method is conventional open pit mining. Mineralized material and waste would be drilled and blasted, then loaded into 227-t payload haul trucks with 34 m3 bucket capacity shovels. The loading and haulage fleet would be supported by track dozers, motor graders, and water trucks. Waste would be hauled to the Waste Rock Management Facility (WRMF) located on Corvus controlled lands. Mill sulphide resources would be hauled to the mill stockpile while run-of-mine oxide (ROM) resources would be hauled and placed directly on the heap leach pad.

The proposed mining operation is owner operated equipment. The general site layout, including pit, waste rock management facility, mill site, ponds, and heap leach pad, is shown in Figure 16-1.

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Figure 16-1 - General Site Layout

PROPOSED WASTE ROCK PILE
HEIGHT = 447 ft ; SIDE SLOPES 2.5H:1V
FOOTPRINT AREA (2D) = 27,004,500 ft2
VOLUME = 267,750,000 SHORT TONS
PREGNANT POND
(2,210,468 GAL OPERATING)
(6,382,745 GAL TOTAL +2' F.B.)
EVENT POND
(12,296,639 GAL +2' F.B.)
WELL
WELL
WELL
ESTIMATED EMBANKMENT TOE
EMBANKMENT CREST
MILL AREA
$1125 MOTHER LODE PIT OUTLINE
PROPOSED HLP
HEIGHT = 301 ft ; SIDE SLOPES 3H:1V
FOOTPRINT AREA (2D) = 6,234,800 ft2
VOLUME = 45,269,400 SHORT TONS
PROPOSED MILL STOCKPILE
HEIGHT = 149 ft ; SIDE SLOPES 3H:1V
FOOTPRINT AREA (2D) = 1,522,315 ft2
VOLUME = 5,600,000 SHORT TONS
PROPOSED TAILINGS FOOTPRINT
DEPTH ~ 262 ft
LINED AREA (2D) ~ 4,663,000 ft2
VOLUME ~ 25,850,000 SHORT TONS @ 70 lb/ft3
3900
4000
4100
4200
4300
4400
4500
4600
4700
4800

1000 0 1000 2000 3000 Feet

(IN FEET)
1 inch = 1000ft.

LEGEND

EXISTING CONTOURS
PROPOSED ROAD CONTOURS
PROPOSED POND / BERM CONTOURS
PROPOSED ORE (HEAP) CONTOURS
PROPOSED WASTE ROCK PILE CONTROUS
FENCE LINE

HLP STORAGE CRITERIA	
42,990,090	Per ML Preliminary Mine Schedule 09-23-2020
10%	ADDITIONAL FOR RAMPS
47,289,099	TOTAL SHORT TONS TO BE PLACED

HLP TOP OF LIFT AREAS

LIFT No.	TOP ELEVATION	TOP OF LIFT AREA (ft2)	TOTAL VOL. (SHORT TONS)
1	4270	779,520	834,418
2	4300	2,372,696	3,300,536
3	4330	4,913,075	9,059,100
4	4360	4,899,215	17,518,254
5	4390	4,099,376	24,713,919
6	4420	3,352,808	30,648,473
7	4450	2,659,482	35,409,727
8	4480	2,019,508	39,085,754
9	4510	1,433,382	41,764,686
10	4540	906,470	43,540,421
11	4560	539,971	45,269,429

*this table assumes a bulk density of 110 lb/ft3

MILL TAILINGS STAGE STORAGE

ELEVATION (ft)	AREA(ft2)	Incremental Vol (SHORT TONS)	Total Vol (SHORT TONS)
3965	30,963	1,617	1,617
3975	123,532	26,554	28,171
3985	258,507	66,373	94,544
3995	436,336	118,716	213,260
4005	854,528	227,641	440,901
4015	1,137,764	352,001	792,902
4025	1,378,346	438,284	1,231,186
4035	1,684,228	535,499	1,766,686
4045	2,087,994	647,700	2,414,385
4055	2,303,811	767,406	3,181,792
4065	2,475,866	840,974	4,022,766
4075	2,649,908	904,430	4,927,195
4085	2,864,944	979,763	5,906,958
4095	3,210,691	1,075,765	6,982,723
4105	3,404,263	1,160,020	8,142,743
4115	3,566,818	1,219,990	9,362,733
4125	3,756,561	1,279,714	10,642,447
4135	3,981,365	1,358,472	12,000,919
4145	4,101,512	1,416,305	13,417,224
4155	4,193,653	1,451,927	14,869,151
4165	4,293,013	1,484,514	16,353,665
4175	4,396,871	1,521,361	17,875,026
4185	4,473,629	1,552,999	19,428,025
4195	4,532,857	1,576,271	21,004,296
4205	4,590,577	1,596,725	22,601,021
4215	4,641,255	1,616,498	24,217,518
4225	4,663,334	1,628,826	25,846,344

*this table assumes a bulk density of 70 lb/ft3

Mill resource production is planned at a nominal rate of 8,200 t/d, equivalent to 2.99 Mt/y with an approximate 7-year mine life (8-year processing life). Run of Mine (ROM) heap leach resource is planned at a nominal rate of 15,000 t/d, equivalent to 5.4 Mt/y over the 7-year mine life. Mining would be on a 7 day per week 24-hour per day schedule, 360 days per annum. The average mineralized material and waste production is approximately 111,000 t/d. The average LOM mining stripping ratio is 3.7:1 waste-to-mineralized material, using a 0.06 Au g/t cut-off for ROM resources and a 0.40 Au g/t cut-off for mill resources.

16.2	PARAMETERS RELEVANT TO MINE OR PIT DESIGNS AND PLANS

The MLP resources consist of sulphide mineralization that require processing through a bio-oxidation milling circuit. The mine plan focused on feeding the mill at a rate of 8,200 tonnes per day (tpd). The mine schedule was produced by the Geovia Whittle grade streaming program. The program optimized the mill feed material by utilizing varying cut-off grades which creates a large lower grade stockpile for later processing. The resulting ROM oxide material varies per year based on the mill sulphide resource production requirements. The resulting schedule was smoothed for waste production in order to smooth the mining equipment demand.

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16.2.1	GEOTECHNICAL ASSUMPTIONS– PITS

The Preliminary pit shell analysis assumed an overall 55o inter-ramp angle as directed by Corvus. No pit slope analysis was performed for this PEA. However, pit slopes in the existing Mother Lode pit approach 50o.

16.2.2	GEOTECHNICAL ASSUMPTIONS– WASTE ROCK MANAGEMENT FACILITIES

The Waste Rock Management Facility (WRMF) is based on the current mine plan, which predicts that approximately 209 Mt of waste rock will require placement and management. The waste rock would be placed in one WRMF at an overall reclaimed slope of 3H:1V (18.4°). The WRMF would be located on lands controlled by Corvus, as shown in Figure 16-1. A summary of basic design assumptions and dimensions for the proposed WRMF is shown in Table 16-1.

Vegetation would be cleared from the WRMF footprints; plant growth medium would be salvaged and placed in separate stockpiles. The final surfaces of the WRMF would be constructed by end dumping to create typical mining waste rock facilities. On sloped terrain, where safe and practicable, some weathered geologic materials below the plant growth medium may be pushed downhill to construct toe berms, to prevent rocks from scattering on the hillside below the toes of the WRMF.

Table 16-1 - Design Criteria Assumptions for Waste Rock Management Facilities

WRMF	As-built slope (degrees)	Height (m)	Footprint (acres)
Mother Lode	18.4	136	620

16.2.3	PIT HYDROGEOLOGY AND PREDICATED WATER INFLOW

Limited hydrogeologic information is currently available to project water inflow into the open pit during mining. The projected pit bottom goes below the water table elevation, so some of the mining may be impacted by water inflow. Hydrogeology impacts will be evaluated in future studies.

16.3	PIT OPTIMIZATION

Pit constraining limits were determined using the Lerchs-Grossman© (LG) economic algorithm which constructs lists of related blocks that should or should not be mined. The pit optimization is described in Section 14.

16.3.1	MINERAL RESOURCE MODEL

Measured, Indicated and Inferred Mineral Resources were considered in the evaluation; Inferred Mineral Resources represent approximately 9% of the mill sulphide resource and approximately 16% of the ROM oxide resource based on the mine plan. A full description of the Mineral Resource model and modeling techniques is provided in Section 14.

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16.3.2	TOPOGRAPHIC DATA

Base topographic data is from publicly available USGS data (www.USGS.gov). No site-specific topographic data has been collected.

16.3.3	OPTIMIZATION PARAMETERS AND CONSTRAINTS

Overall pit slope angles of 55° were used in the LG runs. Dilution was not accounted for in the optimization for this preliminary design exercise. The pit optimization parameters and constraints are described in Section 14.

16.4	MINING ASSUMPTIONS

No pit designs were developed for this study. The mine production assumptions are based on the output from the Geovia Whittle grade streaming program. In pit haul roads were assumed at a maximum gradient of 10% and a width of 39m.

16.5	MINE PRODUCITON SCHEDULE

The mine production schedule was developed with Geovia Whittle grade streaming scheduling tools. The mine production schedule focused on providing the 8,200 tpd of sulphide mill feed. Adjustments to the grade streaming schedule waste forecast were made to smooth the overall mine equipment demand. Approximately 5.1 M tonnes of sulphide material mined and stockpiled at Corvus’s North Bullfrog Project (NBP) were included in the mill feed schedule to balance the mill throughput. Costs for shipping this material from the NBP to the MLP were included in the financial evaluation.

16.5.1	MINE PRODUCTION

The annual mine production schedule is presented in Table 16-2, beginning in period -1 through period 7, for a total of 8 years of mining. The production schedule is driven by the nominal rate of 8,200 t/d (2.99 Mt/y) of sulphide mill resource. Peak mineralized material and waste production would be approximately 154,000 t/d and occurs in period 4.

The mine schedule at MLP was derived using stockpiling and cutoff grade optimization. The effect of optimizing cutoff grades on the schedule was to raise cutoff grades to ensure that high grade material might be processed earlier to bring increased revenue forward where it may have greater economic benefit to the project. Without stockpiles, lower grade material that is economic to process, may be dumped and not processed. By using stockpiles, low grade material would be saved for the times when mining cannot supply sufficient mineralized material to the mill to keep it fully occupied, or mining has finished. The optimization process adjusts the cutoffs to maximize the net present value of the mine. This process was achieved using the scheduling tools of Geovia Whittle scheduling tools along with the cutoff grade utilities of Optic-Cut software. All available stockpiles would be processed in the mine plan.

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Table 16-2 - Annual Production Schedule

Production Schedule		-1	1	2	3	4	5	6	7	Total
Total Production	Units
Mill Mineralized Material	Tonnes (000’s) Au g/t Au Oz (000’s)(2)	161 1.76 9.1	4,578 1.55 228.3	1,106 1.58 56.3	6,161 1.54 304.1	0 0 0	64 0.54 1.1	3,216 1.44 149.1	3,250 1.4 145.9	18,536 1.50 893.9
ROM Mineralized Material	Tonnes (000’s) Au g/t Au Oz (000’s)(2)	932 0.17 5.1	5,662 0.43 77.4	4,361 0.57 80.2	12,578 0.43 172.6	1,105 0.18 6.5	878 0.19 5.5	6,444 0.36 75.5	6,642 0.60 127.2	38,602 0.44 550.0
Total Mineralized Material	Tonnes (000’s) Au g/t Au Oz (000’s)	1,093 0.40 14.2	10,240 0.93 305.7	5,467 0.78 136.5	18,739 0.79 476.8	1,105 0.18 6.5	942 0.19 6.6	9,660 0.72 224.6	9,892 0.86 273.1	57,138 0.79 1,444.0
Waste(1)	Tonnes (000’s)	18,907	32,294	30,533	5,262	55,395	42,058	15,340	9,442	209,231
Total	Tonnes (000’s)	20,000	42,535	36,000	24,000	56,500	43,000	25,000	19,334	266,369
Strip Ratio		17.3	1.8	5.6	0.3	50.1	44.6	1.6	0.9	3.7
Contained Oz.	Oz (000’s)	14.2	305.7	136.5	476.8	6.5	6.6	224.6	273.1	1,444.0

(1) Waste adjusted from grade streaming output to balance haul cycle times and equipment demand.

(2) Mill mineralization 91% Measured and Indicated, 9% Inferred; ROM mineralization 84% Measured and Indicated, 16% Inferred

16.5.2	PIT SCHEDULE SEQUENCE

The mining schedule begins in period -1 and continues through period 7. Mill mineralized material would be stockpiled based in the mining periods where the mine output is greater than the 8,200 tpd mill demand. The stockpiles would be depleted during years that the mine output is less than 8,200 tpd of mil feed material. Approximately one year of processing occurs after mining is complete.

Charts of gold ounces mined and mineralization and waste production by mining period, are shown in Figure 16-2 and Figure 16-3, respectively. The mine configurations for periods -1 through period 3 are shown in Figure 16-4 through Figure 16-7. The final mine configuration is shown in Figure 16-8.

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Figure 16-2 - Gold Ounces Mined by Mining Year

Figure 16-3 - Mineralization and Waste Production by Mining Year

Annual Material Mined
Tonnes x 1,000
60,000
50,000
40,000
30,000
20,000
10,000
0
-1
1
2
3
4
5
6
7
Mill Mineral Material
ROM Mineral Material
Waste

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Figure 16-4 - Mother Lode Mine Configuration End of Period -1

Legend
Year_0
0 10 20 40 60 80
Meters
November 9, 2020

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Figure 16-5 - Mother Lode Mine Configuration End of Period 1

N
Legend
Year_1
November 9, 2020
0 10 20 40 60 80
Meters

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Figure 16-6 - Mother Lode Mine Configuration End of Period 2

N
Legend
Year_2
November 9, 2020
0 10 20 40 60 80
Meters

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Figure 16-7 - Mother Lode Mine Configuration End of Period 3

N
Legend
Year_3
0 10 20 40 60 80
Meters

November 9, 2020

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Figure 16-8 - Mother Lode Mine Configuration Final Pit

N
Legend
End_of_Mining
0 10 20 40 60 80
Meters
November 9, 2020

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16.6	WASTE ROCK MANAGEMENT FACILITY AND STOCKPILE DESIGN

The Waste Rock Management Facility (WRMF) would be designed to accommodate typical haul and end dump placement methods. The maximum slope angle of the reclaimed waste dumps is limited to 3H:1V. The WRMF is designed with a capacity of approximately 243 Mt.

The WRMF is planned to be reclaimed at the end of the mining period. A 12-inch thick growth media cover will be placed over the facility. The mill mineralized material stockpile would be constructed at angle of repose. The mill stockpile will be a “live” pile throughout the mine life. A small ROM stockpile will be developed in period -1 and will be used to crush overliner for the Leach Pad. The mill resource stockpile will be placed near the mill crusher to feed the crushing system.

16.7	MINING FLEET AND REQUIREMENTS

16.7.1	GENERAL REQUIREMENTS AND FLEET SELECTION

The mine plan and associated mining cost are based on an owner-operated fleet. The planned equipment is based on shovels, supplemented by a wheel loader, and rigid frame haul trucks and supporting equipment. Table 16-3 lists the peak mining fleet requirement.

Table 16-3 - Mine Production Equipment

Category	Class	Number of Units
Truck	227t	9
Water Truck	80t	2
Grader	216kW	2
Shovel	34m3	1
Front End Loader	20m3	1
Dozer	447 kW	3
Blasthole Drill	12.2 m	6

16.7.2	DRILLING AND BLASTING

Production drilling and blasting is planned to be owner operated. The design parameter used to define drill and blast requirements is based on a 6.75” blasthole and a 4.3m by 4.3m pattern in both the mineralized material and the waste zones. Benches are blasted and mined on 10m levels with 1m of sub-drill. Perimeter/ Buffer rows are planned to allow for controlled blasting and minimize damage to the highwalls. The powder factor for the blasting is 0.31 kg/t for waste and mineralized material.

16.7.3	LOADING AND HAULING

The primary production loading unit for the MLP are based on a 34 m3 shovel. One loader (20m3) would be used for smaller pit benches and during shovel down time. The hauling units are based on 227t capacity rigid frame haul trucks; the loading units would require 4 to 5 passes to load the trucks. A haulage study for years -1 through 7 was conducted to ensure that the mining fleet was sufficient to meet production targets in the mine schedule. Table 16-4 lists the equipment demand by mining period.

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Table 16-4 - Equipment Demand by Mining Period

Equipment	Mining Period/ Units Required
Annual Period	-1	1	2	3	4	5	6	7
20m3 Loader	1	1	1	1	1	1	1	1
34m3 Shovel	1	1	1	1	1	1	1	1
227t Haul Truck	4	9	9	9	9	9	9	9
Blasthole Drill	6	6	6	6	6	6	3	3

16.7.4	SUPPORT AND AUXILIARY EQUIPMENT

Support equipment would include three track dozers for dump and stockpile management. One road grader would service the access road and haul roads in period -1 and an additional unit would be added for the remainder of the mine life. Two water trucks would provide dust control. Mobile light plants would be utilized for lighting the working areas during production in low light conditions.

16.7.5	MANPOWER

Mining personnel would be supplied locally with some skilled positions recruited from outside the local area. The personnel requirements are presented by mining period in Table 16-5.

Table 16-5 - Personnel Requirements

Area	Mining Period/Personnel Required
Annual Period	-1	1	2	3	4	5	6	7
Drilling	24	24	24	24	24	24	12	12
Blasting	4	8	8	8	8	4	4	4
Loading	8	8	8	8	8	8	8	8
Hauling	16	36	36	36	36	36	36	36
Mine Support	21	33	33	33	33	33	33	33
Maintenance	19	19	19	19	19	19	19	19
Technical Support	15	15	15	15	15	15	15	15
Total	107	143	143	143	143	139	127	127

16.7.6	Grade CONTROL

Corvus would utilize a blasthole sampling system for grade control. Blasthole cuttings would be collected in a pie-shaped sample pan, which sits on the ground adjacent to the blasthole. No subdrill would be collected in the sample. The sample would then be bagged and identified with a unique sample number. The drillhole would then be staked and tagged with the same number. Samples would be delivered to the on-site laboratory for cyanide solution and fire assay analysis.

Once a drill pattern is complete, and prior to blasting, the drillhole locations would be surveyed and plotted with the corresponding assay results. This data would be used to generate ore / waste boundaries (bench maps) for layout in the field. Mill, ROM, and waste blocks would be staked after blasting with numbered lath and colored pin flags to guide mining. Movement due to blasting may be accounted for in the field staking depending on the observation of the blast. Bench maps would be provided to the mine foreman and loader operators for each blast area. Corvus geologists would monitor mining to maintain ore and waste control for proper material routing. Samples from the waste dumps and ore stockpiles would be used to determine if adjustments to the ore control plan are necessary.

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16.8	MINE DEWATERING

16.8.1	SURFACE WATER

Surface water from precipitation would be diverted from the open pit by using berms and ditches routed to sediment basins for evaporation, infiltration or overflow.

Best management practices (BMP) would be used to limit erosion and reduce sediment in precipitation runoff from mining facilities and disturbed areas during construction, operations, and initial stages of reclamation. The BMPs planned for the MLP are described in more detail in Section 20.

16.8.2	PIT DEWATERING SYSTEM

A dewatering system may be necessary in the lower elevations of the pit; however, hydrologic data are not available at this time. Pit dewatering has not been considered at this stage of the mining definition, however, water production during drilling has been minor and are assumed to be consumed in the operations.

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17.	RECOVERY METHODS

A conceptual process flowsheet was developed for the bio-oxidation milling of the ROM sulphide mineralization followed by cyanidation for gold extraction based on scoping level test work. Oxide mineralization would be processed on a conventional heap leach pad. Metallurgical testing discussed in Section 13 have been used to project the process recoveries of the bio-oxidation mill and of the heap leach process. Based on those data, the biox-mill is projected to recovery 91% of the contained gold in the whole sulphide mineralization and the heap leach pad is projected to recovery 74% of the contained gold in the oxide mineralization.

Design criteria were developed with the objective of sizing equipment for the two processes.

17.1	CONCEPTUAL BIO-OXIDATION MILL PROCESS FLOWSHEET

The conceptual process flowsheet is given in Figure 17-1. The run-of-mine (ROM) sulphide mineralization would be fed to a primary crusher (gyratory). The primary crusher product would be conveyed to a secondary crusher (cone crusher). The crusher product would be screened to remove 19mm (0.75 in; P80 of 0.5 in) product. The screen oversize would be conveyed to a short-head cone crusher, and the product from the crusher would be returned to the screen. The screen undersize would be stockpiled.

The fine crushed mineralization would be conveyed from stockpile to the crusher product bin. The mineralization in the bin would be fed to a ball mill, with the discharge pumped to a cyclone pack. The cyclones would produce an overflow product having a P80 of 150 mesh (104 micrometers). The ground product would be sent to a thickener.

The thickener underflow would be pumped to a series of rubber-lined bio-oxidation leach tanks. Initially, acid would be added to adjust the eh/pH of the slurry to desired level and mesophilic culture would be added for bio-oxidation of the sulphides.

The bio-oxidized mineralization would be pressure filtered and washed and sent to a repulp tank. The acidic solution would be recycled with any excess solution sent to tails storage facility (TSF). The oxidized slurry would be pumped to a carbon in leach (CIL) circuit for cyanidation. The carbon from the CIL tanks would be sent for acid wash, elution, and regeneration, via a common kiln, before being returned to the CIL circuit. The electrowinning sludge would be filtered, dried and melted to produce doré. The CIL tails would be detoxified prior to disposal. The excess acidic solution would be mixed with the CIL tails at the tails storage facility and pressure filtered. The resulting material at 75% solids would be stored at the tails facility. The filtrate and any reclaimed solution from the TSF would be pumped back to the mill.

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17.2	MILL DESIGN CRITERIA

The design criteria for the proposed process was developed from the limited scoping level test work. Assumptions were made where data was not available and are listed in Table 17-1.

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Figure 17-1 - Conceptual Process Flowsheet for Bio-oxidation of ROM Sulphide Mineralization and Cyanide Leach

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Table 17-1 - Design Criteria for the Bio-oxidation Process on ROM Sulphide Mineralization

Parameter	Unit	Design	Source
Plant Throughput	dmtpd dmtph	8200 341.7	Corvus
Plant Operation	dpy hrs/d	365 24	Pro Solv Pro Solv
CRUSHING CIRCUIT
Availability	%	75	Pro Solv
Feed Moisture	%	3	Pro Solv
Operation	hrs/d	16	Corvus
Feed Rate	dmtph	683	Calculated
F80	mm/ins	75/3
CWi	kWh/mt	3.44
Ai	g	0.045
Primary Crusher	dmtph	683
Secondary Crusher	dmtph	683
Screen	dmtph	854
Tertiary Crusher	dmtph	171	Assumption
P80	mm/ins	12.5/0.50	25% of feed
Specific Gravity	g/cc	2.8
GRINDING CIRCUIT
Plant Availability	%	92	Pro Solv
Fine, Crushed Product Bin Residence time	hrs	4
Throughput	mtph	371.4
Bond’s Work Index	kWh/mt	15.24
F80	mm/in	12.5/0.5
P80	microns	104
Sump Residence Time	min	5
BIO-OXIDATION CIRCUIT
Feed Pulp Density	%	40	Assumed
Leach Time	hrs	72	Assumed
Pressure Filtration Rate	lb/ft2/hr	100	Assumed

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CIL CIRCUIT
Feed Pulp Density	%	40
Leach Time	hrs	30
Detoxification	hrs	4
DETOX CIL RESIDUE
Feed Pulp Density	%	40	Assumed
Pressure Filtrate Rate	lb./ft2/hr.	100	Assumed
Filter Cake Solids	%	75	Assumed

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Table 17-2 - Major Equipment List for 8,200 tpd

No.	Equipment	HP	No. of Units
1.	144” x 5 ft vibrating feeder	2	1
2.	42 x 70 Gyratory	500	1
3.	7 ft. cone crusher	800	1
4.	5.5 ft. cone crusher	500	1
5.	30 in. belt conveyor, 544 mtph, 40 HP	320	8
6.	10 ft.x24 ft. Triple Deck Screen	40	1
7.	Fine crushed product bin, 1487 mt capacity	-	1
8.	16 ft.x30ft. L ball mill with 7000 HP motor	6705	1
9.	Sump, 18 ft.x18 ft. x18 ft.	-	1
10.	10,000 gpm pump, 311 HP	622	2
11.	60 ft. diameter thickener	5	1
12.	Stockpile	-	1
13.	Cyclone system: ten 15 in. cyclones with ancillary equipment	-	1
14.	50 ft. diam. X 50 ft. high biox tanks, 20 hp each	400	20
15.	500 mtph, 3 filter presses, 75 HP	150	2
16.	Acid wash tank	-	1
17.	Repulp tank	-	1
18.	Leach Tanks	180	9
19.	Detox Tank	-	1
20.	Pumps, 4000 gpm, 41 HP	738	18
21.	Process Water Heater	-	1

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17.3	HEAP LEACH PROCESSING OF OXIDE MINERALIZATION

Mineralization from the Mother Lode open pit would be mined and placed onto a heap leach pad. Run of Mine (ROM) mineralized material would be mined at an average rate of approximately 13,200 tonnes per day and placed on a conventional heap leach pad in nominal 9.1 m (30 ft) lifts. Quicklime (CaO) would be added to the mineralized material prior to placement on the leach pad for pH control. Barren solution containing dilute sodium cyanide would be applied via drip emitters at an application rate of 7.3 L/h/m2 (0.003 gpm/ft2). Pregnant solution would be collected in a divided pond where sediment would settle out of the solution before overflowing an internal berm. The pregnant solution pumps would feed a pair of vertical carbon-in-columns (VCIC). Gold and silver extracted from the pregnant solution onto activated carbon would be further processed via the desorption and recovery circuit to produce a final doré product.

A simplified Process Flow Diagram (PFD) for the heap leach/ADR circuit is shown below in Figure 17-2.

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Figure 17-2 - Heap Leach & ADR Simplified Process Flow Diagram

FRESH WATER WELLS
FRESH WATER POND
FRESH WATER WELLS
FRESH/FIRE WATER TANK
LEGEND
ORE
CARBON
CHANNEL
REAGENTS
BARREN SOLUTION
PREGNANT SOLUTION
AU SOLUTION
MAKEUP WATERLINE
INTERMITTENT FLOW
PROCESS FLOW
WELL HEAD #1
WELL HEAD #2
WELL HEAD #3
POTABLE WELL HEAD
POTABLE WATER TANK
ROM ORE
HEAP LEACH FACILITY
MILL CARBON
REGEN KILN
COLLECTION PIPING SYSTEM
HEAP LEACH FACILITY
OVERFLOW
PREG POND - 6,400,000 gal + 2' FB
EVENT POND - 12,300,000 gal
ATMOSPHERE
ACID SCRUBBER
CARBON STORAGE TANK #1
CARBON SIZING SCREEN
CARBON STORAGE TANK #2
ACID WASH VESSEL
STRIP VESSEL
ATMOSPHERE
CARBON BED
KNOCKOUT BOX & MIST ELIMINATOR
KILN DE-WATERING SCREEN
KILN FEED HOPPER
REGEN KILN
QUENCH TANK
ANTISCALANT TANK
NaCN STORAGE TANK #1
NaCN STORAGE TANK #2
BARREN TANK
CARBON SAFETY SCREEN
VCIC TRAINS #1 & #2 = 3,000 gpm
1.5 TON/BATCH CARBON
SUPERSACK
FRESH WATER POND
WATER TRUCK LOADOUT
FRESH WATER WELLS
FRESH WATER POND
FRESH WATER POND - 500,000 gal
ATMOSPHERE
CARBON BED
MIST ELIMINATOR
MILL PREG
EW CELL No. 2&3
STRIP SOLUTION TANK
E.W. CELL #1
E.W. CELL #2
E.W. CELL #3
CATHODE SLUDGE FILTER
RETORT
Hg TO FLASK
ATMOSPHERE
CARBON BED
FURNACE BAGHOUSE
SMELTING FURNACE
DORÉ
EW CELL No. 2&3
MILL

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17.4	HEAP LEACH AND ADR

The summary process design criteria (PDC) is shown below in Table 17-3.

Table 17-3 - Process Design Criteria

Item	Design Criteria
Mineralized Material Characteristics
Total Mineralized Material to Leach Pad	13.2k tonnes per day
LOM Mineralized Material to Leach Pad	38.6M tonnes
P80, mm	75 mm
Crusher Work Index (CWi), kWh/t	3.44 kWh/t
Design Bulk Density (t/m3)	1.72 t/m3
Head Grade
LOM AVG Leach Pad Grade, Au	0.44 g/t
LOM AVG Leach Pad Grade, Ag	0.86 g/t
Heap Leach Recovery
Mother Lode, % Au	74%
Mother Lode, % Ag	7%
Leach Pad Properties
Area, m2	579k m2
Capacity, Tonnes	41.1M tonnes
Barren Application Method	Drip Emitter
Solution Application Rate, L/h/m2	7.3 L/h/m2
Design Barren Flow Rate, Phase 1, m3/h	749 m3/h
Average Leach Cycle, Days	90 days
ADR Plant Design
Adsorption Method	Vertical Carbon-In-Column (VCIC)
Nominal Flow Rate, Phase 1, m3/h	681 m3/h
Number of Trains, Phase 1	2
Adsorption Stages per Train	6
Superficial Velocity, (m3/h)/m2	73 (m3/h)/m2
Acid Wash Method	Hydrochloric Acid
Number of Acid Wash Vessels	1
Carbon Elution Method	Modified Pressure Zadra
Number of Strip Vessels	1
Carbon Regeneration Method	Electric Kiln

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Kiln Throughput, t/d (includes mill carbon)	8 t/d
Precious Metal Recovery Method	Electrowinning
Number of Heap Leach EW Cells	2
Number of Mill EW Cells	1
Heap Leach/ADR Reagents
Sodium Cyanide Solution Concentration, %	30%
Heap/ADR Cyanide Consumption, kg/t Mineralized Material	0.25 kg/t
Sodium Hydroxide Solution Concentration, %	50%
Heap/ADR Caustic Consumption, kg/t carbon	160 kg/t
Hydrochloric Acid Solution Concentration, %	35%
Heap/ADR Hydrochloric Acid Consumption, kg/t carbon	124 kg/t
Quicklime, %	> 90%
Heap/ADR Lime Consumption, kg/t Mineralized Material	1.25 kg/t
Antiscalant Consumption, kg/t Mineralized Material	0.01 kg/t
Carbon Consumption, kg/t carbon	30 kg/t

17.4.1	HEAP LEACH PAD AND SOLUTION DISTRIBUTION

The leach pad would be designed as a double-lined facility and would consists of a layer of geosynthetic clay liner (GCL) having a hydraulic conductivity less than or equal to 1x10-6 centimeters per second (cm/s) which acts as the secondary liner system. A layer of 80-mil geosynthetic liner made from high density polyethylene (HDPE) would be placed over the GCL to act as the primary liner. A leak detection system would be installed between the GCL and the HDPE liner to alert operations to any potential leaks in the primary liner. A series of pregnant solution collection pipes would be installed in a “herring bone” arrangement to collect the solution and direct it into the pregnant solution pond. The main collection trunk lines generally would run from southeast to northwest. Overliner, consisting of crushed mineralized material to provide both liner protection and a hydraulic conductivity of at least 1x10-1 cm/s, would be screened to 100% passing 51 mm (2”) and limited to a maximum of 10% passing 200 Mesh. The overliner would be placed in a 0.6 m (2 ft) thick layer over the HDPE liner and solution collection piping.

The ROM mineralization would be stacked in lifts averaging 9.1 m (30 ft) high to a maximum of 91.4 m (300 ft) (an elevation of 1,390 m (4,560 ft) AMSL at a nominal rate of 13,220 tonnes per day. The leach pad would be constructed in one phase. The pad would have an area of approximately 579km2 (6.2M ft2) with a capacity to hold 41.1M tonnes (45.3M tons) of mineralized material.

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Dilute cyanide solution would be distributed to the leach pad by three vertical turbine pumps installed in a common barren solution sump. One pump would serve as an installed spare, with two pumps operating to deliver the barren solution at a flow rate of 749 m3/h (3,300 gpm). The barren sump would have a volume of approximately 187 m3 (49,500 gal) giving an operating residence time of approximately 15 minutes. Concentrated cyanide solution (30%) would be added directly to the barren sump, as would antiscalant and freshwater makeup.

The solution would be pumped through a 16-inch distribution pipeline around the toe of the leach pad. The solution would be conveyed to each consecutive lift via a series of 12-inch riser pipes. The 12-inch header lines would carry solution across the pad for distribution. Reusable, flexible 4-inch sub-header lines would be connected to the main headers. The barren solution would be applied to the leach pad with a cyanide concentration of approximately 250 mg/L via drip emitters connected to the sub-header lines at 24-in intervals with using an application rate of 7.3 L/h/m2 (0.003 gpm/ft2) to extract the recoverable gold and silver from the mineralized material. The average primary leach cycle was designed at 90-days, followed by a 7-day drain down period before placing new mineralized material. The leach solution would flow by gravity into the preg pond via the collection piping system.

17.4.2	ROM TRUCK STACKING

Blasting, loading, hauling, and placement of the mineralized material on the leach pad would be by an owner mining fleet. The haul trucks would place mineralized material on the lift being constructed. A ramp would be constructed between each consecutive lift. The mineralized material would be truck stacked (end dumped) and then pushed out and cross-ripped by a dozer to eliminate any compaction that occurred during placement.

Quicklime (CaO) would be added to each truck for pH control with an estimated consumption of 1.25 kg/t, based on the metallurgical test work. Pebble quicklime with at least 90% active product would be delivered to the site in bulk trucks and stored in a 227-tonne silo which would be equipped with a variable speed feeder. This would allow for variable addition rates while maintaining cycle times for the mining fleet.

Prior to stacking mineralized material on a new lift, the ROM material would be allowed to drain down so that the irrigation piping can be reclaimed for use on future cells. Depending on the degree of compaction or solidification observed, the operation may elect to rip the surface again prior to placement of new mineralized material. Drip emitters would generally be abandoned in place and dumped over.

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17.4.3	PONDS

The heap leach facility would initially include two ponds – the pregnant solution pond and the event pond. The pregnant solution pond would receive the preg solution from the leach pad as described above. Solution would enter the pond on the north side. Any entrained solids would settle out of the solution before overflowing an internal divider berm. Pumps would then transfer the clarified preg solution into the VCIC’s for adsorption. The flow could also be diverted directly into the pumping side of the pond so that the settling side could periodically be bypassed, and the solids could be removed. The operating volume of the pond would be approximately 24.2k m3 (6.38M gallons) with an additional 15.3 cm (two feet) of freeboard. This pond would consist of a 30.5 cm (12 in) prepared subbase layer with a hydraulic conductivity less than or equal to 1x10-5 cm/s, followed by two layers of 80-mil geosynthetic liner, with geonet and a leak detection system installed between the two geosynthetic layers.

The pregnant solution will be pumped from the pond into the carbon adsorption circuit using a permanent pumping system. The pumping system would consist of three submersible pumps with two operating and one standby. The pumps would feed into a common solution header before splitting between the two VCIC trains.

The event pond was designed as an emergency pond. This pond was sized to capture inflow from a 100-year, 24-hour storm event plus an 8-hour drain down from the leach pad. The pregnant solution pond would be connected to the event pond so that during upset conditions, any overflow would be directed into the event pond avoiding any release to the environment. The event pond would have a volume of approximately 46.6k m3 (12.3M gallons). The event pond would consist of a layer of a 30.5 cm (12 in) prepared subbase layer with a hydraulic conductivity less than or equal to 1x10-5 cm/s and a single layer of 80-mil geosynthetic liner. The subbase for the ponds would be obtained from onsite or nearby sources. Any solution accumulated in the pond would be evacuated via a temporary submersible pump and reclaimed into the pregnant solution pond.

The freshwater piping would be configured such that water can be added to the event pond and the process pond. This was intended to accommodate water testing of the ponds prior to startup, as well as offering additional storage volume for the initial wetting of the mineralized material on the leach pad. During operations, fresh water would generally be added to the barren solution sump.

17.4.4	CARBON ADSORPTION

Pregnant solution would flow from the heap leach pad into the pregnant solution pond. The solution would then be pumped into two parallel vertical carbon-in-column (VCIC) trains at a nominal flowrate of 681 m3/h (3,000 gpm). As noted previously, there would be two operating preg pumps and one installed spare as a standby pump. All three pumps would be piped to operate in parallel with a common discharge manifold, with flow splitting prior to entry into the VCIC’s. Each VCIC feed line would have independent sampling and flow measurement to perform the mass balance around each train of carbon columns.

Pregnant solution would enter the bottom of each VCIC at a nominal flowrate of 340.5 m3/h (1,500 gpm). Solution would pass through distribution plates to distribute the flow between each of the chambers. Six separate chambers would contain 1.36 tonnes (1.5 tons) of carbon each for gold and silver adsorption. The solution would continue to flow up through the column until it reaches the top where it would overflow the column as barren solution. Each VCIC would be approximately 2.4 m (8 ft) in diameter and 8 m (26.5 ft) tall.

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The barren solution would be sampled prior to passing over a carbon safety screen before it entered the barren solution sump to prevent carbon from leaving the system. Cyanide, antiscalant, and make-up water would be added to the barren sump before the solution was pumped back to the leach pad via two multi-stage vertical turbine pumps. A third pump would also be installed as a spare. The barren pumps would be designed for the head requirements at the maximum leach pad elevation. Only the necessary pump impellers, installed at startup, would prevent overpressure of the system at the lower pad heights. Impellers with higher head capacity, would be installed successively as the leach pad increased in height.

Precious metal loading onto the activated carbon in the VCIC’s would be a continuous process. Solution would flow from chamber to chamber with the gold load decreasing as it passes each successive chamber. Carbon would move countercurrent to the solution flow. The design efficiency would be 98.4% for gold and 87.7% for silver. Precious metal values would increase until the design metal loading was achieved, at which time, the carbon in the first column would be removed from the circuit for further processing in the desorption circuit. Carbon would be advanced sequentially from two to one, three to two and so on, with the carbon in chamber six replaced with virgin (attritted) regenerated carbon.

17.4.5	CARBON HANDLING

Carbon movement would be countercurrent to the pregnant solution flow. Loaded carbon would be removed daily from chamber one by pumping to the VCIC area carbon storage tank. Carbon would then be advanced from chamber two to one, three to two, and so on. This process would be repeated for each VCIC, resulting in 0.91 tonnes (1.0 tons) of carbon from each vessel being transferred into the storage tank, with approximately 0.45 tonnes (0.5 tons) of carbon remaining during each transfer. A total of 1.8 tonnes (2 tons) of carbon would be transferred for further processing. Since the DR plant would be located approximately 1.6 km (1.0 miles) from the VCIC’s, carbon would be transported using a specially designed truck between the facilities.

The loaded carbon would then be transferred from the truck into an identical carbon storage tank at the DR plant. The plant would be designed so that carbon could also be transferred directly from the truck into the acid wash or strip vessels, if desired.

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Each new supersack of virgin activated carbon would first be attritted prior to being introduced into the adsorption circuit. The carbon would be placed into the Carbon Attrition Tank with process solution, and mechanically agitated for 20-30 minutes. This process would break-off any platelets or sharp corners of the carbon particles, which may have easily broken-off while in the adsorption column.

Regenerated (regen) and the attritted virgin carbon would be screened to remove any fines prior to filling the DR carbon storage tank. The carbon would then be delivered by truck to the VCIC carbon storage tank for distribution to each train. Carbon fines from screening would be captured in a carbon fines clarifier tank where they would be processed through a plate and frame filter press for recovery.

A single carbon advance pump would be provided for each VCIC circuit and would be used for all inter-tank transfers, as well as transfer to the VCIC area carbon storage tank. A dedicated carbon transfer pump would be used to transfer loaded carbon into the truck from the storage tank, as well as to transfer regen or virgin carbon back into the VCIC’s. Likewise, a dedicated carbon transfer pump would be installed at the DR carbon storage tank to transfer carbon into the tank or to the acid wash or strip vessels. The acid wash and strip vessels would each have a dedicated carbon transfer pump.

Overflow and drainage from the carbon storage tanks would be captured by area sumps and returned to the process to minimize solution or carbon losses. Solution from the VCIC area sump would be pumped to the carbon safety screens. Solution from the DR carbon handling area sump pump would be pumped to the carbon fines clarifier tank.

Carbon transfer water would be used to assist in pushing carbon through the transfer lines to prevent plugging. At the VCIC area, barren solution would be used for carbon transfers. At the DR area, a dedicated carbon transfer water tank would be used, which would receive recycled process water from the carbon fines clarifier overflow, as well as freshwater make-up as needed.

17.4.6	CARBON ACID WASHING

The loaded carbon would be introduced into the acid wash vessel. The carbon would then be rinsed in a dilute (3%) hydrochloric acid solution to remove carbonate scale by passing solution through the carbon for approximately three hours or six bed volumes. The dilute acid solution would be pumped through the carbon in an up-flow manner. After the scale was removed, the acid solution would be drained from the acid wash tank and neutralized with sodium hydroxide in a neutralization tank. The neutralized solution would be transferred to the mill water tank for re-use in the process. The solution could also periodically be transferred to the mill tails pump box to reduce the buildup of contaminants in the mill circuit. The carbon would be rinsed with sodium hydroxide and fresh water and would then be transferred to carbon stripping. Acid washing would be performed on every batch. The total cycle duration would take approximately seven hours to complete, including the transfer to the strip vessel.

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17.4.7	CARBON STRIPPING (ELUTION)

After acid washing, the loaded carbon would be stripped of the adsorbed metal species using a Pressurized ZADRA strip scheme. The ZADRA strip would utilize 10-12 bed volumes of a circulated 149°C (300°F) solution of a minimum 1.25% caustic (NaOH) and 0.2% sodium cyanide (NaCN) concentration at a minimum pressure of 380 kPa (55 psig) to strip gold and silver from the carbon. In the process, the strip solution would be chemically prepared in the strip solution tank and heated via a heater. This strip solution would be pumped in an up-flow manner through the carbon bed in the strip vessel, where it would strip the carbon of precious metals. The pregnant strip solution would exit the top of the strip vessel and be routed to the electrowinning cells, where the metal in solution is electrochemically precipitated into a sludge on the cathodes. The strip solution would then be routed back to the strip solution tank. The strip solution tank would hold about 4 bed volumes, or the volume occupied by the carbon.

The elution circuit would also include the water boiler, heat exchangers, and pumps to heat the solution prior to the strip process and cool the eluate prior to electrowinning.

The strip cycle time was estimated at 10 hours per day. The metal production profile would require approximately one strip every other day to process, LOM. The facility was designed to accommodate up to two strips per day for peak production. At the completion of each strip, the carbon would be cooled, rinsed, and transferred to the carbon dewatering screen ahead of the kiln feed hopper.

17.4.8	CARBON REGENERATION

As carbon is utilized in the adsorption and recovery circuits for the heap leach, as well as the mill CIL circuit, the surface and internal pore structure would become contaminated with organic species. The organics would foul the carbon, slow the gold and silver adsorption rate, and decrease the metal loading capacity of the carbon. The fouling organics would be removed by heating the carbon to 650 to 750 °C in a slightly oxidizing atmosphere and burning them from the carbon.

After passing the dewatering screen, the carbon would enter the kiln feed hopper. Excess moisture would drain down in the hopper and would be discharged. The dewatered carbon would then be fed by screw feeder into the electric rotary kiln where it would be in a steam environment. The regenerated carbon at the discharge would be quenched and passed over the carbon sizing screen prior to being placed into the DR area storage tank for return to the VCIC’s or CIL circuit. The kiln was sized to accommodate a single regeneration unit for the combined mill and heap leach carbon, while still allowing for 100% carbon regeneration.

Any mercury vapor contained in the kiln exhaust gases would be captured in a mercury abatement system. The majority of the mercury would be condensed with the cooled vapor passing through a sulphur-impregnated carbon bed to capture any residual mercury prior to the off-gas discharge to atmosphere.

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17.4.9	ELECTROWINNING

The heap leach electrowinning (EW) cell would be designed to treat approximately 4.5 m3/h (20 gpm) of pregnant strip solution in a single EW cell. The cell would be designed to recover gold and silver from hot sodium cyanide solutions with a pH of 10.5 or greater. Solution flow would be continuous during the strip process. Two dedicated EW cells would receive the pregnant solution from the CIL elution circuit.

The caustic in the eluate solution would act as an electrolyte to encourage free flow of electrons and promote the precious metal transfer from solution. To keep the electrical resistance of the solution low during desorption and the electrowinning cycle, make-up caustic soda may be added to the strip solution tank. Barren solution leaving the EW cells would be pumped back to the strip solution storage tank for recycle through the elution column.

Periodically, all or part of the EW barren solution would be transferred to the barren solution tank. Approximately one-third of the barren eluate would be bled after each elution or strip cycle. Caustic and cyanide would be added as required from the reagent handling systems to the strip solution tank during strip solution make-up.

The cathodes would load with the precious metals and would be removed and processed periodically to produce the final doré product. The loaded cathodes would be pressure washed in place, removing precipitated precious metals in the form of a sludge. The resulting sludge would be pumped to a plate-and-frame filter press to remove water and the filter cake would be loaded into pans for retorting. After mercury has been removed in the retort, the dried sludge would be mixed with fluxes and smelted in an induction furnace to produce doré bullion.

Each cell’s electrical power would be supplied by a dedicated local rectifier. Fumes generated during electrowinning would be removed via the electrowinning cell exhaust system which would be common for all cells. The EW cells would also utilize a common filter press to capture the sludge and remove the majority of the water prior to the retort.

17.4.10	REFINING

Gold and silver would be recovered as a soft sludge from the stainless-steel mesh cathodes in electrowinning. The sludge would be washed from the cell cathodes into the electrowinning sludge filter to remove the majority of the water. It would then be dried in a mercury retort to remove the remainder of the moisture and capture any entrained mercury. The sludge would be placed into pans with the contents heated in the retort for a minimum of six hours at 482°C (900°F) to volatilize the mercury.

The mercury vapor would be removed from the retort via a vacuum system. The vapor would pass through a water-cooled condenser, allowing the condensed mercury vapor to be collected in a trap and stored in flasks. The cooled vapor leaving the trap would pass through a sulphur-impregnated carbon bed to remove any residual mercury.

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The dried sludge would be mixed with fluxes and fed into a tilting induction furnace. Once at temperature, the charge is held at temperature until the entire contents are molten. The slag would then be poured off into cast iron slag pots. The remaining contents would be poured into the bar molds, where the gold and silver doré bars would be cooled, cleaned, and stored in the vault for shipment to a third-party refiner. Slag can be periodically re-melted to recover residual precious metals, or it can be reprocessed through the mill circuit.

17.4.11	REAGENTS

The estimated average annual reagent consumption and onsite storage availability for the Mother Lode Project are listed in Table 17-4.

Table 17-4 - Estimated Heap Leach/ADR Reagent Consumption and Storage

Reagent	Form	Average Annual Usage	Onsite Storage
Sodium Cyanide	Bulk Liquid Delivery, 30% NaCN by Weight	1,320 tonnes	113.5 m3
Sodium Hydroxide	Bulk Liquid Delivery, 50% NaOH by Weight	60 tonnes	75.7 m3
Hydrochloric Acid	Bulk Delivery, 35% HCl by Weight	43 tonnes	26.5 m3
Quicklime (Pebble Lime)	Bulk Delivery, > 90% CaO	6,700 tonnes	226.8 tonnes
Antiscalant	Bulk Delivery, Liquid	53 tonnes	38.6 m3
Activated Carbon	500 kg Supersacks	10 tonnes	16.3 tonnes
Propane	Bulk Delivery, LPG	3,500 L	7,533 L

Lime for pH control would be delivered as quicklime with at least 90% calcium oxide. The lime would be stored in a 227-tonne lime silo and delivered to the haul trucks by an automatic addition system prior to placing the mineralized material on the leach pad.

Liquid sodium cyanide (cyanide) would be received and used as a 30% solution for make-up to the barren solution tank. Sodium cyanide solution would be automatically added to the barren solution tank as the primary location for cyanide addition. It may also be added to the incoming pregnant solution ahead of the VCIC circuits depending on operational needs. Cyanide would also be used in the DR plant for the strip solution to remove the gold and silver from the carbon. Two 47.3 m3 storage tanks would be installed at the leach pad and adsorption area with a single 19 m3 tank installed at the Mill/DR area for the elution circuit.

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Antiscalant would be added to the barren solution tank and the strip solution tanks to minimize the effects of scale buildup. A 19 m3 tank for bulk antiscalant storage would be available at both the adsorption area and the Mill/DR area. If specialty products are required, such as for the strip circuit, they would be added via 1 m3 totes.

Liquid sodium hydroxide (caustic) would be delivered as a 50% solution and used in the acid neutralization and carbon strip systems. The caustic would be used to neutralize the solution after the acid wash cycle is complete. Caustic would also be added to the water in the strip solution tank to increase the pH ahead of cyanide addition. Onsite storage is via a 75.7 m3 bulk tank.

Hydrochloric acid would be delivered as a 35% solution to a 26.5 m3 bulk storage tank. The hydrochloric acid would be diluted to a 3% concentration prior to acid washing the carbon.

17.5	SITE PROCESS FACILITIES LAYOUT

Figure 17-3 below shows the proposed layout of the leach pad, process facilities, and site infrastructure for the project.

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Figure 17-3 - Process and Facilities Layout

PROPOSED WASTE ROCK PILE
HEIGHT = 447 ft ; SIDE SLOPES 2.5H:1V
FOOTPRINT AREA (2D) = 27,004,500 ft2
VOLUME = 267,750,000 SHORT TONS
PREGNANT POND
(2,210,468 GAL OPERATING)
(6,382,745 GAL TOTAL +2' F.B.)
EVENT POND
(12,296,639 GAL +2' F.B.)
MILL AREA
PROPOSED HLP
HEIGHT = 301 ft ; SIDE SLOPES 3H:1V
FOOTPRINT AREA (2D) = 6,234,800 ft2
VOLUME = 45,269,400 SHORT TONS
PROPOSED MILL STOCKPILE
HEIGHT = 149 ft ; SIDE SLOPES 3H:1V
FOOTPRINT AREA (2D) = 1,522,315 ft2
VOLUME = 5,600,000 SHORT TONS
WELL
WELL
WELL
$1125 MOTHER LODE PIT OUTLINE
ESTIMATED EMBANKMENT TOE
EMBANKMENT CREST
PROPOSED TAILINGS FOOTPRINT
DEPTH ~ 262 ft
LINED AREA (2D) ~ 4,663,000 ft2
VOLUME ~ 25,850,000 SHORT TONS @ 70 lb/ft3

1000 0 1000 2000 3000 Feet
(IN FEET)
1 inch = 1000ft.
LEGEND
EXISTING CONTOURS
PROPOSED ROAD CONTOURS
PROPOSED POND / BERM CONTOURS
PROPOSED ORE (HEAP) CONTOURS
PROPOSED WASTE ROCK PILE CONTROUS
FENCE LINE

HLP STORAGE CRITERIA	
42,990,090	Per ML Preliminary Mine Schedule 09-23-2020
10%	ADDITIONAL FOR RAMPS
47,289,099	TOTAL SHORT TONS TO BE PLACED

HLP TOP OF LIFT AREAS

LIFT No.	TOP ELEVATION	TOP OF LIFT AREA (ft2)	TOTAL VOL. (SHORT TONS)
1	4270	779,520	834,418
2	4300	2,372,696	3,300,536
3	4330	4,913,075	9,059,100
4	4360	4,899,215	17,518,254
5	4390	4,099,376	24,713,919
6	4420	3,352,808	30,648,473
7	4450	2,659,482	35,409,727
8	4480	2,019,508	39,085,754
9	4510	1,433,382	41,764,686
10	4540	906,470	43,540,421
11	4560	539,971	45,269,429

*this table assumes a bulk density of 110 lb/ft3

MILL TAILINGS STAGE STORAGE

ELEVATION (ft)	AREA(ft2)	Incremental Vol (SHORT TONS)	Total Vol (SHORT TONS)
3965	30,963	1,617	1,617
3975	123,532	26,554	28,171
3985	258,507	66,373	94,544
3995	436,336	118,716	213,260
4005	854,528	227,641	440,901
4015	1,137,764	352,001	792,902
4025	1,378,346	438,284	1,231,186
4035	1,684,228	535,499	1,766,686
4045	2,087,994	647,700	2,414,385
4055	2,303,811	767,406	3,181,792
4065	2,475,866	840,974	4,022,766
4075	2,649,908	904,430	4,927,195
4085	2,864,944	979,763	5,906,958
4095	3,210,691	1,075,765	6,982,723
4105	3,404,263	1,160,020	8,142,743
4115	3,566,818	1,219,990	9,362,733
4125	3,756,561	1,279,714	10,642,447
4135	3,981,365	1,358,472	12,000,919
4145	4,101,512	1,416,305	13,417,224
4155	4,193,653	1,451,927	14,869,151
4165	4,293,013	1,484,514	16,353,665
4175	4,396,871	1,521,361	17,875,026
4185	4,473,629	1,552,999	19,428,025
4195	4,532,857	1,576,271	21,004,296
4205	4,590,577	1,596,725	22,601,021
4215	4,641,255	1,616,498	24,217,518
4225	4,663,334	1,628,826	25,846,344

*this table assumes a bulk density of 70 lb/ft3

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17.6	PROCESS LABOR

Table 17-5 below provides the breakdown of the process labor for the heap leach/ADR and mill facilities.

Table 17-5 - Process Personnel Requirements

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17.7	PROCESS MAKE-UP WATER

A site water balance was generated. Normal operations are anticipated to experience a regular water deficit in the water balance due to the climate characteristics, including high evaporative losses and low precipitation. The water balance varies from year to year, but the makeup water requirements range from approximately 400 gpm up to 800 gpm, with an average requirement of approximately 560 gpm. The inputs to the model, included mine usage, mill consumption, site potable consumption, and freshwater addition to the heap leach pad. The average consumption for each area is shown below in Table 17-6.

Table 17-6 - Estimated Makeup Water Requirements

Year	Mill Makeup	Heap Makeup	Mine Makeup	Construction Makeup	Potable Makeup	Total Makeup
	gpm	gpm	gpm	gpm	gpm	gpm
0	0	27	180	50	10	267
1	196	166	180	0	10	552
2	258	128	80	0	10	476
3	294	369	80	50	10	803
4	313	32	80	0	10	436
5	330	26	80	0	10	446
6	352	189	80	50	10	680
7	369	195	80	0	10	654
8	364	166	80	0	10	619
9	0	127	50	0	5	182
10	0	68	50	0	5	123

17.8	PROCESS POWER REQUIREMENT

Power usage for the process equipment and infrastructure was estimated based on the connected loads assigned to the powered equipment in the electrical load analysis. The equipment power demands for normal operations are calculated using equipment availability factors to determine the average energy usage.

The Heap Leach, ADR and Infrastructure power requirements are as follows:

•	Connected Load: 3.1 MW

•	Peak Demand Load: 2.2 MW
•	Average Demand Load: 2.0 MW

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The Crusher and Mill power requirements are as follows:

Table 17-7 - Mill Power Requirements

No.	Equipment	HP	No. of Units
1.	144” x 5 ft vibrating feeder	2	1
2.	42 x 70 Gyratory	500	1
3.	7 ft. cone crusher	800	1
4.	5.5 ft. cone crusher	500	1
5.	30 in. belt conveyor, 544 mtph, 40 HP	320	8
6.	10 ft.x24 ft. Triple Deck Screen	40	1
7.	Fine crushed product bin, 1487 mt capacity	-	1
8.	16 ft.x30ft. L ball mill with 7000 HP motor	6705	1
9.	Sump, 18 ft.x18 ft. x18 ft.	-	1
10.	10,000 gpm pump, 311 HP	622	2
11.	60 ft. diameter thickener	5	1
12.	Stockpile	-	1
13.	Cyclone system: ten 15 in. cyclones with ancillary equipment	-	1
14.	50 ft. diam. X 50 ft. high biox tanks, 20 hp each	400	20
15.	500 mtph, 3 filter presses, 75 HP	150	2
16.	Acid wash tank	-	1
17.	Repulp tank	-	1
18.	Leach Tanks	180	9
19.	Detox Tank	-	1
20.	Pumps, 4000 gpm, 41 HP	738	18
21.	Process Water Heater	-	1
22.	Carbon Handling Power (kW)	732
TOTAL ESTIMATED POWER (MW)		8.9 MW

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18.	INFRASTRUCTURE

18.1	GENERAL AREA RESOURCES

Much of the primary infrastructure required to develop a surface mine is available in close proximity to the MLP. The availability of the key infrastructure elements is described in the following sections, addressing the project location and access, human resources, electrical power, water resources, and project infrastructure elements. The location of the project relative to Beatty, NV is shown in Figure 18-1.

Figure 18-1 - Map with Property Boundaries and Mining Resources

18.1.1	LOCATION AND ACCESS

The MLP is located approximately 9.2kilometers (6 miles) east of the community of Beatty, in Nye County, Nevada. The property is immediately east of U.S. Highway 95 which connects the major cities of Las Vegas and Reno. Access to the property is from an unnamed gravel road that begins at the south edge of Beatty and runs along Fluorspar Canyon. This road was historically the main access to the Mother Lode and Daisy mining operations. A second unnamed road connects to Highway 95 just 3 km (2 miles) north of Beatty and connects with the road in Fluorspar Canyon just below the historic Secret Pass open pit mine. The incoming powerline for the project would require an upgrade/extension south from the Beatty substation running along US Highway 95 to the Fluorspar Canyon road. A powerline currently runs along Fluorspar Canyon Road up to a telecommunication site but would require upgrade to meet the MLP requirements and a 3.2 km extension to reach the MLP process plant site.

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Major mining and construction equipment sales and service are readily available throughout Nevada; however, most major mining operations are located in the northern part of the state and are serviced from the cities of Reno and Elko. Las Vegas is located approximately 200 km (125 miles) south of the project offering a major construction industry as well as heavy equipment sales and service.

The town of Beatty is a small residential community with motels, restaurants and stores.

18.1.2	HUMAN RESOURCES

Human resources are available within the community of Beatty, which has a population of approximately 1,100 people, and has historically provided a substantial workforce for the Bullfrog Mine, which operated in the area between 1989 and 1998 as both an open pit and underground gold mining operation. The community has a long association with the mining industry and could contribute some experienced personnel to a mining project. The community has schools, a medical clinic, motels, fuel service, and food stores.

Pahrump, NV is located approximately 110 km (68 miles) to the southeast of Beatty. It is a larger community with a population of 36,000 people. Pahrump is a local regional center, with a hospital and emergency medical services, a college campus with technical training for industrial support and expanded service sectors. Pahrump has traditionally provided human resources for the Nevada Test Site, which had numerous high technology and underground construction projects. The Test Site is approximately 40 miles from Pahrump, so locals are used to relatively long commutes on a daily basis. Similarly, Tonopah, NV is a regional center to the north of Beatty, with the capability to contribute to the available labor supply. Tonopah also has an extensive mining history, including providing labor for currently operating mines in the area.

18.1.3	ELECTRICAL POWER

Electrical power is available in the immediate area of the Project by Valley Electric Association (VEA), Inc., which is headquartered in Pahrump, Nevada. A 130-kV line runs along US Highway 95 to a location several kilometers to the south of the Project in Fluorspar Canyon then connects into the Beatty Substation. Current substation capacity at Beatty is projected to be sufficient to meet the needs of the Project. A single-phase powerline currently runs along Fluorspar Canyon to provide power to a communications tower located in the Bare Mountains above the Secret Pass open pit.

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A high capacity powerline would need to be constructed to meet the MLP requirements. As noted above, the average load demand is estimated at 10.9 MW. A new primary substation would be constructed near the access road and enclosed by a security fence. A series of 3-phase, 24.9 kV, 60 Hz overhead lines would be installed for site power distribution. Primary power distribution centers (PDC) would be installed with pad mounted transformers utilized to supply power at both medium voltage (4.16 kV) and low voltage (480/208/120 V). PDC’s would be constructed at the heap leach and adsorption area, the mill, desorption, and refinery area, and the tails filtration and distribution area. Pole mounted transformers would be utilized for remote applications, such as the lime silo and freshwater wells.

18.1.4	WATER RESOURCES

Water resources for mining at MLP would be obtained from the ground water in the Crater Flats (Basin 229) hydrographic basin.

The MLP access road in Fluorspar Canyon is located across US Highway 95 from the termination of the water network operated by the Beatty Water and Sanitation District (BWSD). Historic ground water permits from the Mother Lode and Daisy mining operations have been reactivated by Corvus to provide for site water and for dust suppression for exploration and operations at the MLP, with production increases expected to be granted for operations. Installation of a third production well would be completed to provide makeup water to the site. One of the existing, low volume wells would be utilized to provide potable water for the MLP.

Water wells, power, and conveyance pipelines would be developed to transport water to the mines, process facilities and ancillary structures. Electrical power would be distributed by new overhead lines fed from the Project substation. Pole-mounted transformers would be installed at each well location.

For the leach area, water could be added to the ponds if required, but the primary location for makeup water would be the barren solution sump. A combined fresh and fire water tank would be installed for the mill and desorption area. The mill and desorption areas would also retain as much water as possible through clarification and filtration of the carbon fines, and by thickening and filtration of the mill slurry to minimize the fresh water make up to the extents possible. Water would also be reclaimed from the paste tails thickener, as well as from the tails storage facility and returned to the mill for reuse.

18.2	PROJECT SPECIFIC INFRASTRUCTURE

18.2.1	SITE AND ACCESS ROADS

Access to the MLP would be from US Highway 95 just south of the Town of Beatty via the gravel road running along Fluorspar Canyon. The site access would follow this existing roadway corridor for approximately 9.2 kilometers (6 miles) and would require improvement to allow routine mine traffic. Along the main mine access portions of the road, a security building, including access gates and perimeter fencing would be installed. All persons accessing the mine property will be required to pass through the security gate. The general site fencing will be standard four-strand barbed wire range fencing.

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Site access roads would also be constructed to allow light vehicle traffic and bulk deliveries access to the administration and process facilities. A leach pad perimeter road would also be constructed for access to the leach pad and process ponds.

18.2.2	HAUL ROADS

Leach pad loading would be by haul trucks. The trucks would enter the pad via the access ramp. Mineralized material would be end dumped and pushed with dozers. The haul roads would be 39m wide and maximum 10% grade.

A haul road from the pit exit would traverse westerly to the mill stockpile, leach pad and WRMF.

18.2.3	HEAP LEACH PAD AND PONDS

The heap leach pad would be located west of the Mother Lode pit and is shown in Figure 17-3 above with an approximate total storage capacity of 41.1M tonnes of mineralized material, with approximately 38.6M tonnes of material that will be placed. The design of the leach pad was described in detail in Section 17 above but would include a prepared GCL secondary liner system with an HDPE primary liner, as well as the solution collection system and overliner layer. The leach pad would be constructed a single phase in Year 1.

A solution management system would connect the solution collection system within the leach pad, to the process pond and VCIC array. The design would include the compartmentalization of the leach pad into solution collection cells with the individual cells having flow measuring points and sampling locations. From these points, the solution would be directed to the settling side of the pregnant solution pond or to the pumping side, as necessary. Adjacent to the process pond would be an event pond, and the two ponds would be connected by a spillway. The pond sizing is based on a working volume for the preg pond, as well as the 100-yr, 24-hr storm event and a 24-hr drain down of the leach pad, as well as, 0.6 meters (2 ft) of freeboard. The process pond would consist of a 30.5 cm (12 in) prepared subbase layer with a hydraulic conductivity less than or equal to 1x10-5 cm/s, followed by two layers of 80-mil geosynthetic liner, with geonet and a leak detection system installed between the two geosynthetic layers. The event ponds would consist of a layer of a 30.5 cm (12 in) prepared subbase layer with a hydraulic conductivity less than or equal to 1x10-5 cm/s and a single layer of 80-mil geosynthetic liner.

18.2.4	ANCILLARY FACILITIES

The MLP would require the design and the construction of several ancillary structures to support the day to day operations of the mine. These facilities include a dedicated mine maintenance shop, wash bay, bulk fuel storage and distribution (off-road diesel), combined mine and process warehouse, administration building, emergency response vehicle bay, light vehicle fuel island (gasoline and on highway diesel), security building and potable water treatment facility. The mine maintenance shop would be located near the mill area and the Mother Lode pit.

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To the extents possible, the facilities would be robust, yet cost effective, including the use of sprung structures for the warehouse and emergency response bay. The administration building and security building are intended as modular buildings. The security building (guard shack) would be a 2.4 m x 6m structure located at the main security gate. A truck scale for weighing bulk deliveries will also be installed near the guard shack. The administration building would be approximately 32.7 m x 42.6 m and will provide office space, conference rooms, the main IT infrastructure, and the operations change rooms for the site.

An assay and metallurgical laboratory would also be constructed onsite. The lab would provide operational support for blasthole analysis, process assays, as well as metallurgical testing for the site. The lab would be located near the administration building and the mill/desorption area.

18.2.5	SURFACE WATER MANAGEMENT FACILITIES

The location of the heap leach pad, ponds, and carbon columns would require diversion structures to redirect surface runoff around these facilities and discharge into natural drainage channels. Distinct channels would be constructed for the MLP surface water management. The dimensions for each channel would vary based on the peak flow estimates. Each channel would also include geotextile and rip rap for erosion control.

18.2.6	WASTE ROCK MANAGEMENT FACILITY

Based on the most recent mine production schedule, 209 M tonnes of waste rock would need to be stockpiled. The WRMF facility are described in Section 16.2.2. Figure 18-2 shows the proposed locations of the WRMFs.

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Figure 18-2 - Facility Topography with Dump Location

18.2.7	PROCESS FACILITIES

The process facilities are generally open air. Process tanks and piping are positioned over secondary containment. Containment areas for all process tanks would be designed at 110% of the largest tank. The adsorption area containment is also designed to overflow back into the process pond if necessary. The refinery is the only process building and would be constructed of reinforced masonry walls. Security fencing would also be installed around the refinery entrance to allow secure access for the doré shipments.

The process ponds would be enclosed with wildlife exclusion fencing to prevent inadvertent access by area wildlife. HDPE bird balls would be installed on the surface of the process pond to discourage access by migratory waterfowl, as well as to reduce surface evaporation from the pond.

18.2.8	TAILS STORAGE FACILITY

The MLP includes a tails storage facility for the deposition of the mill tailings. This system would be constructed to the east of the Mother Lode pit as a centerline construction impoundment. Detoxified tails slurry would be pumped from the mill site, via pipe-in-a-pipe, around the north end of the pit to a filter feed tank located at the toe of the tails storage facility (TSF). The filtered tails would have a density similar to paste thickened tails and would be pumped to the TSF for disposal. Reclaim water collected on the surface of the TSF would be pumped into the tails filtrate tank and returned to the mill, also via pipe-in-a-pipe to maintain secondary containment.

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The TSF would be constructed in two (2) phases. The total lined area is approximately 433km2 (4.7M ft2). Waste rock from mining operations would be utilized for embankment construction. Embankment slopes would be constructed to promote geotechnical stability. Any water would accumulate at the north end of the TSF for reclaim to the filtrate tank. The TSF would be a zero-discharge facility with all tailings impounded and any excess water reclaimed back to the process facility.

18.2.9	COMMUNICATION SYSTEMS

The site would be connected to the local phone and internet data network via an extension of existing fiber optic lines by the local utility. Phone and internet are available through Valley Communications Association, which is a division of the electric utility. A business network would be established for Corvus business services. A separate process control network would also be established to serve as the operating system for the process plant. The process control system would utilize programmable logic controllers (PLC) with a human-machine interface (HMI) system in the control room. A data historian would also be utilized for data collection and reporting. A sitewide VHF radio network would be installed for the project with multiple channel capacity. This radio network would be maintained, and additional repeaters put in place if needed.

18.2.10	FIRE WATER AND PROTECTION

A combination fresh and fire water tank would be installed with a total capacity of 1,438 m3 (380,000 gal). The fire water reserve would account for a volume of 984 m3 (260,000 gal) with 454 m3 (120,000 gal) for process water distribution. A fire pump system would be installed, including a primary electric pump with a diesel-powered backup pump. A jockey pump, piping, valves and controls would also be included. The fire ring main would provide coverage through a buried piping system and hydrants to service the process facilities and ancillary buildings. The site’s main IT infrastructure, electrical rooms, and process control network would be protected with a clean agent, such as FM-200 or equivalent.

18.2.11	SEWAGE AND WASTE MANAGEMENT

The site would be a zero-discharge facility, so no effluents other than the discharge from the septic system could be released to the environment. Lavatory and wash facilities would be located in the administration, laboratory, and refinery buildings. The sanitary waste from these facilities would flow by gravity to a central septic system for treatment and disposal. A septic tank and leach field would be sized for the facility occupancy. Additional portable restroom facilities would be utilized for remote operations, such as at the leach pad and adsorption areas, as well as in the mining areas. These facilities would be serviced by local provider.

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Site solid waste would be managed in dumpsters or other appropriate containers. All solid waste at site would be covered to reduce the potential for blowing trash or access by wildlife. Office trash would be bagged for disposal. The project would permit and construct an NDEP approved Class III landfill on site for disposal of non-hazardous materials.

Any hazardous waste generated at site, such as that from the fire assay process, would be placed in drums, on pallets, labelled, and stored in a secure location. The pallets would be placed in an area offering secondary containment where the material would be stored until such time as it could be hauled offsite by a licensed contractor for disposal in a safe and environmentally sound manner.

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19.	MARKET STUDIES AND CONTRACTS

No market studies for the MLP have been undertaken at this time, and no contracts have been discussed for the sale of the gold which may be produced at the Project. It is assumed that the process facilities at the MLP would produce a gold doré with high purity, which will be shipped to a commercial refiner such as Johnson Matthey in Salt Lake City. All-in charges from such refiners are currently in the range of $1.50-2.50/Oz, based on a minimum one-year contract at quantity levels consistent with this Project. Sales price would be based on the spot price of gold. A gold price of $1,500 per ounce has been assumed for the MLP PEA.

Gold is readily sold on the spot market, and historically has not been a demand limited commodity. This PEA assumes that gold with be sold at spot price and this assumption is considered to be reasonable by the authors of this Technical Report.

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20.	ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT

Corvus currently has permits to conduct exploration activities at the MLP with both the Nevada Division of Environmental Protection (NDEP)-Bureau of Mining Regulation and Reclamation (BMRR) and the Bureau of Land Management (BLM). Those permits allow 19.7 acres of disturbance with the ultimate expansion of the disturbance area up to 145 acres on public land. The permits for activities on the public lands are based on an environmental assessment that contains environmental baseline data on wildlife, climate and local physical characteristics. Class III cultural surveys have been conducted on the permit area. The MLP permits are:

•	BMRR – Reclamation Permit 0392 Mother Lode Exploration

•	BLM-NVB0200, NVN-096238, NVN-095622 Exploration Permit Mother Lode

•	BLM ROW N-99359; Right of Way for 12 miles of access Road

•	BLM ROW M-99360; Right of Way for 3 water wells MW-3, MW-4 and PW-2

In addition, Corvus has 2 Notice of Intent (NOI) permits for exploration and baseline characterization activities in the area of Mother Lode:

•	BLM N-96894 – 4.39 acres of surface disturbance, Willys Exploration Project

•	BLM N-99731 – 2.8 acres of surface disturbance, Lynnda Strip Exploration Project

The two NOIs allow up to 5 acres of surface disturbance each without the development of an environmental assessment document.

The permitting process is described in the following sections. Mine operating permits will be required from both NDEP-BMRR and from the BLM. An environmental impact statement (EIS), which will include baseline characterization data to document the existing conditions, community impacts and reclamation and closure plans and bonding requirements for the Project, will need to be developed by Corvus. This will require more detailed Project designs than have been currently not been developed. It will also require a detailed closure and reclamation plan and cost which will be developed from the details Project design.

20.1	EXISTING ENVIRONMENTAL BASELINE CHARACTERIZATION ACTIVITIES

Corvus developed baseline characterization data for development of an environmental assessment to support its application for the Mother Lode Exploration Permit. Current baseline characterization activities were performed to develop supplemental environmental reports to support development of the exploration environmental assessment and included:

•	A survey for migratory birds;

•	A survey for cultural sites;

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•	Right of ways and land use;

•	Recreation;

•	Soils characterization;

•	Special status species;

•	Vegetation;

•	Water and hydrology;

•	Invasive weeds; and

•	Wildlife.

Additional surveys and characterization would have to be extended to cover the areas specified for disturbance due to development of the mining plans and facilities to support the development of an EIS and Plan of Operations for the future mining operations.

20.2	PERMITS REQUIRED FOR FUTURE MINING ACTIVITES

This section of the Technical Report summarizes the permits that will likely be required to conduct mining activities at the MLP. The details of the mine area and activities are described elsewhere in this Technical Report. MLP would be an open pit mining operation and would have associated waste rock dumps, a heap leach mineralized material processing facility, a bio-oxidation mill processing facility, and a tails storage facility. A bio-oxidation mill would treat the higher grade sulphide mineralization, and the mill tail material would be in a tail storage facility to create a zero-discharge facility. Similarly, the heap leach pad would be a zero-discharge facility.

In order to conduct mining and processing activities, MLP would need specific permits from the NDEP-BMRR and the BLM. The following is a list of the major permits that will be required followed by a brief discussion of each. Except for the Water Rights, which have been obtained, none of the permits are currently in application stage.

•	Plan of Operations/Nevada Reclamation Permit;
•	Water Pollution Control Permit;
•	Air Quality Operating Permits;
•	Water Rights; and
•	Industrial Artificial Pond Permit.

20.3	PLAN OF OPERATIONS/NEVADA RECLAMATION PERMIT

A Plan of Operations/Nevada Reclamation Permit (Plan) is a joint application that is submitted to the BLM and NDEP-BMRR that utilizes a format accepted by the BLM and NDEP-BMRR. The application would describe the operational procedures for the construction, operation and closure of the Project. As required by the BLM and NDEP-BMRR, the Plan will include a waste rock management plan, quality assurance plan, a storm water spill contingency plan, reclamation plan, a monitoring plan and an interim management plan. In addition, the Plan includes a Reclamation Cost Estimate for the closure of the Project. The mine design must be completed prior to submittal of the Plan.

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20.4	WATER POLLUTION CONTROL PERMIT APPLICATION

The Water Pollution Control Permit (WPCP) application must address the open pit, waste rock dump, heap leach pad, mining activities and the water management system, as well as the potential for these facilities to degrade waters of the state. The application includes an engineering design for the waste rock dump, a waste characterization report and a modeling report for the closure of the waste rock dump, as well as an engineering design for the water management system.

A Tentative Permanent Closure Plan must also be completed and submitted to the NDEP-BMRR in conjunction with the WPCP. A Final Permanent Closure Plan will need to be developed two years prior to Project closure.

20.5	AIR QUALITY OPERATING PERMITS

An application for a Class II Air Quality Permit for those portions of the stationary source that have the potential to emit pollutants must be prepared using Bureau of Air Pollution Control (BAPC) forms. The application includes a description of the facility and a detailed emission inventory. The application also includes locations, plot plans and process flow diagrams. The application must also include a fugitive dust control plan to be used during construction and operation of the plan. If the facility will process loaded carbon or electrowinning precipitate, then a Mercury Operating Permit application and a Title V Operating Permit application will also be necessary, which will have to address the necessary state and federal mercury controls, respectively.

20.6	WATER RIGHTS

Corvus is currently permitted to withdraw 144.3 acre-feet per year of water resources through permits 52847, 51555 and 88625 (Mother Lode Mining Company LLC, a wholly owned subsidiary of Corvus) with points of diversion at the water wells MW-3. MW-4 and PW-2. Permit 88625 provides for a combined duty under the 3 permits of the 144.3 acre-feet. Historically, those wells were permitted for higher water production on a temporary basis to support the Daisy mining project in the early 1990s. Corvus also has two Right-of-Way permits through the BLM which allow access to the MLP site and to each of the 3 water wells (N-99359), and for the maintenance and operation of the 3 wells (N-99360). The water is permitted for Mining and Milling applications by Nevada Division of Water Resources (NDWR).,

20.7	INDUSTRIAL ARTIFICAL POND PERMIT

The development of the water storage pond, which is part of the water management system, will require an Industrial Artificial Pond Permit (IAPP) from the Nevada Department of Wildlife.

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20.8	MINOR PERMITS AND APPLICATIONS

In addition to the above noted permits, Table 20-1 lists other notifications or ministerial permits that will likely be necessary to conduct the mining operations.

Table 20-1 - Required Minor Permits and Applications

Notification/Permit	Agency	Comments
Mine Registry	Nevada Division of Minerals	-
Mine Opening Notification	State Inspector of Mines	-
Solid Waste Landfill	Nevada Bureau of Waste Management	-
Hazardous Waste Management Permit	Nevada Bureau of Waste Management	-
General Storm Water Permit	Nevada Bureau of Water Pollution Control	-
Hazardous Materials Permit	State Fire Marshall	-
Fire and Life Safety	State Fire Marshall	-
Explosives Permit	Bureau of Alcohol, Tobacco, Firearms and Explosives	-
Notification of Commencement of Operation	Mine Safety and Health Administration	-
Radio License	Federal Communications Commission	-
Public Water Supply Permit	NV Division of Environmental Protection	-
MSHA Identification Number and MSHA Coordination	U.S. Department of Labor Mine Safety and Health Administration (MSHA)	-
Septic Tank	NDEP – Bureau of Water Pollution Control	-

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21.	CAPITAL AND OPERATING COSTS

21.1	CAPITAL COST ESTIMATES

The MLP overall capital cost estimate was developed by Forte Dynamics, MinerMike LLC, and Pro Solv with input from Corvus. The estimated capital costs are considered to have an accuracy of +/- 35% overall and are discussed in greater detail in the following sections. The currency for the cost estimate is expressed in second quarter 2020 US dollars. No provision is included for potential future cost escalation.

The scope of facilities addressed in the cost estimate includes the following major elements:

•	Heap Leach & ADR Area
o	Heap Leach Pads & Ponds
o	Adsorption
o	Carbon Handling
o	Acid Wash
o	Elution
o	Carbon Regeneration
o	Electrowinning & Refining
o	Utilities & Reagents
•	Infrastructure
o	Site Power
o	Fresh & Potable Water
o	Septic
o	Buildings & Facilities
o	Fuel Service
o	Communications System
•	Bio-oxidation Mill
o	Crushing & Screening
o	Fine Crushed Product Storage
o	Grinding
o	Classification
o	Bio-oxidation Leaching
o	Filtration & Re-pulp
o	Carbon-in-Leach (CIL)
o	Thickening & Filtration
o	Carbon Handling & Refining

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o	CIL Tails Detoxification, Filtration & Distribution
o	Utilities & Reagents
•	Mining
o	Drilling
o	Blasting
o	Loading
o	Hauling
o	Mine Support

The above facilities are designed to support a nominal mining rate of 34M tonnes per year. The process production design and cost estimate are based on a nominal mineralized material processing rate of 19.6k tonnes per day. The process plants are designed for a combined gold production of approximately 171k gold ounces per year and 80k silver ounces per year.

Table 21-1 below shows the initial capital costs for the Project:

Table 21-1 - Initial Capital Costs

Area	Initial Capital Cost ($M)
Initial Direct Capital Cost	$310.4
EPCM	$34.2
Contingency	$60.2
Owner’s Cost	$1.5
Total Initial Capital	$406.3

The direct initial capital costs are further subdivided in Table 21-2. The mobile equipment is reflected only as the down payment for initial capital costs.

Table 21-2 - Initial Direct Capital Costs

Area	Initial Capital Cost ($M)
Mill	$174.5
Heap Leach	$50.6
Mobile Equipment	$11.1
Infrastructure & Facilities	$37.7
Capitalized Mining	$36.5
Total Initial Direct Capital	$310.4

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Indirect capital costs account for items such as fuel, taxes, contractor overhead, freight, EPCM services, construction CQA, third-party support for survey, vendors and commissioning. The Owner’s costs are also included in the indirect estimate. Table 21-3 shows the project indirect costs:

Table 21-3 - Initial Indirect Capital Cost Estimates

Area	Indirect Capital Cost ($M)
EPCM	$34.2
Contingency	$60.2
Owner’s Cost	$1.5
Total Initial Indirect Capital	$95.9

Sustaining capital costs have been estimated for the phased TSF expansion, as well as the incremental mining equipment lease costs for the project, which accounts for the majority of the sustaining capital costs. The additional EPCM costs and contingency are also included as sustaining capital. Table 21-4 below provides the breakdown of the LOM sustaining capital costs. Contingency was not applied to the mobile equipment lease costs.

Table 21-4 - Sustaining Capital Cost Estimates

Area	Sustaining Capital Cost ($M)
Sustaining Capital	$40.2
EPCM	$1.6
Contingency	$2.4
Total Initial Indirect Capital	$44.2

Working capital was estimated to be equivalent to the operating costs for the first three (3) months of production, or $43M. These costs are not included in Table 21-4. Working capital is credited out of the project capital costs at the end of production Year 2. The initial fill costs are estimated at $2.5M and are recovered by transfer to the operating costs in the last year of active operations.

21.1.1	HEAP LEACH, ADR, AND INFRASTRUCTURE COSTS

The capital costs were developed from the following sources of information:

•	Design Criteria

•	Process Flow Diagram

•	Mechanical Equipment List

•	Electrical Load List

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•	Plot Plans and General Arrangement Drawings

•	Budgetary Quotes for Similar Major Equipment

•	In-house Historical Data from Recent Projects

•	External Data Sources such as CostMine

The heap leach, ADR, and infrastructure costs were developed for each area of the facility noted above by each relevant prime commodity account, including:

•	Civil (Earthworks)

•	Structural (Concrete & Steel)

•	Mechanical

•	Piping

•	Electrical

•	Instrumentation

•	Buildings & Facilities

Factored costs from a recent, more detailed estimate provide the basis for most civil and structural elements of the facility. A recent contractor quote for crushing the overliner material was used as a comparison for the engineer’s estimate. Piping MTOs were created for large-bore and long run piping, including the pregnant solution collection, barren solution distribution, and the freshwater piping from the well field. Process piping for the plant was factored. Recent budgetary quotes were obtained for all major mechanical equipment and most minor equipment for a project of similar size. Where quotes were not obtained, pricing from a database of recent projects or from external data sources, such as CostMine, were utilized. Budgetary pricing was obtained for the various ancillary buildings such as the administration building and warehouse. The electrical costs were a combination of recent budgetary quotes from other projects, in-house database costs, factors and allowances. The instrumentation costs were a combination of factors and allowances, though a preliminary instrument index has been developed.

Labor was developed as a combination of labor unit rates, direct labor estimates, and allowances where applicable. Labor rates were determined as a function of unit rates and the estimators’ experience. Allowances for bulk materials and construction equipment are included for each discipline.

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The cost estimate summary for the heap leach, ADR and infrastructure is shown below in Table 21-5.

Table 21-5 - Summary of Heap Leach, ADR and Infrastructure Costs

Area	Total Direct Costs	Indirect Costs	Total Direct and Indirect Costs	Contingency	Total Constructed Costs
	$USD (000’s)	$USD (000’s)	$USD (000’s)	$USD (000’s)	$USD (000’s)
Heap Leach Pad Area	$15,921	$3,184	$19,105	$5,732	$24,837
Process Pond Area	$1,715	$362	$2,077	$623	$2,701
Well Field Area	$1,780	$542	$2,322	$464	$2,787
Adsorption Area	$5,335	$1,626	$6,961	$2,088	$9,049
Fresh Water Pond Area	$62	$19	$81	$16	$97
DR/Mill Area	$16,517	$5,033	$21,550	$6,465	$28,015
Lime Area	$704	$214	$918	$275	$1,194
Site Infrastructure	$19,662	$5,992	$25,653	$5,131	$30,784
Guard House Area	$183	$56	$238	$72	$310
TOTAL	$61,878	$17,028	$78,907	$20,866	$99,773

The average overall contingency for the heap leach pad, ADR plant, and infrastructure is applied at 26% of the constructed cost. The contingency is lower for areas having a higher confidence level.

21.1.2	BIO-OXIDATION MILL

Pro Solv developed the capital cost for the crushing and milling circuit. The cost was factored based on a budgetary quote for the major mechanical equipment. Forte developed costs for the TSF and tails distribution system. Costs for the mill carbon handling and refining circuit are included with the ADR costs above. Indirect costs are included at 10% of the equipment costs for insurance, taxes and freight, 8% of the subtotal for other indirect costs, and 15% of the subtotal for EPCM. A contingency of 20% was included in the estimate. The mill estimate is shown below in Table 21-6.

Table 21-6 - Summary of Mill Costs

Area	Cost (000s)
Direct Costs	$158,078
Indirect Costs	$40,135
Contingency	$31,616
Total Project Cost	$229,829

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21.1.3	MINING EQUIPMENT

Mining Equipment required for the MLP was developed from the mine plan tonnage requirements and haul simulations. Loading equipment and haul truck requirements were developed based on haul profiles developed for each mining layback and for each mining period over the mine life. Drill requirements were based on the mine plan tonnage and the drill pattern specified for mineralized material and waste. The capital cost unit rates were based on CostMine 2019 data. Table 21-7 lists the equipment requirement by mining period and Table 21-8 lists the full capital cost requirement by mining period. Corvus plans to finance the mining equipment with 20% down and carry payments for 5 years at a 6% interest rate. The yearly payments are captures in the operating costs.

Table 21-7 - Mine Equipment Units by Mining Period

Table 21-8 - Mine Capital Costs by Mining Period

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21.1.4	MINING INFRASTRCUTURE

Mining infrastructure required for the MLP includes a maintenance shop, fuel depot and distribution system, equipment wash, shop tools and site communications. The basis for the maintenance shop was CostMine 2019 and costs are listed in Table 21-9, all other items are allowances.

Table 21-9 - Mine Infrastructure Costs

21.2	OPERATING COST ESTIMATES

Total operating cost estimates for the MLP are presented in Table 21-10. The unit operating costs are based on total mined material of 266.4 M tonnes, of which 57.1 M tonnes is mineralized material and 209.2 M tonnes is waste. The estimated mine life is seven years plus one year of pre-mining/construction. Processing will continue into Year 9. The mining costs include waste, mineralized material, stockpile re-handle, and the interest on the mobile equipment. Operating costs include mill and heap leach processing, as well as the transportation and refining costs. General & Administrative (G&A) costs include all administration and overhead costs, as well as the reclamation costs. The unit cost for mineralized material processed is based on the total tons, including the sulphide material from the NBP. The basis for these rates is 62.3 M tonnes.

Table 21-10 - Operating Cost Summary

Operating Costs	($M)	$/t-Mineralized Material Processed
Mining	$463.8	$7.45
Processing	$502.0	$8.06
G&A	$56.5	$0.91
Total Operating	$1,022.3	$16.40

21.2.1	BASIS FOR OPERATING COST ESTIMATES

Mining costs are based on an owner operated fleet. The mining costs were built up using a combination of first principles and factors from CostMine 2019.

Processing labor costs were developed from the anticipated manpower staffing plan. Labor rates were applied with consideration for burden and overtime. The specific rates were based on the estimator’s judgment from experience at similar Nevada operations. Power was estimated based on the current utility rate of $0.0972/kWh and the power consumption estimates from the electrical load list. Variable costs for reagents were applied based on laboratory test work, factors, and the estimator’s experience. Budgetary quotes for all major reagents were obtained from primary suppliers in the area. Fixed cost elements were derived from factoring and from previous operating budgets at similar facilities.

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The supervisory and administrative support staff was sized to accommodate direct front line supervision for operations, as well as provide adequate support personnel for technical services, management, environmental, and administration.

21.2.2	MINING COST ESIMATES

The mining cost estimate is based on the mine plan tonnage for each mining period. Haul simulations were developed for each layback in each mining period and used to calculate haul truck requirements. Preliminary operating costs were developed for period -1 through period 7.

The Table 21-11 shows the cost summary by area and Table 21-12 shows the unit cost by area.

Table 21-11 - Mining Cost Summary by Area

Table 21-12 - Mining Unit Cost by Area

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Drilling

Drilling costs are based on drilling 10m benches on a 4.3m by 4.3m pattern for waste and mineralized material. A 1m subdrill was assumed in both mineralized material and waste. A drill penetration rate of 55m per hour, the drill pattern and the mine scheduled tonnage for mineralized material and waste was used to determine equipment hours required. A drill subcontractor cost was assumed in period 4 to supplement the drill hours required for that period. Table 21-13 shows the drilling cost breakdown.

Table 21-13 - Drilling Cost

Blasting

Blasting costs are based on conventional blasting techniques for waste and mineralized material. Costs are based on crews working day shift only. The powder factors were assumed to be 0.31 kg/t for waste and mineralized material. Table 21-14 shows the blasting cost breakdown.

Table 21-14 - Blasting Cost

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Loading

Loading costs are based the calculated equipment hours required for the 34m3 primary loading unit and the 20m3 secondary loading unit. Table 21-15 shows the loading cost breakdown.

Table 21-15 - Loading Cost

Hauling

Hauling costs are based the calculated equipment hours determined by the haul simulations. The initial truck requirement was calculated to be 4 trucks in period -1 with a peak of 9 trucks in starting in period 1 and continuing LOM. Table 21-16 shows the hauling cost breakdown.

Table 21-16 - Hauling Cost

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Mine Support

Support costs include equipment and operators to support road maintenance, dump maintenance, dust control, and pit operations. The support area includes the mine manager and mine foremen. Table 21-17 shows the mine support cost breakdown.

Table 21-17 - Support Cost

Support Cost		Mining Period	-1	1	2	3	4	5	6	7
	Unit Cost	Units								
Dozer Count			2	3	3	3	3	3	3	3
Dozer Operating Hours			11,897	17,846	17,846	17,846	17,846	17,846	17,846	17,846
Dozer Fuel	20	gal/hr	$238	$357	$357	$357	$357	$357	$357	$357
Dozer Operator	80000	Avg. Base $/yr	$884	$1,326	$1,326	$1,326	$1,326	$1,326	$1,326	$1,326
Overhaul	8.78	$/hr	$104	$157	$157	$157	$157	$157	$157	$157
Maintenance Parts	13.17	$/hr	$157	$235	$235	$235	$235	$235	$235	$235
Consumables	34.68	$/hr	$413	$619	$619	$619	$619	$619	$619	$619
Grader Count			1	2	2	2	2	2	2	2
Grader Operating Hours			2,974	5,949	5,949	5,949	5,949	5,949	5,949	5,949
Grader Fuel	10	gal/hr	$30	$59	$59	$59	$59	$59	$59	$59
Grader Operator	$80,000	Avg. Base $/yr	$442	$884	$884	$884	$884	$884	$884	$884
Overhaul	$6.0	$/hr	$18	$36	$36	$36	$36	$36	$36	$36
Maintenance Parts	$11.1	$/hr	$33	$66	$66	$66	$66	$66	$66	$66
Consumables	$10.1	$/hr	$30	$60	$60	$60	$60	$60	$60	$60
Water Truck Count			1	2	2	2	2	2	2	2
Water Truck Operating Hours			2,974	5,949	5,949	5,949	5,949	5,949	5,949	5,949
Water Truck Fuel	28	gal/hr	$83	$167	$167	$167	$167	$167	$167	$167
Water Truck Operator	$72,500	Avg. Base $/yr	$400	$801	$801	$801	$801	$801	$801	$801
Overhaul	$7.9	$/hr	$24	$47	$47	$47	$47	$47	$47	$47
Maintenance Parts	$14.8	$/hr	$44	$88	$88	$88	$88	$88	$88	$88
Consumables	$50.3	$/hr	$150	$299	$299	$299	$299	$299	$299	$299
Light Vehicle Count	12		12	12	12	12	12	12	12	12
Light Vehicle Operating Hours		usage, min/hr: 30	51,840	51,840	51,840	51,840	51,840	51,840	51,840	51,840
Light Vehicle Fuel	2	gal/hr	$104	$104	$104	$104	$104	$104	$104	$104
Light Vehicle Maintenance	$1.5	$/hr	$78	$78	$78	$78	$78	$78	$78	$78
Light Vehicle Consumables	$0.5	$/hr	$26	$26	$26	$26	$26	$26	$26	$26
Light Plant Count	8		6	8	8	8	8	8	8	8
Light Plant Operating Hours			22,032	29,376	29,376	29,376	29,376	29,376	29,376	29,376
Light Plant Fuel	1	gal/hr	$22	$29	$29	$29	$29	$29	$29	$29
Light Plant Maintenance	$0.6	$/hr	$13	$18	$18	$18	$18	$18	$18	$18
Light Plant Consumables	$0.2	$/hr	$3	$4	$4	$4	$4	$4	$4	$4
Mine Foreman	4	$100,000	$564	$564	$564	$564	$564	$564	$564	$564
Mine Manager	$125,000	$/year	$179	$179	$179	$179	$179	$179	$179	$179
Total Mine Support		$ x 1,000	$4,038	$6,201	$6,201	$6,201	$6,201	$6,201	$6,201	$6,201
Unit Cost Mine Support		$/tonne	$0.20	$0.15	$0.17	$0.26	$0.11	$0.14	$0.25	$0.32

Maintenance Crew and Equipment

The maintenance crew and equipment cost include maintenance service trucks and maintenance labor, including the maintenance foremen and superintendent. Table 21-18 shows the maintenance crew and equipment cost breakdown.

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Table 21-18 - Maintenance Crew Cost

Technical Services

The technical services cost includes the personnel required to support the mining operation. Table 21-19 shows the technical services cost breakdown.

Table 21-19 - Technical Services Cost

21.2.3	PROCESSING COST ESTIMATES

The major processing cost elements include labor, materials, supplies, and consumables, which includes reagents, parts, power, etc., and other minor process cost items. The heap leach and ADR costs were built up as a combination of fixed and variable costs. Components such as labor and supplies are generally fixed during full year operations, while reagents and other consumables are variable, based on mineralized Material processed, gold produced, etc. Table 21-20 below shows the cost breakdown for the heap leach and ADR.

Table 21-20 - Process Cost for ROM Mineralized Material

Item	LOM ($M)	$/t-Mineralized Material
Labor	$13.4	$0.35
Power	$10.4	$0.27
Consumables	$44.2	$1.15
Maintenance Materials	$3.1	$0.08
Other	$7.3	$0.19
Total Processing Cost	$78.3	$2.03[1]
[1]Includes costs for residual leaching

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The costs for the bio-oxidation mill are shown below in Table 21-21.

Table 21-21 - Process Cost for Bio-oxidation Mill Mineralized Material

Item	LOM ($M)	$/t-Mineralized Material
Mill Feed	$5.0	$0.21
Crushing/Grinding	$55.6	$2.35
Bio-Oxidation	$98.9	$4.18
Cyanide Leach	$125.9	$5.32
Carbon Handling	$18.7	$0.79
Cyanide Detox	$17.7	$0.75
Tails	$2.8	$0.12
Laboratory	$1.7	$0.07
Services & Support	$0.9	$0.04
Labor	$52.8	$2.23
Maintenance & Supplies	$19.9	$0.84
Heat	$23.7	$1.00
Total Processing Cost	$423.6	$17.90

Labor costs are summarized in Table 21-22. The heap leach/ADR and mill will share labor resources for process salaried personnel, as well as control room operators, lab personnel, and maintenance. Dedicated hourly personnel are allocated to each area based on the anticipated staffing requirements. A total of 16 salaried personnel and 84 hourly personnel are envisioned for the project. The process facilities will operate with four rotating crews to provide year-round operations. Including the North Bullfrog Project sulphides processing, the total material processed is 62.3 M tonnes and is used in determining the cost per tonne below.

Table 21-22 - Labor Cost

Item	Number of Persons	Annual Costs ($M)	$/t-Mineralized Material
Management (Staff/Supervisor) Operating	16	$1.7	$0.22
Labor (Including Maintenance)	84	$7.9	$0.84
Total	100	$9.6	$1.06

Power cost estimates are summarized in Table 21-23. Power costs are based on the estimated power consumption as determined in the electrical load list for major mechanical equipment and ancillary loads. The unit costs are based on the total mineralized material processed at 62.3 M tonnes. Power unit rates are the current rates provided by the utility.

Table 21-23 - Power Cost

Item	Utility Power
	LOM ($M)	($/t-Mineralized Material)
Biox Mill	$50.2	$0.81
Leaching/ADR/Lab/Admin	$10.4	$0.17
Total Power	$60.6	$0.97

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The two major reagents consumed in the heap leach process are lime and sodium cyanide, with account for approximately 94% of the reagent costs. Other costs are estimated, based on the project consumptions for antiscalant, carbon, hydrochloric acid, sodium hydroxide, and refinery fluxes. Budgetary quotes were obtained for the major reagents. The mill operating cost also accounts for wear items, such as crusher and mill liners and balls for the ball mill.

Maintenance costs were estimated, including all labor and parts, such as pumps, valves, conveyors, agitators, tank and vessel maintenance, as well as electrical and instrumentation expenses. Piping and drip emitter for the leach pad were also estimated and included in the heap leach operating cost.

Other costs include the crusher feed at $0.21/tonne. This assumes a front-end loader operating approximately 18 hours per day. Allowances have also been provided for other process specific administrative expenses, such as computer hardware or software, travel and training for process personnel, and office supplies. An allowance for contracted service support is also included, which may be used for crane or other equipment rentals or consulting support, as required.

21.2.4	GENERAL ADMINISTRATIVE COST ESTIMATE

General and Administrative costs account for all management and support personnel not directly related to mining or process operations. A total of 16 personnel are assumed for the project (Table 21-24). Costs for all general administrative services related to human resources, health & safety, environmental, site services, such as warehousing, and community relations are included in the G&A costs (Table 21-25). Reclamation costs are also included with G&A.

Table 21-24 - G&A Manpower Costs

G&A Manpower Costs
Management	Personnel Count	Annual Cost $ x 1,000
General Manager	1	$238
Administrative Superintendent	1	$136
Accounting
Accountant	1	$109
Accountant's Clerk	2	$109
Payroll Clerk	1	$61
Human Resources
Human Resources Manager	1	$122
Safety & Environment

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Manager	1	$122
Health & Safety Coordinator	2	$160
Senior Environmental Engineer	1	$88
Junior Environmental Engineer	1	$71
Warehouse Clerk	2	$109
Purchasing, Warehouse, & Site Services
Purchasing Manager	1	$122
Purchaser	1	$68
G&A Manpower Total		$1,516

Table 21-25 - G&A Administration Costs

G&A Administration Costs
Light Vehicles - G&A	Annual Cost $ x 1,000
Operating and Maintenance Cost	$149
Administration
Recruitment	$100
Relocation	$100
Contract Services	$200
Company Functions	$25
Advertising	$0
Community Development Programs	$40
Subscriptions & Dues	$10
Communications	$100
Business Permits / Licensing	$100
Legal Fees	$150
Insurance	$250
Water License	$100
Property Tax	$300
Mining Lease	$350
Surface Access Rights	$0
Courier and Hot Shot Services	$30
Public Relations	$50
Sewage/Garbage Collection & Disposal Service	$20
Misc. Services	$24
Reclamation Bonding $/yr	$291
Health & Safety

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HSE Operating Supplies	$70
Employee Medicals and Supplies	$80
Training Supplies	$50
Environment
Operating Supplies	$75
Sample Analysis	$75
Security	$25
G&A Administration Total	$2,764

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22.	ECONOMIC ANALYSIS

This PEA is preliminary in nature, it includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary economic assessment will be realized. The current basis of Project information is not sufficient to convert the in-situ Mineral Resources to Mineral Reserves, and Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. The PEA results are only intended as an initial, first-pass review of the Project economics based on preliminary information.

This PEA is based on technical and economic assumptions which will be evaluated in more advanced studies. The PEA is based on the Mineral Resource estimate in Chapter 14 (effective date October 7, 2020). The PEA is based on a production plan that includes material in Measured and Indicated classifications from the MLP Mineral Resource model. This Technical Report validates that the MLP would support an open pit mining operation that recovers gold and silver metals from the ground to be sold at a profit. The methods used to generate this PEA are consistent with good industry practice and meet the required standards for project design and estimation. The financial analysis methodology is consistent with current practice and is consistent with the stage of the MLP’s development.

The economic analysis of the Project assumed constant 2020 US dollars and was performed on an annual basis beginning at the start of Year -1 when operating permits are assumed to have been issued (although costs for characterization, Feasibility Study, and permitting are included in the economic analysis). Construction was assumed to require 1 year with placement of mineralized material on a heap leach pad and mill processing to start at the beginning of year +1. This PEA assumes a bio-oxidation mill processing facility constructed at the MLP which has a circuit that will be configured to process sulphide mineralization from the deposit at MLP. The PEA assumes bio-oxidation milling of the ROM sulphide mineralization followed by cyanidation for gold extraction. Lower grade, oxide mineralization would be processed on a heap leach pad. Gold would be captured from the leach solutions using a carbon-in-column adsorption circuit located near the heap leach pad, and the carbon would be hauled to the desorption/refinery facility near the mill for metal stripping and refining.

The PEA estimated mill gold recoveries based on bio-oxidation tests in stirred vessels containing whole sulphide mineralization from the Tjvs and Tip1 sample composites. Following the 11 days of bio-oxidation, 48-hr CIL bottle roll tests were performed to leach the gold. Gold recoveries for the bio-oxidation mill are projected to be 91% of the contained gold and 60% of the contained silver. Resource Development Inc. managed the testing and performed the CIL bottle rolls. Solfatara Laboratories of Golden Colorado performed the bio-oxidation.

Heap leach recoveries were based on roll testing oxide materials from the Psd and Tip1 units performed by McClelland Labs of Reno Nevada. In addition, historical data for heap leaching at Mother Lode and Daisy Projects were evaluated. Recovery estimates for heap leaching ROM oxide mineralization were projected to be 74% of the contained gold.

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The heap leach process recovery assumptions reflected consideration of the particle size resulting from conventional blasting and the leach pad placement schedule. The leach pad production model predicts an average gold recovery of 74%, and an average silver recovery of 7% of fire assay grade. The production model assumes a 3-year buildup of gold in solution inventory which would require ongoing rinsing after the final leach pad placement to recover inventory. No cost escalation was included in the calculations, and the cash flows were presented after-royalty and after-tax. A gold price of $1,500 per ounce was assumed for all years (1-9) for the base case. All economic projections were made on an after-royalty and after-tax basis.

The analysis included Measured, Indicated, and Inferred Mineral Resources in the mining and economic study. Measured and Indicated Mineral Resources make up 91% of the gold ounces in the mill production plan, with 9% in the Inferred category. Measured and Indicated Mineral Resources make up 84% of the ROM oxide mineralization, with 16% in the Inferred category.

22.1	KEY PERFORMANCE PARAMETERS

Mining physicals in the production schedule presented in Table 16-2 were used in conjunction with unit operating cost assumptions to estimate OPEX costs on an annual basis. Estimated capital costs were input on an annual basis from a preliminary schedule that included initial capital associated with pre-mining construction of the Project in year -1 and sustaining capital over the LOM. Mobile equipment was assumed to be financed with 20% down payment and a five-year term at 6% interest. Interest costs were transferred to operating cost.

Key performance parameters are listed in Table 22-1; 3 through 5 summarize Initial and Sustaining Capital; and Figure 22-1 shows the projected annual gold and silver production from the Project.

Table 22-1 - Projected Key Performance Parameters from the MLP PEA (Constant $, No Escalation, Constant $1,500 per Ounce Gold Price, after-Royalty and after-Tax)

Parameter	Year 1-3 Data Value	LOM Data Value(3)
Measured & Indicated Mill Resource	-	21.0 M t at 1.49 g/t Au for 1,002 koz
Inferred Mill Mineralized Resource	-	2.9 M t at 0.90 g/t Au for 83 koz
Measured & Indicated ROM Resource	-	39.3 M t at 0.44 g/t Au for 550 koz
Inferred ROM Mineralized Resource	-	7.0 M t at 0.40 g/t Au for 90 koz
Post-Tax and Royalty NPV at 5%	-	$303M
Post Tax and Royalty IRR	-	23%
Post Tax and Royalty Cashflow	-	$457M
Pre-Tax Cashflow ; IRR	-	$564M; 27%

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Overall Strip Ratio (mining only)	2.4:1 (overburden:mineralized material)	3.7:1 (overburden:mineralized material)
Average Annual Payable Gold Production	212 kozs/year	171 kozs/year(4)
Total Payable Gold Produced	636 kozs	1,377 kozs
Average Gold Recovery - mill	91%	91%
Average Gold Recovery- heap leach	74%	74%
Average Cash Cost(1)	$613/Au Oz	$720/Au Oz
All-in Sustaining Cost (AISC) (2)	$677/Au Oz	$787/Au Oz
Average Silver Recovery-mill	60%	60%
Average Silver Recovery – heap leach	7%	7%
Average Total Mining Rate(4)	111.9 k tonne/day	91.2 k tonne/day
Average Mineralized Material Mining Rate(4)	32.5 k tonne/day	19.6 k tonne/day

(1) Cash Cost includes mining, processing, site G&A, refining, and royalties.

(2) AISC is a non-GAAP) metric and includes mining, processing, site G&A, refining, royalties, sustaining capital (not initial), and reclamation costs, Corvus’s calculation methodology is listed in Table 22-2 and may differ from that used by other organizations.

(3) Values through Year 9, including 2-year drain down, except as listed.

(4) LOM values for Years 1-8, not including drain down Year 9. Mining rates include capitalized mining in Year -1.

In Table 22-1, Average Cash Cost and AISC are for years 1-3, as well as LOM. Average Cash Cost includes mining and processing costs, plus site general and administrative, refining/transport costs, and royalties, along with a credit for the co-product, silver. All-in sustaining cost (AISC) includes all Cash Costs, plus sustaining capital and reclamation costs. AISC is a non-GAAP production cost metric and is estimated here to provide additional information only. It should not be considered alone and is included here to provide a comparison to the mining industry. It may aid readers in the understanding of the comparative economic potential of MLP, but other companies may calculate it differently. Non-GAAP measures do not have any standardized meaning. The calculation performed here is listed in Table 22-2.

Table 22-2 - Build-up of Estimated All-in Sustaining Cost

Cost Element	Year 1-3 Data Value ($M)	LOM Data Value ($M)
Gold Production (k oz)	636.4	1,377.3
Operating Cost ($M)	$375.4	$962.5
Royalty ($M)	$19.1	$41.6
Silver Credit	($4.5)	($12.0)
Cash Cost ($M)	$390.0	$992.1
Cash Cost ($/oz)	$613	$720
-	-	-
Cash Cost ($M)	$390.0	$992.1
Add back Other Costs ($M)	$31.4	$30.2

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Total Operating Cost ($M)	$421.5	$1,022.3
Less Capitalized Mining ($M)	($36.5)	($36.5)
Less Interest Expense ($M)	($9.6)	($12.4)
Plus Royalty ($M)	$19.2	$41.6
Plus Sustaining Capital ($M)	($4.5)	$35.2
Plus Initial Fills ($M)	$2.5	$2.5
Plus Working Capital ($M)	$43.0	$43.0
Less Silver Credit ($M)	($4.5)	($12.0)
All-in Sustaining Cost ($M)	$431.1	$1,083.6
AISC(1) ($/Au oz)	$677	$787

(1) Excludes tax

Table 22-3 - Initial Capital Cost Summary

Area	Initial Capital Cost ($M)
Initial Direct Capital Cost	$310.4
EPCM	$34.2
Contingency	$60.2
Owner’s Cost	$1.5
Total Initial Capital	$406.3

Table 22-4 - Initial Direct Capital Costs

Area	Initial Capital Cost ($M)
Mill	$174.5
Heap Leach	$50.6
Mobile Equipment	$11.1
Infrastructure & Facilities	$37.7
Capitalized Mining	$36.5
Total Initial Direct Capital	$310.4

Table 22-5 - Sustaining Capital Costs

Area	Sustaining Capital Cost ($M)
Sustaining Capital	$40.2
EPCM	$1.6
Contingency	$2.4
Total Sustaining Capital	$44.2

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Figure 22-1 - Estimated Annual Gold and Silver Production from MLP for Life of Mine

Estimated physical data for the MLP PEA are listed in Table 22-6, for the estimated mine life of 7 years of active mining (followed by 2 years of leach pad rinse down).

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Table 22-6 - Summary of Physical Data from the MLP PEA Production Schedule

Key Physical Data	Units	Value
Heap Leach Feed Mined	M tonnes	38.6
Mill Feed Mined(2)	M tonnes	23.7
Overburden Mined	M tonnes	209.2
Total Material Mined	M tonnes	271.5
Mine Life(1)	Years	8
Contained Gold[5]	M Oz	1.62
Recovered Gold Payable	M Oz	1.38
Contained Silver	M oz	2.01
Recovered Silver	M Oz	0.64
Average Strip Ratio (mining only) (3)	Overburden/Process Feed	3.7
Average Diluted Gold Grade Heap Leach	g/t	0.44
Average Diluted Gold Grade Mill	g/t	1.40
Average Gold Recovery	%	85.2
Annual Process Feed Mined(3)	M tonnes/yr	7.1
Annual Gold Produced(4)	K Oz/yr	171

(1) Active mining, excludes leach pad rinse period at end of mine life

(2) Includes 5.1M tonnes of sulphide mineralized material mined at North Bullfrog Project (NBP)

(3) MLP only; does not include NBP mining

(4) Includes impacts of timing adjustments for heap leach Au inventory

(5) 89% Measured and Indicated Resource, 11% Inferred Resource

Table 22-7 - Projected LOM Unit Operating Cost and Capital Cost per Process Tonne and per Produced Au Ounce for the Project (Constant 2020 $, No Escalation, Yr 1-9(1)).

Cost Area	Cost per Process tonne ($/tonne)	Cost per Recovered Gold Oz ($/Oz)
Mining	$7.45	$337
Processing	$8.06	$364
Administration	$0.73	$33
Reclamation	$0.17	$8
Total Operating Cost	$16.4	$742
Capital Cost	$7.23	$327
Projected Total Cost	$23.7	$1,069

(1) Years 1-8 only; year 9 is heap rinsing/reclamation only. Mining rates include capitalized mining in Year -1.

22.2	CASH FLOW

The projected annual production and cash flow (after-royalty and after-tax) for the MLP are listed in Table 22-8. The estimated payback period assuming the average gold price of $1,500 and average silver price of $18.75 per ounce is 2.7 years

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Table 22-8 - Projected Annual Production and Cash Flow (after-Royalty and after-Tax) for the Mother Lode Project – Base Case (Gold Price $1,500; Silver Price $18.75)

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22.3	SENSITIVITY

The sensitivity of the PEA for the Project has been evaluated for variations in the gold price assumption, gold recovery assumption, operating cost and capital cost. These sensitivities are evaluated around the base case price assumptions of an average gold price of $1,500 per ounce, and the average gold recovery, OPEX and capex price assumptions listed in 6 and 7. 9 lists the estimated Net Present Value (“NPV”) at discount rates of 0%, 5%, 7.5% and 10%, and the estimated Internal Rate of Return (“IRR”) for the gold price assumptions between $1,200 and $2,000 per ounce. In the opinion of the authors of the Technical Report the base case gold price of $1,500 per gold ounce is a reasonable assumption considering the spot price of $1,887 per ounce at the effective date of the PEA. A range of $1,200 to $2,000 around the base price is -20% to +33% and is considered to be reasonable variability. The discount rates of 0%, 5%, 7.5% and 10% are consistent with the current returns on US Treasury Securities.

Table 22-9 - Projected Sensitivity of Net Present Value and Internal Rate of Return to Variation in Gold Price (after-Royalty and after-Tax)

Gold Price ($/Oz)	Total Cash Flow ($M)	NPV @ 5% (US $M)	NPV @ 7.5% ($M)	NPV @ 10% ($M)	IRR (%)	Payback (years)
$1,200	$140.3	$40.9	$1.5	-$32.6	7.6%	6.0
$1,300	$250.6	$131.9	$84.8	$44.0	13.1%	5.0
$1,400	$347.2	$211.7	$157.8	$111.1	17.8%	3.0
$1,500	$457.6	$302.7	$241.2	$187.8	22.9%	2.7
$1,600	$567.9	$393.7	$324.5	$264.4	27.9%	2.5
$1,700	$678.3	$484.6	$407.6	$340.8	32.8%	2.4
$1,800	$787.9	$574.9	$490.2	$416.7	37.0%	2.2
$1,900	$895.5	$663.3	$571.0	$490.9	42.0%	2.1
$2,000	$1,001.6	$750.5	$650.7	$564.1	46.4%	2.0

Sensitivity to the proportional change from the base case economic projection, derived at an average gold price of $1,500 per ounce and gold recovery, OPEX and capex unit costs listed in Table 22-6 and Table 22-7, were estimated for a nominal range of + 33.3% to - 20.0% from the base case assumptions. The sensitivity is shown graphically for NPV@ 5% and for IRR in Figure 22-2 and Figure 22-3, respectively. This range of sensitivity cost is considered reasonable by the qualified persons for this report considering the accuracy of the cost estimates.

At the effective date of the PEA the spot price for gold was $1,887 per ounce. The base price for the financial analysis used here was $1,500 per ounce. The range of gold price used to evaluate the sensitivity to price is considered reasonable by the qualified persons responsible for this report. The discount rates employed in the analysis are considered to be appropriate given the current low interest rates available for US Treasury Securities.

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Figure 22-2 - Sensitivity of Estimated NPV @ 5% (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery and Cost as Defined in Tables 22-5 and 22-6

Figure 22-3 - Sensitivity of Estimated IRR (after-Royalty and after-Tax) for Changes in Cost, Gold Recovery or Gold Price as a Percent of the Base Case at a Gold Price of $1,500 per Ounce, Gold:Silver Price Ratio of 80.0, 85.2% Gold Recovery and Cost as Defined in Table 22-5 and 22-6

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The sensitivity analysis indicates that the Project would be most sensitive to gold price and gold recovery assumptions. The PEA was less sensitive to changes in cost, with changes in OPEX having a slightly greater effect than changes in capex.

22.4	TAXES, ROYALTIES, AND OTHER INTERESTS

Corvus would be subject to the following taxes as they relate to the Project:

•	Nevada Net Proceeds Tax
•	Federal Income Tax

Corvus would also be subject to royalties as described in Section 22.4.3.

Estimates of these taxes and royalties were made based on the production schedule in Table 22-8 and operating and capital cost estimates described in Section 21.

22.4.1                NEVADA NET PROCEEDS MINERAL TAX

In Nevada, if the net proceeds of a mine in the taxable year totals $4 million or more the tax rate is 5%. The gross proceeds from the sale of the minerals minus certain allowable deductions were used to estimate the taxable net proceeds. The Nevada net proceeds tax is calculated before deductions of Federal income tax. In general, all operating costs and capital costs directly related to the mining operation are deductible, using Nevada depreciation and depletion schedules.

22.4.1.1	FEDERAL INCOME TAX

Corporate Federal income tax was estimated by computing the regular federal income tax as modified in 2018. Regular tax was estimated by subtracting Nevada Net Proceeds Mineral tax, all allowable operating expenses, overhead, depreciation, amortization and depletion from revenues on an annual basis to estimate the taxable income. The highest effective corporate income tax was 21%.

22.4.2	DEPLETION

Generally speaking, depletion, like depreciation, is a form of cost recovery. Just as the owner of a business asset is allowed to recover the cost of an asset over its useful life, a miner would be allowed to recover the cost of the mineral property. Depletion was taken over the projected period that minerals would be extracted.

For federal income tax purposes, two forms of depletion are allowed: cost depletion and percentage depletion. The taxpayer is required to use the method that will result in the greatest deduction.

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A §382 net operating loss limitation in the event of an "ownership change" (as defined under IRC §382(g)) on or before the publishing date of this tax model should not have material impact to the tax model.

22.4.2.1	COST DEPLETION

Cost depletion was estimated based on the adjusted basis of the depletable property multiplied by the units of mineralized material projected to be produced over the production schedule in Table 16-2.

22.4.2.2	PERCENTAGE DEPLETION

Under the percentage depletion method, a flat percentage of 15% of adjusted gross income from gold mining was used to estimate the depletion allowance. However, the deduction for depletion cannot exceed 50% of the adjusted taxable income from the activity. This limitation was computed without regard to the depletion allowance. The amount of the deduction allowable under percentage depletion is not limited by the basis of the property, except for AMT purposes. Thus, even though the basis of the property would be reduced by the amount of depletion taken, if the basis becomes zero, the depletion based on the percentage of adjusted gross income may continue to be claimed for tax purposes.

22.4.2.3	DEPRECIATION

Cost recovery for capital invested was estimated using standard depreciation schedules specified for different types of investment. The estimated cost recovery for calculation of Federal income tax included the 7 years 200% declining balance calculation, an expense 73% with 6% for the next 4 years and the final 3% in the last year calculation, and a units of production depreciation schedule. Both an alternative minimum tax and regular tax depreciation were estimated.

22.4.3	ROYALTIES

The calculation of estimated royalties was based on projected mining production underlying individual leases to which royalty applies. Royalty ounces were estimated to be 27,545 Au ozs, or 2.0% (at $1,500 per ounce gold price the royalty is 2%) of the total estimated gold production. Those royalty ounces were deducted from the produced gold to calculate the payable gold and silver production.

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23.	ADJACENT PROPERTIES

There are two adjacent properties that are relevant to the MLP; the Sterling Mine, recently acquired by Coeur Mining, Inc. and the Reward Gold Project owned by Waterton Resources Limited (previously owned by Atna Resources, Limited). Both properties have published NI 43-101 technical reports that can be found under the respective owner’s profiles on SEDAR.

The qualified persons authoring this Technical Report have been unable to verify the information available with respect to the adjacent properties, and such information is not necessarily indicative of the mineralization at the MLP.

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24.	OTHER RELEVANT DATA AND INFORMATION

There is no other relevant data or information for the Project.

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25.	Interpretation & COnclusions

This report was prepared by a group of independent consultants, all qualified persons as defined by NI 43-101, to demonstrate the economic viability of open pit mining and processing, based upon the estimated Mineral Resources at the Mother Lode Project (MLP). This report provides a summary of the results and findings to the level that would be expected for a Preliminary Economic Assessment. Standard industry practices and assumptions have been applied in this PEA.

This report is based on all available technical and scientific data available as of October 7, 2020, the effective date of this Technical Report. Mineral Resources are considered by the QP to meet the reasonable prospects of eventual economic extraction due two main factors; 1) cutoff grades are based on scientific data and assumptions related to the project and 2) Mineral Resources are estimated only within pit limits derived by the scientific data as well as by using generally accepted mining and processing costs that are similar to many projects in Nevada. Additionally, many of the costs were derived specifically for this Project. Confidence in the Mineral Estimate was used to classify Mineral Resources based upon drill hole spacing, geological knowledge of the deposits, metallurgical studies and a proper QA/QC program.

25.1	PROJECT STUDY

This PEA is preliminary in nature and is based on technical and economic assumptions which will be evaluated in more advanced studies. The PEA is based on the Mineral Resource estimate in Chapter 14 (effective date October 7, 2020). The PEA is based on a production plan that includes material in Measured, Indicated and Inferred classifications from the MLP Resource model. This report validates that the Project would support an open pit mining operation that recovers gold and silver metals from the ground to be sold at a profit.

Estimated Mineral Resources were assumed to be processed with commonly utilized recovery methods which are in operation throughout the state of Nevada. Processing of lower grade oxide materials on heap leach pads is widely utilized. High grade mineralization would be processed through an 8,200 tpd bio-oxidation mill and lower grade oxide material would be shipped as Run-of-Mine (ROM) directly to the heap leach pad.

Under the base case assumptions for the Project, the PEA indicates an undiscounted pre-tax cash flow of $563 M, and a post-tax NPV at 5% discount of $303 M. The resulting post-tax IRR is 23% for an initial capital investment of $406.6 M.

The results of sensitivity analyses of post-tax cash flow and post-tax IRR show that the project is most sensitive to recovery and gold price while the Project is least sensitive to changes in capital costs. An approximately 20% decrease in gold price to $1,200 per ounce results in a positive NPV at 5% discount of $41 M, at a gold price of $1,500 per ounce the NPV at 5% discount results in $303 M, and at a gold price 20% higher ($1,800), the NPV at 5% discount is $575 M.

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The base case assumptions demonstrate that the Project would produce an average of 171 thousand ounces of gold per year, over the LOM. The Project would produce 1.38 M ounces total through the entire life of the mine.

25.2	GEOLOGY AND EXPLORATION

The Project lays within the Walker Lane mineral belt and the Southwestern Nevada Volcanic Field (SWNVF). The regional stratigraphy includes a basement of Late Proterozoic to Late Paleozoic metamorphic and sedimentary rocks. Basement rocks are overlain by a thick pile of Miocene volcanic and lesser sedimentary rocks of the SWNVF, ranging in age from ~15-7.5 Ma (Figure 7-1). The pre-Tertiary rocks exhibit large-scale folding and thrust faulting, having been subjected to compressional deformation associated with multiple pre-Tertiary orogenic events. The stratigraphy of the SWNVF is dominated by ash flow tuff sheets erupted from a cluster of nested calderas known as the Timber Mountain Caldera Complex. The southwestern edge of the caldera complex lies approximately 21 km northeast of the MLP (Figure 7-1). The stratigraphy of the SWNVF includes voluminous ash flow tuff sheets, smaller volume lava flows, shallow intrusive bodies, and lesser sedimentary rocks. Many of the volcanic units exposed around the Project include ash flow tuffs that originated from the caldera complex.

The Mother Lode deposit model consists of structurally and stratigraphically-controlled disseminated gold mineralization hosted primarily in rhyolite porphyry dikes (Tip) and the Sedimentary Rocks of Joshua Hollow (SRJH). Lesser volume hosts include Paleozoic sedimentary rocks (Psd and Psq), Tertiary volcanic rocks (Tlr), and debris flow breccias (Tox). Mineralization in Tip, SRJH and Tlr is mostly sulphide, but may be oxidized depending on depth. Mineralization in Psd, Psq and Tox is mostly oxide. The current interpretation is that oxide mineralization in Tox is detrital, with mineralized rock having been mass-wasted as scarp breccias into the hanging-wall of the Fluorspar Canyon Fault (FCF). Paleozoic rocks are most commonly mineralized in proximity to dike margins but are also mineralized along subtle non-dike-filled structures and as pseudo-stratiform jasperoid bodies.

25.3	METALLURGY

Corvus has focused its metallurgical test work on the sulphide mineralization at MLP which forms the majority of the gold occurrence. Diagnostic leach tests have indicated that 32-44% of the gold in sulphide mineralization samples is free milling (cyanide soluble) and that 32%-44% is contained in the sulphide minerals. High recovery of the total gold can be achieved but requires some form of pre-oxidation to increase cyanide solubility.

Oxide gold mineralization also occurs at MLP but forms a smaller portion of the gold resource. Metallurgical tests have demonstrated bottle roll cyanide gold recoveries of 81%-97% on oxide samples. Mining production records from the Mother Lode deposit heap leaching and heap leaching of the Secret Pass deposit in the near-by Daisy project indicate that gold recovery were >75%.

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Corvus metallurgical test work for MLP included feed characterization, mineralogy, whole mineralized material cyanidation, AAO testing, flotation, diagnostic leach testing, comminution testing, gravity concentration, flotation concentrate roasting, pressure oxidation and bio-oxidation. This test work indicated that:

•	The sulphide mineralization was lightly abrasive and medium-hard;

•	The two sulphide test composites (Tjv and Tip1) assayed 2.1-2.4 g/t gold;

•	The samples had elevated levels of arsenic (0.1%-0.14%) and sulphide sulphur contents of 0.9%-1.5%.

•	Flotation concentrates had 82.3% and 86.9% of the original contained gold;

•	Pressure Oxidation of the flotation concentrates followed by cyanidation leaching recovered 92.4% and 96.3% of the gold contained in the concentrate for total recoveries of 76.1% and 83.7% of the original contained gold.

•	Bio-oxidation of flotation concentrates achieved similar high recovery of the gold contained in the concentrate.

In 2019 Corvus had scoping level test work done to evaluate the potential of bio-oxidation of the whole sulphide mineralization. The same two composited material (Tjvs and Tip1) were oxidized in agitated reactors with mesophilic cells in a nutrient medium. The reactors were maintained at 33ᴼC for 11 days. Cyanide leaching of the bio-oxidation product indicated:

•	Gold recoveries of 91% - 93% were achieved ;

•	Calculated head grades of the samples were 2.21 g/t and 2.55 g/t gold;

•	NaCN consumptions were 1.21 kg/tonne and 1.75 kg/tonne; and

•	Lime consumptions were 5.1 kg/tonne and 5.8 kg/tonne.

These results indicated that the whole sulphide mineralization at MLP was amenable to bio-oxidation followed by cyanidation of the oxidized mineralization, and that the gold extraction would be significantly higher than flotation/POX cyanidation processing (+91% versus +80%).

The following conclusions were drawn for the Mother Lode prospect based on the test work completed to date:

1.	The oxide mineralization is amenable to heap leach processing for the recovery of gold and silver.
2.	There are some areas in the prospect that exhibit preg-robbing properties.
3.	The sulphide mineralization is amenable to tank bio-oxidation followed by cyanidation to recover gold and silver. The gold extraction was significantly higher than flotation/POX/cyanidation process extraction discussed in the 2018 Technical Report (91% versus 80%).
4.	The Capex for the tank bio-oxidation plant was lower than a flotation/POX/cyanidation plant.

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25.4	MINING

Conventional surface mining methods using surface drill and blast techniques with off highway haul trucks, shovels and front-end loaders were assumed for this PEA. Equipment requirements were based on CAT Handbook equipment performance data. Haul truck estimates were based on simulated cycle times derived from haul profiles for each layback of the Project

Pit slope angles were assumed to be 55 degrees for the Project, but additional geotechnical investigation is required.

The mine production schedule was developed using the pit bench data from the design pits. The bench data included Measured, Indicated, and Inferred Mineral Resources. The mine production schedule focused on providing feed to the mill at 2.99 Mt per year, with the oxide mineralization to the leach pad varying as it is encountered.

25.5	PROCESSING

25.5.1	BIO-OXIDATION MILL

The high-grade sulphide mineralization from the Mother Lode pit would be processed through a mill circuit at a rate of approximately 8,200 tonnes per day. The mill flow sheet was developed based on the positive laboratory test work completed for this study. The bio-oxidation process renders the mineralization amenable to cyanidation and recovery through a conventional CIL process.

The basis for the capital estimate for the mill is equipment estimates from CostMine 2019 and construction factors for equipment installation. No final engineering design work has been completed for this PEA therefore some additional work would be required to meet pre-feasibility standards.

25.5.2	HEAP LEACH/ADR

Oxide mineralization from the Mother Lode open pit would be mined and placed onto a heap leach pad. Run of Mine (ROM) material would be mined at a rate of approximately 13,200 tonnes per day and placed on a conventional heap leach pad in nominal 9.1 m (30 ft) lifts. The heap leach pad and ADR systems were designed to meet the mine production requirements. The leach pad facility is designed to accommodate ~ 41M tonnes of mineralized material.

The basis for the capital cost estimate for the heap leach and ADR is based on vendor quotes from recent projects, as well as factored materials and equipment costs and construction factors for installation. The current design of these facilities would require some additional work to meet pre-feasibility standards.

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25.6	RISKS and UNCERTAINTIES

The current design of these facilities is considered to meet PEA requirements. The qualified persons have reviewed areas critical to a successful project to identify key risks. General risks associated with mining projects include but are not limited to:

•	General business, social, political, regulatory and business competition;
•	Change in project parameters as development plans are advanced;
•	Labor costs and other costs of production;
•	Lower gold price;
•	Compliance with laws and regulations or other regulatory requirements;
•	Availability of management, technical and skilled operations personnel.

Identified Project risks are listed in specific items that follow with a relative risk rating. The identified risk areas are not ordered in rank of importance due to the relative early stage of development:

1.	Geology – resource quantity and quality (grade) –moderate, considered to be potential upside due to the large, unexplored area.
2.	Mining – pit slope geotechnical conditions are not completely defined – considered moderate risk due to general rock conditions indicated by currently limited evaluation.
3.	Processing – data indicate good gold recovery and metallurgical characteristics -considered moderate risk due to geologic uncertainties. Testing must be increased.
4.	Environmental Permitting – located in a major mining region of the US with good regulatory experience- considered low risk because of the numerous operating mines in Nevada.
5.	Construction Schedule – preliminary integration of permitting and construction planning– low risk because of numerous operating mines, well defined regulatory process and project experience.
6.	Capital Cost – preliminary designs at this stage – moderate risk due to applicability of existing technology and equipment in the area.
7.	Operating Cost – first principle estimates – low risk. Extensive operating experience readily available in Nevada.
8.	Land – existing federal mining claims – low risk. Corvus controls the land position, well established public land mining regulations and operating histories.

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26.	recommendations

This PEA is preliminary in nature and is based on technical and economic assumptions which will be evaluated in more advanced studies. The detail developed in some areas of the PEA is sufficient for a PEA; however, additional work would be required to meet a pre-feasibility level, specifically in the area of metallurgical testing. Once this additional work is complete the Project could move forward with permitting for operations.

Further metallurgical testing is indicated based on the test work completed to date. Recommended test work should include:

1.	Geo-metallurgical testing of the oxide mineralization to determine the source and locations of limited preg-robbing materials observed in some of the tests.
2.	Column leach tests should be performed to optimize crush size versus gold extraction and reagent consumptions, as well as compacted permeability testing to confirm the solution application rate.
3.	Heap bio-oxidation of the sulphide mineralization should be further tested. It has the potential to substantially reduce process capital and operating costs, thereby, enhancing the economic performance of the project.

A key area requiring some additional engineering work is the Mill Facility. Engineering detail would be needed to show installation details for the equipment and the associated containment of process fluids. A revised capital estimate should be prepared to reflect the engineering detail as well.

The preliminary mine plan was developed based on a nominal 2.99M tpa mill feed for 8 years and the results provide a robust economic project. Further optimization is recommended to determine if a more profitable mining/mill throughput rate is possible.

The MLP should proceed to develop additional resource characterization data and additional metallurgical data. In parallel, the Project should begin to develop the requisite environmental characterization data that will be required. Work to develop the permitting strategy and to begin collecting time critical data to support the additional baseline work should proceed. It is anticipated that an Environmental Impact Statement (EIS) will be required.

Table 26-1 - Proposed Work Program to Advance MLP

Activity	Amount
Condemnation Drilling and Data Management	$0.4 M
Baseline Data Collection to support Permit Application	$3.2 M
Metallurgical Testing	$1.0 M
Feasibility Engineering	$2.4M
Prepare and submit Plan of Operations and Permit Application	$ 1.1 M
Total	$ 8.1M

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